Pre-Qualification Offering Circular

File No. _________________________







As filed with the Securities and

Exchange Commission on January

21, 2021



OFFERING CIRCULAR









REIT INVESTMENTS, LLC



Up to $40,000,000 and 16,600 in

Non-Voting Units





You are able to freely transfer your non-voting

units in the Company to third parties and to other

Members, as long as such transfer will to terminate

the REIT status of the Company.  The current price

of the Units is as follows:



      Founder's Club  First 4,000 Units

  $2,250/Unit

      Early Bird    Second 4,000

Units  $2,375/Unit

      Standard    Remaining Units

  $2,500 and shall never be adjusted



There is currently a limited market

for the securities, which are not

listed on a national securities

exchange.  SEE THE SECTION HEREIN

ENTITLED "RISK FACTORS" ON PAGE 33

FOR MORE INFORMATION.



Neither the Securities and Exchange

Commission nor any state securities

commission has approved or

disapproved of these securities or

passed upon the adequacy or accuracy

of this prospectus.  Any

representation to the contrary is a

criminal office.



All transactions must be approved by

the Board of Directors, lead by Lon

Passoff.  Underwriting commences

upon receipt from the Company of an

executed Subscription Agreement from

you; however, is not complete until

you have referred two other

investors to the Company who also

invest in the Company.  This is a

best efforts offering.



The Company shall use this

prospectus before its effective date

of registration; therefore, the

information in this prospectus may

be required to be amended or

completed; we have filed a

registration statement with the

Securities and Exchange Commission;

the securities may not be sold until

the registration statement becomes

effective; and this prospectus is

not an offer to sell securities and

is not soliciting an offer to buy

securities in any state where offers

or sales are not permitted.









INTRODUCTORY STATEMENT



REIT Investments, LLC is a newly

organized Georgia limited liability

company formed to acquire and manage a

portfolio consisting of real estate

investments in areas of growing

population, primarily in the Dominican

Republic (the "DR"). Possible asset

classes could include mixed or single use

properties incorporating office, retail,

multifamily, for-sale residential,

parking, unimproved land, warehouse/flex,

or hotels in the DR.  We may also hold

non-real estate assets, including cash

and crypto-currency.  We believe that our

targeted properties and geographies are

expected to be well positioned to see

continued healthy rent growth moving

forward. While we intend primarily to

invest in the targeted properties and

target geographies outlined above, we may

invest in other asset classes as well as

other locations, depending on the

availability of suitable investment

opportunities. We may make our

investments through majority-owned

subsidiaries, and we may acquire minority

interests or joint venture interests in

subsidiaries. Additionally, affiliates of

REIT Investments, LLC may be interest

holders in the joint ventures and

subsidiaries in which we hold a majority

or minority interest, which could cause

potential conflicts of interests. See

"Conflicts of Interest - Affiliate

Investments." The use of the terms "REIT

Investments", the "Company", the "Fund",

"we", "us" or "our" in this offering

circular refer to REIT Investments, LLC

unless the context indicates otherwise.





Headquartered in Atlanta, Georgia, we are

a newly developed entity being lead by a

small group of individuals, each of whom

providing knowledge and expertise in

varying sectors of business operations.

Our key executives and management team

(the "Board of Directors") live in

greater metropolitan Atlanta, Georgia;

throughout Florida; and in the DR.  This

offering will provide an opportunity to

invest directly in the Fund without

upfront fees paid by the investors. It

has also been created so as to allow

individuals with less liquidity to

participate in large-scale investment

opportunities.



We are internally managed by our Board of

Directors, rather than an outside entity

or subsidiary. We shall operate an online

investment portal to allow investors to

become equity holders in real estate

opportunities that may have been

historically difficult to access for some

investors. Through the use of the

investment portal on our Internet

website, investors can view details of an

investment and sign legal documents

online. We intent to procure

qualification as a real estate investment

trust, or REIT, for U.S. federal income

tax purposes in our first taxable year of

operations.



We have filed an offering to qualify for

sale of up to 40,000,000 in our non-

voting Units (the "Units") for issuance

in this public offering, which represent

limited liability company interests in

the Company. As of January 1, 2021, we

have not sold any of these Units, but

expect to sell 16,600 Units in our

initial public offering for total gross

offering proceeds of approximately

$40,000,000.  Accordingly, as of January

1, 2021, the total maximum amount

available for issuance is $40,000,000 in

Units. Also, we have issued 100 of our

common, voting Units (the "Voting Units")

to our members of the Board of Directors,

each of whom has participated in our

organization and development, in a

private placement prior to the initial

offering statement being declared

"qualified" by the SEC.



We are not offering any new Voting Units

for sale.  The current price of the Units

is as follows:



      Founder's Club    First 4,000

Units  $2,250/Unit

      Early Bird    Second 4,000

Units  $2,375/Unit

      Standard    Remaining Units

  $2,500 and shall never be adjusted



The minimum investment in our Units is 3

Units per investor, regardless of whether

the investor is an individual, entity, or

otherwise, unless the investor identifies

up to 2 other investors to purchase the

total number of minimum Units.  Thus, one

investor may purchase 3 Units; may

purchase 2 Units and identify a new

investor to purchase 1 Unit; or purchase

1 Unit and identify one or two investors

to purchase a total of 2 Units.  Even

though the minimum purchase is 3 Units,

we encourage investment in REIT;

therefore, we offer our investors the

ability to earn commissions on the sales

of Units, as follows:







      Level      Purchase Price

  Commission

  Standard    up to $49,999

  5% of Purchase Price

  Ambassador    $50,000-$99,999

  7% of Purchase Price

  Royal Ambassador  Above $99,999

  9% of Purchase Price



We expect to offer Units until the

earlier of 180 days after the third

anniversary of the initial qualification

date or the date on which we raise the

maximum amount being offered, unless the

offering is terminated by our Board of

Directors at an earlier time. Except as

referenced above, the purchase price for

each Unit in this offering shall not be

adjusted at any time.



We may create additional classes of non-

voting units with preferred rights over

certain distributions, but taking into

account the rights of our initial Non-

voting Unit investors.  Additionally,

holders of current Units in REIT shall

have priority to acquire any newly formed

class of Units.



Although we do not intend to list our

Units for trading on a stock exchange or

other trading market, we intend to adopt

a redemption plan designed to provide our

investors with limited liquidity on a

quarterly basis for their investment in

the Units.



The Company has not registered, and does

not intend to register, under the U.S.

Investment Company Act of 1940, as

amended (the "Investment Company Act"),

in reliance upon the exemptions described

in the "Investment Company Act

Considerations" section. Investors will

not have the benefits and protections

arising out of registration under the

Investment Company Act.

We intend to continue to distribute the

Units primarily through an investment

portal on our Internet website (though we

may distribute our units through other

online portals as deemed appropriate by

our Board of Directors).



Investing in our Units is speculative and

involves substantial risks. You should

purchase these securities only if you can

afford a complete loss of your

investment. See "Risk Factors" to read

more about the significant risks you

should consider before buying the Units.

These risks include the following:

     -  We depend on our Board of

Directors to select our investments and

conduct our operations. We will pay fees

and expenses to our Board of Directors

and its affiliates that were not

determined on an arm's length basis, and

therefore we do not have the benefit of

arm's length negotiations of the type

normally conducted between unrelated

parties. These fees increase your risk of

loss.

     -  We have a limited operating

history; therefore, there is no assurance

that we will achieve our investment

objectives.

     -  This is a "blind pool" offering

because we have not identified a

significant number of investments to

acquire with the net proceeds of this

offering. You will not be able to evaluate

a significant number of our investments

prior to purchasing Units.

     -  Some members of our Board of

Directors are also holders of Voting

Units. As a result, they will face

conflicts of interest, including time

constraints, allocation of investment

opportunities, and significant conflicts

created by our Board of Directors'

compensation arrangements with us and

affiliates.

     -  This offering is being made

pursuant to recently adopted rules and

regulations under Regulation A of the

Securities Act of 1933, as amended, or

the Securities Act. The legal and

compliance requirements of these rules

and regulations, including ongoing

reporting requirements related thereto,

are relatively untested as compared to

traditional registered securities

offerings.

     -  If we raise substantially less

than the maximum offering amount, we may

not be able to acquire the intended real

estate assets for investment, and the

value of your Units may vary more widely

with the performance of specific assets.

     -  We may not diversify the

investment(s) held in the Fund for an

extended period of time.

     -  We may change our investment

guidelines without member consent, which

could result in investments that are

different from those described in this

offering circular.

     -  We do not expect to declare any

distributions until the proceeds from our

public offering are invested and

generating operating cash flow. While our

goal is to pay distributions from our

cash flow from operations, we may use

other sources to fund distributions,

including offering proceeds, borrowings,

or sales of assets. We have not

established a limit on the amount of

proceeds from our public offering we may

use to fund distributions. If we pay

distributions from sources other than our

cash flow from operations, we will have

fewer funds available for investments and

your overall return may be reduced. In any

event, we intend to make annual

distributions as required to comply with

the REIT distribution requirements and

avoid U.S. federal income and excise

taxes on retained income.

     -  Our operating agreement allows our

Board of Directors to create new classes

of units which may have preferred rights.

     -  Our operating agreement does not

require our Board of Directors to seek

member approval to liquidate our assets

by a specified date, nor does our

operating agreement require our Board of

Directors to list any of our units for

trading. No public market currently exists

for the Units.

     -  If we fail to continue to qualify

as a REIT for U.S. federal income tax

purposes and no relief provisions apply,

we will be subject to entity-level U.S.

federal income tax and, as a result, our

cash available for distribution to our

members and the value of the Units could

materially decrease.

     -  Real estate investments are

subject to general downturns in the

industry as well as downturns in specific

geographic areas. We cannot predict what

the occupancy level will be in a

particular building or that any tenant

will remain solvent. We also cannot

predict the future value of our

properties. Accordingly, we cannot

guarantee that you will receive cash

distributions or appreciation of your

investment or that you we will receive

your initial investment back.

     -  Disruptions in economic activity,

a decline in commercial activity and

decreased consumer activity arising out of

the COVID-19 pandemic may adversely

affect our financial condition and

results of operations.

     -  The outbreak of COVID-19 and the

economic impact arising from the virus and

the actions taken to mitigate its spread

may impact the value of our assets.

     -  Our intended investments in real

estate in the DR will be subject to risks

relating to real estate investments

generally. These investments are only

suitable for sophisticated investors with

a high-risk investment profile.

     -  Investing in a limited number of

regions carries the risks associated with

significant geographical concentration.

Geographic concentration of properties

exposes our projects to adverse

conditions in the areas where the

properties are located, including general

economic downturns and natural disasters

occurring in such markets. Such major,

localized events in areas where our

properties are located could adversely

affect our business and revenues, which

would adversely affect our results of

operations and financial condition.



The United States Securities and Exchange

Commission does not pass upon the merits

of or give its approval to any securities

offered or the terms of the offering, nor

does it pass upon the accuracy or

completeness of any offering circular or

other solicitation materials. These

securities are offered pursuant to an

exemption from registration with the

Commission, and the Commission has not

made an independent determination that

the securities offered are exempt from

registration.

The use of projections or forecasts in

this offering is prohibited. No one is

permitted to make any oral or written

predictions about the cash benefits or

tax consequences you will receive from

your investment in the Units.





As of January 1, 2021, the current price

per Unit is as follows:



      Founder's Club    First 4,000

Units  $2,250/Unit

      Early Bird    Second 4,000

Units  $2,375/Unit

      Standard    Remaining Units

  $2,500 and shall never be adjusted

      (1)  This is a "best efforts"

offering. Subscription proceeds from this

offering will be placed into our escrow

account and will be released to us upon a

closing. Closings will be held at our

Board of Directors' discretion, but will

be held at least once a month as long as

there have been any subscription proceeds

deposited into the escrow account during

this offering. Investors will become

members with respect to the subscription

proceeds held in the escrow account after

our Board of Directors holds a closing.

If our offering is terminated before a

closing is held and there are

subscription proceeds in the escrow

account, such proceeds will be refunded

to investors. See "How to Subscribe".

      (2)  Investors will not pay upfront

selling commissions in connection with

the purchase of the Units. Therefore, the

"Proceeds to Us from this Offering to the

Public" will not be reduced by any

Placement Agent Commissions.  Each member

of our Board of Directors will be paid a

fee for their services, including the

solicitation of investors. For Units sold

by, and trades executed by, our Board of

Directors shall receive a commission equal

to 5.0% of the proceeds from the sale of

such Units, except as noted below. This

commission will not be charged separately

to our investors.  See "Plan of

Distribution" for further information and

details regarding compensation payable to

placement agents in connection with this

Offering. See "Management Compensation"

for a description of additional fees and

expenses that we will pay our Board of

Directors.

      (3)  On January 1, 2021, we made

available up to $40,000,000 in units of

the Units for issuance in this public

offering, which represent non-voting

limited liability company interest in the

Company and have not yet sold any of the

Units.  The Board of Directors holds all

of the issued and outstanding 100 Voting

Units.



We are not offering any new Voting Units

for sale.



We may create additional classes of non-

voting units with preferred rights over

certain distributions, but taking into

account the rights of our initial Non-

voting Unit investors.  Additionally,

holders of current Units in REIT shall

have priority to acquire any newly formed

class of Units.



We will offer the Units on a best efforts

basis primarily through our online

Internet website investment portal

(though we may distribute our units

through other online portals as deemed

appropriate by our Board of Directors).

Other offerings of the Units may be made

pursuant to exemptions under the

Securities Act other than Regulation A.



Generally, no sale may be made to you in

this offering if the aggregate purchase

price you pay is more than 10% of the

greater of your annual income or net

worth. Different rules apply to

accredited investors and non-natural

persons. Before making any representation

that your investment does not exceed

applicable thresholds, we encourage you

to review Rule 251(d)(2)(i)(C) of

Regulation A. For general information on

investing, we encourage you to refer to

www.investor.gov.









This Offering Circular follows the Form

S-11 disclosure format.



The date of this offering circular is

January 1, 2021.



IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR



Please carefully read the information in

this offering circular and any

accompanying offering circular

supplements, which we refer to

collectively as the offering circular.

You should rely only on the information

contained in this offering circular. We

have not authorized anyone to provide you

with different information. This offering

circular may only be used where it is

legal to sell these securities. You

should not assume that the information

contained in this offering circular is

accurate as of any date later than the

date hereof or such other dates as are

stated herein or as of the respective

dates of any documents or other

information incorporated herein by

reference.



This offering circular is part of an

offering statement that we filed with the

SEC, using a continuous offering process.

Periodically, as we make material

investments or have other material

developments, we will provide an offering

circular supplement that may add, update

or change information contained in this

offering circular. Any statement that we

make in this offering circular may be

modified or superseded by any

inconsistent statement made by us in a

subsequent offering circular supplement,

which will take precedence over this

offering circular. The offering statement

we filed with the SEC includes exhibits

that provide more detailed descriptions

of the matters discussed in this offering

circular. You should read this offering

circular and the related exhibits filed

with the SEC and any offering circular

supplement, together with additional

information contained in our annual

reports, semi- annual reports and other

reports and information statements that

we will file periodically with the SEC.

See the section entitled "Additional

Information" below for more details.



The offering statement and all

supplements and reports that we have

filed or will file in the future can be

read at the SEC website, www.sec.gov, or

on the investment portal on our Internet

website, REIT.investments. The contents

of the investment portal on our Internet

website (other than the offering

statement, this offering circular and the

appendices and exhibits thereto) are not

incorporated by reference in or otherwise

a part of this offering circular.



Those selling units on our behalf in this

offering will be permitted to make a

determination that the purchasers of the

Units in this offering are "qualified

purchasers" in reliance on the

information and representations provided

by the member regarding the Member's

financial situation. Before making any

representation that your investment does

not exceed applicable thresholds, we

encourage you to review Rule

251(d)(2)(i)(C) of Regulation A. For

general information on investing, we

encourage you to refer to

www.investor.gov.





STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS



The Units are being offered and sold only

to "qualified purchasers" (as defined in

Regulation A under the Securities Act).

As a Tier 2 offering pursuant to

Regulation A under the Securities Act,

this offering will be exempt from state

law "Blue Sky" review, subject to meeting

certain state filing requirements and

complying with certain anti-fraud

provisions, to the extent that the Units

offered hereby are offered and sold only

to "qualified purchasers" or at a time

when the Units are listed on a national

securities exchange. "Qualified

purchasers" include: (i) "accredited

investors" under Rule 501(a) of

Regulation D and (ii) all other investors

so long as their investment in the Units

does not represent more than 10% of the

greater of their annual income or net

worth (for natural persons), or 10% of

the greater of annual revenue or net

assets at fiscal year-end (for non-

natural persons).  Accordingly, we

reserve the right to reject any

investor's subscription in whole or in

part for any reason, including if we

determine in our sole and absolute

discretion that such investor is not a

"qualified purchaser" for purposes of

Regulation A.



To determine whether a potential investor

is an "accredited investor" for purposes

of satisfying one of the tests in the

"qualified purchaser" definition, the

investor must be a natural person who

has:



1.  an individual net worth, or joint

net worth with the person's spouse, that

exceeds $1,000,000 at the time of the

purchase, excluding the value of the

primary residence of such person; or



2.  earned income exceeding $200,000 in

each of the two most recent years or joint

income with a spouse exceeding $300,000

for those years and a reasonable

expectation of the same income level in

the current year.



If the investor is not a natural person,

different standards apply. See Rule 501

of Regulation D for more details.



For purposes of determining whether a

potential investor is a "qualified

purchaser," annual income and net worth

should be calculated as provided in the

"accredited investor" definition under

Rule 501 of Regulation D. In particular,

net worth in all cases should be

calculated excluding the value of an

investor's home, home furnishings, and

automobiles.







QUESTIONS AND ANSWERS ABOUT THIS OFFERING



      The following questions and answers about this offering

highlight material information regarding us and this offering that is not otherwise addressed in the "Offering Summary" section of this offering circular. You should read this entire offering circular,

including the section entitled "Risk Factors," before deciding to purchase the Units.



Q:  What is REIT Investments?



A:  REIT Investments, LLC is a newly organized Georgia limited liability company formed to acquire and manage a portfolio

consisting of real estate investments, in areas of growing

population, primarily in the Dominican Republic (the "DR"). Possible asset classes could include mixed or single use properties

incorporating office, retail, multifamily, for-sale residential,

parking, unimproved land, warehouse/flex, or hotels in the DR.  We believe that our targeted properties and geographies are expected to be well positioned to see continued healthy rent growth moving forward. While we intend primarily to invest in the targeted properties and target geographies outlined above, we may invest in other asset classes as well as other locations, depending on the availability of suitable investment opportunities. We may make our investments through majority-owned subsidiaries, and we may acquire minority interests or joint venture interests in subsidiaries.



Q:  Who is REIT Investments?



A:  Headquartered in Atlanta, Georgia, we are a newly developed entity being lead by a small group of individuals, each of whom providing knowledge and expertise in varying sectors of business operations.  Members of our Board of Directors live in greater metropolitan Atlanta, Georgia; in Florida; and in the DR.



Q:  Who will choose which investments you make?



A:  We are internally managed by our Board of Directors, rather than an outside entity or subsidiary. The Board of Directors has sole and final say on all investments to be made. We shall operate an online investment portal to allow investors to become equity holders in real estate opportunities that may have been historically difficult to access for some investors. Through the use of the investment portal on our Internet website, investors can view details of an investment and sign legal documents online.



Q:  What is the Internet website investment portal?



A:  Our Internet website hosts an online investment platform for commercial real estate. The portal is operated by us and runs on a white label platform owned by a third-party. Our Internet website investment portal gives our investors the ability to:



-  access commercial real estate investment opportunities

provided by us;

-  invest completely online, through digital legal

documentation, funds transfer, and ownership recordation; and

-  manage and monitor investments easily through the online

platform and periodic financial reporting, while receiving

automated distributions and/or interest payments.



Q:  What is a real estate investment trust, or REIT?



A:  In general, a REIT is an entity that:



-  combines the capital of many investors to acquire a portfolio of real estate investments under professional management;

-  is able to qualify as a "real estate investment trust" under the Internal Revenue Code of 1986, as amended, the Code, for

U.S. federal income tax purposes and is therefore generally

entitled to a deduction for the dividends it pays and not

subject to U.S. federal corporate income taxes on its taxable net income that is distributed to its members. This treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a corporation; and

-  generally pays distributions to investors of at least 90% of its annual ordinary taxable income.

In this offering circular, we refer to an entity that qualifies to be taxed as a real estate investment trust for U.S. federal income tax purposes as a REIT. We intend to qualify as a REIT for U.S. federal income tax purposes prior to the end of our first taxable year of operations.



Q:  What competitive advantages do we achieve by being managed by the

Board of Directors?



A:  Our Board of Directors will utilize their personal knowledge,

expertise, and resources to select our investments and manage our day- to-day operations. Because we do not use an outside "sponsor"

or other entity, we are able to customize our services and ensure proper attention to our need for continuing growth, all without being subject to a third party's fee schedule.



Q:  Why should I invest with a company that is primarily focused on real estate projects in the Fund's target geographies?



A:  Members of the Board of Directors have personal knowledge of the real estate growth and development in the DR and access to immediately available real estate for acquisition and development.

The DR has seen continued growth in the last five years. This continued growth accompanied by the large presence of United States citizens, means there is potential for real estate values to continue to rise with the increased demand within the DR. We believe that the current and anticipated growing market can produce

predictable and growing income with the potential for improvements to enhance both the stable income from the property and increase the overall value of the asset.



  We believe our focus on real estate in the DR can provide you with:



-  the opportunity for capital appreciation;

-  the opportunity for a reasonably predictable and stable level of current income from the investment; and

-  diversification of your portfolio, by investing in an asset class that historically has not been correlated with the stock market.



Q:  What kind of offering is this?



A:  We are primarily offering through our Internet website online investment platform, REIT.investments, a maximum of $40,000,000 as of

January 1, 2021, in the Units to the public on a "best efforts"

basis.



  This offering is being conducted as a continuous offering

pursuant to Rule 251(d)(3) of Regulation A, meaning that while the offering of securities is continuous, active sales of securities may happen sporadically over the term of the offering. Further, the acceptance of subscriptions, whether via our Internet website investment portal or otherwise, may be briefly paused at times allowing us to effectively and accurately process and settle subscriptions that have been received.



  Other offerings of the Units may be made pursuant to exemptions under the Securities Act other than Regulation A.



Q:  How is an investment in the Units different from investing in units of a listed REIT?



A:  The fundamental difference between the Units and a listed REIT is the daily liquidity available with a listed REIT.  Although we have a redemption plan that allows investors to redeem their Units upon request (primarily for unforeseen events and investors with a short-term investment horizon), redemption causes the investor to receive less than fair market value.  Thus, a listed REIT may be a better alternative than investing in the Units. However, we believe the Units are an alternative way for investors to deploy smaller amounts of capital into one or more real estate assets, with a lower correlation to the general stock market than listed REITs.



  While listed REITs are subject to more demanding public

disclosure and corporate governance requirements than we are, we still are subject to the scaled reporting requirements of Regulation

A.



Q:  How is an investment in the Units different from investing in units of a traditional non-exchange traded REIT?



A:  We do not charge any upfront fees, saving investors formation expenses as compared to a traditional non-exchange traded REIT.

Traditional non-exchange traded REITs use a highly manpower-

intensive method with hundreds to thousands of sales brokers calling on investors to sell their offerings. By relying upon our own Board of Directors and our investors to identify investors we are using a lower-cost platform to conduct this offering, thus reducing the financial burdens to us of offering the Units. We are one of the few investment opportunities that is managed by an internal Board of

Directors.



Q:  How do I buy the Units?



A:  You may purchase the Units in this offering by creating a new account at our Internet website investment portal on the. You will need to fill out a subscription agreement like the one attached as an exhibit to the offering statement for a certain investment amount and pay for the Units or enter into our Payment Plan Agreement at the time you subscribe.



Q:  What is the purchase price for the Units?



A:  The purchase price of the Units is as follows:



      Founder's Club    First 4,000 Units  $2,250/Unit

      Early Bird    Second 4,000 Units  $2,375/Unit

      Standard    Remaining Units  $2,500 and shall never be

adjusted



Q:  What is your contemplated ownership structure?



A:  We are a Georgia limited liability company.  Our Voting Units are held by our Board of Directors.  The Units are held exclusively by our investors.



Q:  Will I have the opportunity to redeem my Units?



A:  While you should view this investment as long-term, we have adopted a redemption plan whereby, upon written request, an investor may obtain liquidity. The Board of Directors anticipates long term investment in the Company; however, despite the illiquid nature of the assets expected to be held by the Company, the Board of

Directors believes it is best to provide the opportunity for liquidity in the event members need redemption.  Redemption is allowed in the form of a discounted redemption price during the term of investment. Any economic benefit resulting from the discounted redemption price will benefit us and will indirectly accrue to members who have not requested redemption and to the Board of

Directors.



Pursuant to our redemption plan, members may request that we redeem not less than all of their Units. The redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the nature of the real estate assets held by us.  We will redeem your

Units at your purchase price.  You are free to sell your Units to one or more third parties (who sign our documents and agree to our terms and conditions) for any amount.



Redemption amounts are reduced by actual third-party costs incurred by us.  Any applicable bank transfer or wire fees incurred as a result of the redemption will be calculated on a transaction by transaction basis. The redeeming investor will be informed of the third-party costs prior to the redemption being effectuated, which will be the third-party costs generated as a result of the

redemption. We will not waive any third-party costs for any

redeeming investor.



Q:  Will there be any limits on my ability to redeem my units?



A:  During each 12-month period, we will honor redemption requests for up to a total of 5.0% of the number of the Units outstanding at the beginning of such 12-month period. We will not honor redemption requests during such 12-month period if it would cause us to redeem more than 5.0% of our outstanding Units as of the beginning of such

12-month period. In accordance with the SEC's current guidance on redemption plans contained in T-REIT Inc. (June 4, 2001) and Wells

Real Estate Investment Trust II, Inc. (Dec. 3, 2003), we are

prohibited from redeeming more than 5.0% of the number of the Units outstanding at the beginning of each 12-month period. Accordingly,

we presently intend to limit the number of Unis to be redeemed during any calendar quarter to 1.25% of the Units outstanding, with any excess capacity carried over to later calendar quarters in that 12-

month period.



Redemption requests will be applied to such Units in the order in which they settled, on a last in first out basis-meaning those Units that have been continuously held for the shortest amount of time will be redeemed first.  A member requesting redemption must redeem not less than all of such member's Units.



  Notwithstanding anything contained herein to the contrary, with the exception of honoring redemption requests up to the previously described limitation, we are not obligated to redeem Units under the redemption plan.



  Although our Operating Agreement does not allow the redemption plan to be terminated or suspended without amendment to the

Operating Agreement, our Board of Directors may in its sole

discretion, refuse to redeem any Units so as to protect our

operations and our non-redeemed members, to prevent an undue burden on our liquidity, to preserve our status as a REIT, or for any other similar reason.  If we do amend our Operating Agreement allowing the

Board of Directors to amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U,

as appropriate, to disclose such amendment, suspension, or

termination. See "Description of The Units - Quarterly Redemption

Plan" for more details.



Q:  Will I be charged upfront selling commissions?



A:  No. Investors will not pay upfront selling commissions as part of the price per Unit purchased in this offering.  Additionally,

there is no dealer management fee or other service-related fee paid by investors in connection with the offering and sale of the Units through an investment portal.  Our Board of Directors are paid a fee for their services, including the solicitation of investors. Our

Board of Directors shall be paid a commission equal to 5.0% of the proceeds from the sale of Units. See "Plan of Distribution" for further information and details regarding compensation payable to placement agents in connection with this Offering.



Q:  Who will pay our administration, organization, and offering costs?



A:  Our Board of Directors or its affiliates will pay all costs incurred in connection with our administration, organization, and the offering of our Units. See "Estimated Use of Proceeds" for more information about the types of costs that may be incurred, including those expenses described in the next paragraph. Commencing April 1,

2021, we will pay our Board of Directors a quarterly Fund

Administration Fee equal to 1.0% of NAV for the end of the most recently ended quarter, in part to pay our Board of Directors for certain administration costs.



Q:  What fees and expenses will you pay to our Board of Directors or any of its affiliates?



A:  We will pay our Board of Directors a quarterly asset management fee at an annualized rate of 1.25%, which, beginning on January 1,

2021, will be based on NAV at the end of each prior quarter. See

"Management Compensation" for the additional fees we will pay our

Board of Directors and its affiliates for our operation.



      We will also pay our Board of Directors and its affiliates for certain operating expenses. See "Management Compensation" for more details regarding the expenses that will be paid to our Board of

Directors and its affiliates. Additionally, we will reimburse our

Board of Directors for out-of-pocket expenses paid to third parties in connection with providing services to us. In addition, we will reimburse our Board of Directors and its affiliates for expenses incurred in the performance of certain services for us as Directors and for their specific professional services provided.



      The payment by us of fees and expenses will reduce the cash available for investment and distribution and will directly impact our value. See "Management Compensation" for more details regarding the fees that will be paid to our Board of Directors and its affiliates.



Q:  What is your intended leverage policy?



A:  We may selectively employ leverage to enhance total returns to our members through a combination of senior financing and other financing transactions. Our target leverage at stabilization is 60%

at the fund level and may be up to 70% on an individual investment calculated as a percentage of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We seek to secure conservatively structured leverage that is long term and non-recourse to the extent obtainable on a cost-

effective basis. Our Board of Directors may from time to time modify our leverage policy in its discretion.



Q:  How often will I receive distributions?



A:  While our goal is to pay distributions from our cash flow from operations, we may use other sources to fund distributions. Until the proceeds from our public offering are invested and generating operating cash flow, some or all of our distributions may be paid from other sources, including the net proceeds of this offering,

cash advances by our Board of Directors, borrowings in anticipation of future operating cash flow and the issuance of additional securities. Once we begin to make distributions, we expect that dividends declared by our Board of Directors will be made on a quarterly basis, or less frequently as determined by our Board of

Directors. Any distributions we make will be at the discretion of our

Board of Directors, and will be based on, among other factors, our present and reasonably projected future cash flow.



The REIT distribution requirements generally require that we make aggregate annual distributions to our members of at least 90% of our

REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum distributions under the REIT rules, we will be subject to U.S. federal income or excise taxes on our undistributed taxable income and gains. As a result, the Board of Directors intends to make additional distributions, beyond the minimum required distribution under the REIT rules, to avoid such taxes. See

"Description of Our Units - Distributions" and "U.S. Federal Income

Tax Considerations."



Any distributions that we make will directly impact our value by reducing the amount of our assets.



Q:  What will be the source of your distributions?



A:  While our goal is to pay distributions from our cash flow from operations, we may use other sources to fund distributions. Until the proceeds from our public offering are invested and generating operating cash flow, some or all of our distributions may be paid from other sources, including the net proceeds of this offering,

cash advances by our Board of Directors, borrowings in anticipation of future operating cash flow and the issuance of additional securities. Use of some or all of these sources may reduce the amount of capital we invest in assets and negatively impact the return on your investment and the value of your investment. We have not established a limit on the amount of proceeds from our public offering we may use to fund distributions. We can provide no assurances that future cash flow will support payment of

distributions or maintaining distributions at any particular level or at all.



Q:  Will the distributions I receive be taxable as ordinary income?



A:  Unless your investment is held in a qualified tax-exempt account or we designate certain distributions as capital gain dividends, distributions that you receive generally will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. The portion of your distribution in excess of current and accumulated earnings and profits is considered a return of capital for U.S. federal income tax purposes and will reduce the tax basis of your investment, rather than result in current tax,

until your basis is reduced to zero. Return of capital distributions made to you in excess of your tax basis in the Units will be treated as sales proceeds from the sale of the Units for U.S. federal income tax purposes. Distributions we designate as capital gain dividends will generally be taxable at long-term capital gains rates for U.S.

federal income tax purposes. For non-corporate members, dividends that we do not classify as capital gains and that do not otherwise qualify for capital gains treatment generally will qualify for a 20%

deduction for tax years beginning before January 1, 2026, that will reduce the effective rate of tax on such dividends. However, because each investor's tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this offering circular entitled "U.S. Federal Income Tax

Considerations," including for a discussion of the special rules applicable to distributions in redemption of units and liquidating distributions.



Q:  May I reinvest my cash distributions in additional Units?



A:  While we have not adopted a distribution reinvestment plan whereby investors may elect to have their cash distributions automatically reinvested in additional Units, as long as this offering remains ongoing, you may choose to use the proceeds of any distribution to purchase additional Units hereunder. Note, however,

that under the rules applicable to us under Regulation A, we are only permitted to publicly offer up to $50,000,000 in the Units in any 12-month period.



Additionally, during the first 24 months following each

investment/purchase of Units, all distributions applicable to those

Units shall be automatically reinvested in the Company.



Q:  Who might benefit from an investment in our Units?



A:  An investment in the Units may be beneficial for you if you:



-  seek to diversify your personal portfolio with a real

estate investment vehicle formed to acquire and manage a

portfolio consisting of real estate investments in and/or

throughout the DR;

-  seek to leverage a lesser amount of funds into a larger

real estate investment;

-  seek to preserve capital; and

-  are able to hold your investment for a time period

consistent with our liquidity strategy.



Conversely, we caution persons who require immediate liquidity or guaranteed income or who seek a short-term investment, because an investment in our Units will not meet those needs.



Q:  Are there any risks involved in buying the Units?



A:  Investing in the Units involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives. Therefore, you should purchase these securities only if you can afford a complete loss of your investment. See "Risk Factors" for a description of the risks relating to this offering and an investment in the Units.



Q:  How does a "best efforts" offering work?



A:  When Units (or, as in this instance, non-voting, common units in a limited liability company) are offered to the public on a "best efforts" basis, we are only required to use our best efforts to sell the Units. Neither our Board of Directors nor any other party has a firm commitment or obligation to purchase any of the Units; however,

rather than retain an outside service provider or sponsor to "buy-

in" to our investment, our Board of Directors is the holder of all of the issued and outstanding Voting Units, and did not acquire and no member of the Board of Director has any rights in or to the distributions or profits resulting from any investment of the

Company.



Q:  Who can buy the Units?



A:  Generally, you may purchase Units if you are a "qualified purchaser" (as defined in Regulation A under the Securities Act).

"Qualified purchasers" include:



-  "accredited investors" under Rule 501(a) of Regulation D;

and

-  all other investors so long as their investment in the

Units does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).



Net worth in all cases is calculated excluding the value of an investor's home, home furnishings, and automobiles. We reserve the right to reject any investor's subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a "qualified purchaser" for purposes of Regulation A. Please refer to the section above entitled

"State Law Exemption and Purchase Restrictions" for more

information.



Q:  How do I buy Units?



A:   You may purchase the Units in this offering by creating a new account, or logging into your existing account, at our Internet website investment portal. You will need to fill out a subscription agreement like the one attached to the offering statement as an

Exhibit to this offering for a certain investment amount and pay for the units or enter into our Payment Plan Agreement at the time you subscribe.



Q:  Is there any minimum investment required?



A:  Yes. You must purchase at least 3 Units in this offering, at the initial purchase and at any additional purchase of Units in this offering, or identify up to 3 people to purchase a total of 3 Units in this offering.



Q:  May I make an investment through a tax-deferred retirement account?



A:  Generally, yes. We currently accept investments through self-

directed retirement accounts maintained with certain custodians,

although we intend to limit the amount of IRA investments to less than 25 percent of our Units. However, tax-deferred retirement accounts that invest in our Units generally are subject to tax on any "unrelated business taxable income" under the Code.



Q:  What will you do with the proceeds from your offering?



A:  We use and expect to continue to use substantially all of the proceeds from this offering to acquire and manage real estate in the

DR. Possible asset classes could include mixed or single use properties incorporating office, retail, multifamily, for-sale residential, parking, unimproved land, warehouse/flex, or hotels in the DR. While we intend primarily to invest in the targeted

properties and target geographies outlined above, we may invest in other asset classes, including crypto-currency, as well as real property assets located in other locations, depending on the availability of suitable investment opportunities. We may make our investments through majority-owned subsidiaries, and we may acquire minority interests or joint venture interests in subsidiaries.

Additionally, our affiliates may be interest holders in the joint ventures and subsidiaries in which we hold a majority or minority interest, which could cause potential conflicts of interests. See

"Conflicts of Interest - Affiliate Investments." We expect that any expenses or fees payable to our Board of Directors for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition or origination of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow they will reduce the cash available for investment and distribution and will directly impact our value. See "Management Compensation" for more details regarding the fees that will be paid to our Board of Directors and such members' affiliates.



We may not be able to promptly invest the proceeds of this offering in commercial real estate and other select real estate-related assets. In the interim, we may invest in short-term, highly liquid,

or other authorized investments. Such short-term investments may earn a lower return than we expect to earn on our real estate-

related investments.



Q:  How long will this offering last?



A:  We expect to offer the Units until the earlier of 24 months after the anniversary of the initial qualification date or the date on which we raise the maximum amount being offered, unless the offering is terminated by our Board of Directors at an earlier time.

We reserve the right to terminate this offering for any reason at any time.



Subscription proceeds from this offering will be placed into our escrow account and will be released to us upon each closing.

Closings will be held at our Board of Directors' discretion but will be held at least once a month as long as there have been any subscription proceeds deposited into the escrow account during this offering. Investors will become members with respect to the

subscription proceeds held in the escrow account after our Board of

Directors holds a closing. If our offering is terminated before a closing is held and there are subscription proceeds in the escrow account, such proceeds will be refunded to investors.



Q:  How long will this fund last?



A:  We currently expect that this fund will begin to explore liquidity options seven to ten years from the end of this offering.

While we expect to seek a liquidity transaction in this time frame,

there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Therefore, investors may have to hold the Units indefinitely.



Q:  Will I be notified of how my investment is doing?



A:  Yes, we will provide you with periodic updates on the

performance of your investment in us, including:



-  an annual report;

-  a semi-annual report;

-  current event reports for certain material events within

four business days of their occurrence;

-  supplements to the offering circular, if we have material information to disclose to you; and

-  other reports that we may file or furnish to the SEC from time to time.



      We will provide this information to you by posting such

information on the SEC's website at www.sec.gov, on our Internet website investment portal, via e-mail, or, upon your request, via

U.S. mail.



Q:  When will I get my detailed tax information?



A:  Your IRS Form 1099-DIV tax information, if required, will be provided by January 31 of the year following each taxable year.



Q:  Who can help answer my questions about the offering?



A:  If you have more questions about the offering, or if you would like additional copies of this offering circular, you should contact us by email at support@REIT.investments, or by mail at: 4250 Keith

Bridge Rd., Suite 160, Cumming, GA 30041





OFFERING SUMMARY



This offering summary highlights material information regarding our business and this offering that is not otherwise addressed in the

"Questions and Answers About this Offering" section of this offering circular. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire offering circular carefully,

including the "Risk Factors" section before making a decision to invest in the Units.



REIT Investments, LLC



REIT Investments, LLC is a newly organized Georgia limited liability company formed to acquire and manage a portfolio consisting of real estate investments, in areas of growing population, primarily in the

Dominican Republic (the "DR"). Possible asset classes could include mixed or single use properties incorporating office, retail,

multifamily, for-sale residential, parking, unimproved land,

warehouse/flex, or hotels in the DR.  We believe that our targeted properties and geographies are expected to be well positioned to see continued healthy rent growth moving forward. While we intend primarily to invest in the targeted properties and target

geographies outlined above, we may invest in other asset classes as well as other locations, depending on the availability of suitable investment opportunities. We may make our investments through majority-owned subsidiaries, and we may acquire minority interests or joint venture interests in subsidiaries. Additionally, affiliates of REIT Investments, LLC may be interest holders in the joint ventures and subsidiaries in which we hold a majority or minority interest, which could cause potential conflicts of interests. See

"Conflicts of Interest - Affiliate Investments."



Headquartered in Atlanta, Georgia, with an address of 4250 Keith

Bridge Road, Suite 160, Cumming, GA 30041, we are lead by a small group of individuals, each of whom providing knowledge and expertise in varying sectors of business operations.  Members of our Board of

Directors live in greater metropolitan Atlanta, Georgia; in Florida;

and in the DR.  This offering will provide an opportunity to invest directly in the Fund without upfront fees paid by the investors. It has also been created so as to allow individuals with less liquidity to participate in large-scale investment opportunities.  Our primary email address is support@REIT.investments.



Recent Developments



Capital Raised



As we are recently formed, this is our initial offering.  We recently filed our offering with the SEC, pursuant to Regulation A,

we have not raised any capital prior to such filing.



Assets Acquired



We have no acquired any assets but have an informal agreement to acquire our initial real estate investment property from the sole owner thereof, which acquisition will take place after the Board of

Directors determines that sufficient funds have been raised through investor receipts. See "Investment Objectives and Strategy -

Acquired Investments" for more information.



Unit Purchase Price



The purchase price of the Units is as follows:



      Founder's Club    First 4,000 Units  $2,250/Unit

      Early Bird    Second 4,000 Units  $2,375/Unit

      Standard    Remaining Units  $2,500 and shall never be

adjusted



Redemption Plan Status



Through the date of this offering circular, we received no requests for redemption and redeemed no Units.



COVID-19



Recently, a pandemic of a novel strain of coronavirus (COVID-19)

emerged globally. Although it is not possible to reliably estimate the length or severity of this pandemic and hence its financial impact, the Company could be materially and possibly adversely affected by the risks, or the public perception of the risks,

related to the recent pandemic of COVID-19. In addition, there have been calls from federal, state and local authorities regarding shelter in place orders which could negatively impact the Company's business. The Company does not hold any physical assets at this time which are subject to any state and/or local governmental

restrictions (in the United States or in the DR) which limit the use of any Company asset. The extent of the impact of COVID-19 on the

Company's operational and financial performance will depend on future developments, including the duration and spread of the pandemic.



Investment Objectives

Our investment objectives are to invest in assets that will enable us to:

-  generate attractive risk-adjusted returns through a

combination of cash distributions, NOI growth and capital

appreciation over an expected five to seven-year hold period;

-  preserve, protect, and return invested capital;

-  provide an investment alternative for people seeking to

allocate a portion of their long-term investment portfolios to commercial real estate; and

-  create value for investors, tenants, and community through socially responsible management practices.



We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Board of Directors has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our Board of

Directors reviews our internal investment guidelines at least annually to determine whether our investment guidelines continue to be in the best interests of our members.



Investment Strategy

Our investment strategy is to acquire and manage REIT Investments,

LLC is a newly organized Georgia limited liability company formed to acquire and manage a portfolio consisting of real estate investments in areas of growing population, primarily in the Dominican Republic

(the "DR"). Possible asset classes could include mixed or single use properties incorporating office, retail, multifamily, for-sale residential, parking, unimproved land, warehouse/flex, or hotels in the DR.  We may also hold non-real estate assets, including cash and crypto-currency.  We believe that our targeted properties and geographies are expected to be well positioned to see continued

healthy rent growth moving forward. While we intend primarily to invest in the targeted properties and target geographies outlined above, we may invest in other asset classes as well as other locations, depending on the availability of suitable investment opportunities. We may make our investments through majority-owned subsidiaries, and we may acquire minority interests or joint venture interests in subsidiaries.



Our investment strategy seeks to capitalize on our Board of

Directors' experience, knowledge, expertise, and resources and to take advantage of attractive opportunities. We also seek to benefit from the reputation and ability of our Chairman of the Board to engage in real estate transactions in the DR with speed and

certainty.



We may acquire existing, income-producing properties, newly

constructed properties, or properties under development or

construction. We will focus on acquiring properties that we believe can produce a consistent cash distribution at stabilization and may present opportunities for capital appreciation over an expected five to seven-year hold period, such as those with the potential for ground-up development, redevelopment or repositioning.  To commence investment, we intend to acquire a particular piece of real estate located in the DR and to which we have a first right to purchase.



Market Opportunities



Headquartered in Atlanta, Georgia, we are newly formed and do not have notable assets or asset value.  Each member of our Board of

Directors has particular knowledge, experience, and expertise as well as resources and access to resources which should produce positive results in the local market in the DR and identifying strong investment opportunities.



Our investment strategy is focused on equity investments with potential value creation. We anticipate acquisition targets will be less than $40,000,000 but could be larger or smaller based on investor subscriptions and actual opportunities in the market. This strategy relies on real estate available in the DR which is expected to continue high growth. We may pursue a variety of strategies for investment including: (i) acquiring value-add and lease-up

properties; (ii) acquiring assets that require repositioning or re-

development; and (iii) investing in ground-up new development projects.



Our Board of Directors

Our Board of Directors is comprised of four (4) individuals, each of whom comes to the Company with unique experience, expertise,

knowledge, resources, and access to third-party resources.  Our

Board of Directors manages our day-to-day operations and makes all the decisions regarding the selection, negotiation, financing, and disposition of our investments, subject to the limitations in our operating agreement and will also provide asset management,

marketing, investor relations, and other administrative services on our behalf with the goal of maximizing our operating cash flow and preserving our invested capital. Our Board of Directors is able to exercise significant control over our business.



Our Structure



As of the date of this offering circular, the members of our Board of Directors hold all outstanding and issued Voting Units.  As of the date of this offering circular, no Units have been sold.



Management Compensation



Our Board of Directors and affiliates of members of the Board of

Directors will receive fees, other payments, and expense

reimbursements for services relating to this offering and the investment and management of our assets. The categories of

compensation are summarized below. Neither our Board of Directors nor any affiliate will receive any selling commissions or dealer fees in connection with the offer and sale of the Units and none of our offering proceeds will be used to pay for our organization and offering expenses.



1.  Organizational, Offering, and Operational Stage:  Fund

Administration Fee - Board of Directors:  Commencing April 1,

2021, we will pay our Board of Directors a quarterly Fund

Administration Fee equal to 1.0% of our Net Asset Value existing at that time for the most recently ended quarter, to pay our Board of Directors for certain administration costs.  We cannot

determine these amounts at the present time.



We calculate Net Asset Value by calculating the total value of

REIT Investments, LLC, deducting liabilities, and then dividing the balance by the number of issued non-voting units.



2.  Acquisition Stage Acquisition Stage:  Reimbursement of Acquisition

Expenses - Board of Directors:  We will reimburse our Board of

Directors and any third party for actual expenses incurred in connection with the selection and acquisition of an investment whether or not we ultimately acquire the investment. Actual

amounts are dependent upon actual expenses incurred and,

therefore, cannot be determined at this time.



3.  Operational Stage:



A.  Asset Management Fee - Board of Directors:  We will pay our

Board of Directors a quarterly Asset Management Fee equal to

1.25% per annum, which, beginning January 1, 2021, will be

based on our NAV at the end of the prior quarter. The Board of

Directors may engage a third party to provide asset management services as its sub-advisor and pay its a sub-advisor an amount equal to the Asset Management Fee, less certain reimbursements payable by us to the sub-advisor, in accordance with any sub-

advisory agreement. Actual amounts are dependent upon the

offering proceeds we raise (and any leverage we employ) and the results of our operations.  We cannot determine these amounts at the present time.



B.  Property Management Fee - Board of Directors:  We may pay a

monthly Property Management Fee of up to 4% to our Board of

Directors or its affiliates for the management of properties held by us.  The fee is calculated as a percentage of the gross receipts of the property receiving such services, such as rents and other payments. We will also reimburse our Board of

Directors or affiliates for costs incurred by them in

connection with such services provided to us, including the cost of property management personnel that are onsite at the

investment and/or a share of our Board of Directors' or its

affiliates' personnel costs attributable to the estimated

percentage allocation of time spent, if such employee is

allocated to more than one asset, in connection with providing property management services to our investments, such as

employee costs, travel, rent, utilities and technology costs

Actual amounts are dependent upon actual expenses incurred,

and, therefore, cannot be determined at this time.



C.  Construction and Development Fee:  We may pay a Construction

and Development Fee of 1% to 4% to our Board of Directors or

affiliates for construction management services and/or

development management services on assets held by the Fund. The fee is calculated as a percentage of the total project costs

(including both hard and soft costs). We will also reimburse our Board of Directors or its affiliates for costs incurred by them in connection with such services provided to us, including a share of our Board of Directors' or its affiliates' overhead attributable to the actual time spent in connection with

providing construction and development services to us, such as employee costs, travel, rent, utilities and technology costs.

Actual amounts are dependent upon actual expenses incurred or whether affiliates of the Board of Directors are actually

engaged to perform such services, and, therefore, cannot be

determined at this time.



D.  Leasing Fee:  We may pay a Leasing Fee to our Board of

Directors or affiliates for office and retail leasing services of (i) 6% of total deal value for new leases for Fund assets

(4% with a co-broker), (ii) 4% of total deal value for renewal of leases for Fund assets (2% with a co-broker) and (iii) 10%

of total deal value event/short term (less than 3 years) leases for Fund assets.  Actual amounts are dependent upon actual

expenses incurred or whether affiliates of the Board of

Directors are actually engaged to perform such services, and,

therefore, cannot be determined at this time.



E.  Reimbursements to Affiliates of the Board of Directors:  In

addition to the separately paid fees to our Board of Directors or affiliates, we may retain the Board of Directors or certain affiliates for necessary services relating to our investments or our operations, including sustainability services, creative and marketing services, architecture services, risk management

services, legal services and tax services. We will reimburse our Board of Directors or its affiliates for the costs incurred by them in connection with such services provided to us,

including a share of our Board of Directors' affiliates

overhead attributable to the actual time spent in connection with providing these services to us, such as employee costs,

travel, rent, utilities and technology costs.  Actual amounts depend on whether affiliates of the Board of Directors are

actually engaged to perform such services and, therefore,

cannot be determined at this time.



F.  Operating Expenses - Board of Directors:  We will reimburse our

Board of Directors for out-of-pocket expenses paid to third

parties in connection with providing services to us. This does not include employee costs borne by the Board of Directors.

Actual amounts are dependent upon the results of our

operations; therefore, we cannot determine these amounts at the present time.



G.  Disposition Fee-Board of Directors:  We will pay our Board of

Directors or affiliates a Disposition Fee for the disposition of each asset held by us. The fee is calculated as 1% of the contract sale price of the asset, and is deducted at the time such payment from the disposition of the asset is received by

us. The Disposition Fee will be paid in addition to any third-

party brokerage or sales fees paid by the Fund. For

dispositions of assets in which we own partial interests, the asset disposition fee will be pro-rated based on our ownership interest. In addition to this fee, we will reimburse our Board of Directors and any affiliate and any third party for actual expenses incurred in connection with the disposition of an asset whether or not we ultimately disposed of the asset.  Actual

amounts are dependent upon the amount and timing of sales

proceeds received by us from the sale of each property;

therefore, we cannot determine these amounts at the present

time.



H.  Participation Allocation:  Our Board of Directors, as Voting

Unit holders entitles it to receive a performance participation allocation (the "Participation Allocation"), payable in full upon a Liquidity Event (as defined below) or, to the extent

allocable to redeemed Units, at the time of redemption. The

Participation Allocation is equal to 20% of (i) our Net Asset

Value as of the applicable date, increased by (ii) the

aggregate capital distributions and dividends paid or accrued with respect to interests in the Company, if any, less (iii) the aggregate initial purchase price for all Units in the Company.

If our Net Asset Value as of the applicable date, increased by capital distributions and dividends paid or accrued, is less than $2,500 per Unit, no Participation Allocation will be paid.

The redemption price for any redeeming investor for any

redemption of Units will be the lesser of the actual Purchase

Price paid or our Net Asset Value as of the redemption date.

"Liquidity Event" shall mean the occurrence of a liquidity

event, including, but not limited to, a liquidation of the fund upon the sale of all of the properties, a public listing, or a merger with a public or non-public company. Actual amounts are dependent upon the amount and timing of amounts received by us in connection with subject assets and the occurrence of a

liquidity event or redemption; therefore, we cannot determine those amounts at this time.







SUMMARY



Summary of Risk Factors

Investing in the Units involves a high degree of risk. You should carefully review the "Risk Factors" section of this offering circular, which contains a detailed discussion of the material risks that you should consider before you invest in the Units.



Summary of Conflicts of Interest

Our Board of Directors and its affiliates will experience conflicts of interest in connection with the management of our business. You should carefully review the "Conflicts of Interest" section of this offering circular, which contains a detailed discussion of the conflicts that you should consider before you invest in the Units.



Distributions

We do not expect to declare any distributions until the proceeds from our public offering are invested and generating operating cash flow. In addition, we may invest in projects with development or redevelopment requirements or in properties that have significant capital requirements; these properties may not immediately generate cash flow from operations. Thus, our ability to make distributions may be negatively impacted, especially during our early periods of operation.



Once we begin to make distributions, we expect that dividends declared by our Board of Directors will be made on a quarterly basis, or less frequently as determined by our Board of Directors.

Any distributions we make will be at the discretion of our Board of

Directors, and will be based on, among other factors, our present and reasonably projected future cash flow. We expect that the Board of Directors will set the rate of distributions at a level that will be reasonably consistent and sustainable over time. Distributions will be paid to members as of the record dates selected by the Board of Directors.



The Board of Directors' discretion as to the payment of

distributions will be limited by the REIT distribution requirements,

which generally require that we make aggregate annual distributions to our members of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum distributions under the REIT rules, we are subject to U.S. federal income or excise taxes on our undistributed taxable income and gains. As a result, the Board of Directors also intends to make additional distributions, beyond the minimum required distribution under the REIT rules, to avoid such taxes. See "Description of The

Units - Distributions" and "U.S. Federal Income Tax Considerations."



While our goal is to pay distributions from our cash flow from operations, we may use other sources to fund distributions. Until the proceeds from our public offering are invested and generating operating cash flow, some or all of our distributions may be paid from other sources, including the net proceeds of this offering,

cash advances by our Board of Directors, borrowings in anticipation of future operating cash flow and the issuance of additional securities. Use of some or all of these sources may reduce the amount of capital we invest in assets and negatively impact the return on your investment and the value of your investment. We have not established a limit on the amount of proceeds from our public offering we may use to fund distributions. We can provide no assurances that future cash flow will support payment of

distributions or maintaining distributions at any particular level or at all.



Any distributions that we make will directly impact our net asset value by reducing the amount of our assets.  This may impact the value of your Units



Our distributions will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce your adjusted tax basis in your units, and to the extent that it exceeds your adjusted tax basis will be treated as gain resulting from a sale or exchange of such

Units.



Leverage Policy

We may selectively employ leverage to enhance total returns to our members through a combination of senior financing and other

financing transactions. Our target leverage at stabilization is 60%

at the fund level and may be up to 70% on an individual investment calculated as a percentage of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We seek to secure conservatively structured leverage that is long term and non-recourse to the extent obtainable on a cost-

effective basis. Our Board of Directors may from time to time modify our leverage policy in its discretion.

Valuation Policies

We will calculate net asset value at the end of each fiscal quarter using our internal process that reflects several components,

including:  (1) estimated values of our real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates,

net operating income, and (b) in certain instances reports of the underlying real estate provided by a valuation expert; (2) the price of liquid assets for which third party market quotes are available;

(3) other assets and liabilities valued at book value; (4) accruals of our periodic distributions; and (5) estimated accruals of our operating revenues and expenses.  In instances where an appraisal of the real estate asset is necessary, we will engage an appraiser that has expertise in appraising commercial real estate assets to act as our valuation expert. The valuation expert will not be responsible for, or prepare, our quarterly net asset value report. The final determination of our quarterly net asset value per unit will be made by our Board of Directors.



Our goal is to provide a reasonable estimate of the market value of our Units on a quarterly basis. However, our assets will consist of real estate investments and, as with any real estate valuation protocol, the conclusions reached by our independent valuation expert or our Board of Directors will be based on a number of judgments, assumptions, and opinions about future events that may or may not prove to be correct. The use of different judgments,

assumptions, or opinions would likely result in different estimates of the value of our real estate assets and investments. In addition,

for any given quarter, our net asset value per unit may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately

quantifiable. As a result, the quarterly calculation of our net asset value per unit may not reflect the precise amount that a third party might pay for your Units in a market transaction, and any potential disparity in our net asset value per unit may be in favor of members who redeem their Units, or members who buy new Units, or existing members. If our Board of Directors learns of a material event that occurs in between quarterly updates of net asset value that could cause our net asset value per Unit to change by 5% or more from the last disclosed net asset value, we will disclose the event and the updated net asset value in an offering circular supplement as promptly as reasonably practicable, and will update the net asset value information provided on our website. Any such adjustments to our net asset value will be estimates of the market impact of specific events as they occur, based on assumptions and judgments that may or may not prove to be correct, and may also be based on the limited information readily available at that time.



Unit Price Adjustments



The purchase price of the Units is as follows:



      Founder's Club    First 4,000 Units  $2,250/Unit

      Early Bird    Second 4,000 Units  $2,375/Unit

      Standard    Remaining Units  $2,500 and shall never be

adjusted



Quarterly Redemption Plan

While you should view this investment as long-term, we have adopted a redemption plan whereby, on a quarterly basis, an investor may obtain liquidity. The Board of Directors has designed our redemption plan with a view towards providing investors with an initial period in which to decide whether a long-term investment in the Company is right for them. In addition, despite the illiquid nature of the assets expected to be held by the Company, the Board of Directors believes it is best to provide the opportunity for quarterly liquidity in the event members need it.  All redemptions will be for the actual amount of each member's purchase price for the Units.

Pursuant to our redemption plan, members may request that we redeem not less than all of their Units. The redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the nature of the real estate assets held by us.

A member requesting redemption will be responsible for reimbursing us for any third-party costs incurred as a result of the redemption request, including but not limited to bank transaction charges,

custody fees, legal fees, and/or transfer agent charges. Any applicable bank transfer or wire fees incurred as a result of the redemption will be calculated on a transaction by transaction basis.

The redeeming investor will be informed of the third-party costs prior to the redemption being affected, which will be the third-

party costs generated as a result of the redemption. We will not waive any third-party costs for any redeeming investor.



Redemption of the Units will be made quarterly upon written request to us at least 15 days prior to the end of the applicable calendar quarter. The Board of Directors intends to provide notice of redemption by the last business day of each quarter, with an effective redemption date as of the last day of each quarter, and to endeavor to remit the redemption proceeds within 14 days of the end of such quarter; although payment of the redemption proceeds may be delayed until 21 days after the end of such quarter, due to exigent circumstances, including, without limitation, (1) our partner real estate operators fail to provide adequate information regarding the assets within a time period that allows us to perform our net asset value calculation, which in turn would prevent us from determining redemption prices; (2) macro-economic crises or property-level events, such as damage to the property, that may affect our ability to make redemptions or determine net asset value; and (3) our payment processing provider chooses to discontinue service or has technical outages that prevent us from processing Unit redemptions in a timely manner. Members may withdraw their redemption request at any time up to five (5) business days prior to the end of the calendar quarter in which the redemption request was submitted.



During each 12-month period, we will honor redemption requests for up to a total of 5.0% of the number of the Units outstanding at the beginning of such 12-month period. We will not honor redemption requests during such 12-month period if it would cause us to redeem more than 5.0% of our outstanding Units as of the beginning of such

12-month period. In accordance with the SEC's current guidance on redemption plans contained in T-REIT Inc. (June 4, 2001) and Wells

Real Estate Investment Trust II, Inc. (Dec. 3, 2003), we are

prohibited from redeeming more than 5.0% of the number of the Units outstanding at the beginning of such 12-month period. Accordingly,

we presently intend to limit the number of Units to be redeemed during any calendar quarter to 1.25% of the Units outstanding, with any excess capacity carried over to later calendar quarters in that

12-month period.



Notwithstanding anything contained herein to the contrary, with the exception of honoring redemption requests up to the previously described limitation, we are not obligated to redeem Units under the redemption plan.



Further, our Board of Directors may in its sole discretion, amend,

suspend, or terminate the redemption plan at any time without notice for any reason, including to protect our operations and our non-

redeemed members, to prevent an undue burden on our liquidity, to preserve our status as a REIT, following any material decrease in our net asset value, or for any other reason. However, in the event that we amend, suspend or terminate our redemption plan, we will file an offering circular supplement and/or Form 1-U, as

appropriate, to disclose such amendment, suspension, or termination.

The Board of Directors may also, in its sole discretion, decline any particular redemption request if it believes such action is

necessary to preserve our status as a REIT.



Please refer to the section entitled "Description of The Units -

Quarterly Redemption Plan" for more information.



SALE OF UNITS BY A MEMBER



Third Party Sales

Members may sell their Units to any third party who qualifies as a member hereunder and under our operating agreement and fulfills our requirements for being accepted as a member.



Liquidity Event

Subject to then existing market conditions, we may consider

alternatives to our liquidation as a means for providing liquidity to our members within approximately seven to ten years from the completion of this offering. While we expect to seek a liquidity transaction in this time frame, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable during that time frame. Therefore,

investors may have to hold their units indefinitely. Our Board of

Directors has the discretion to consider a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could consist of a liquidation of the fund upon the sale of all of the properties, a public listing, or a merger with a public or non-public company. We do not have a stated

term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our members.



Voting Rights

Our members will have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement that would adversely change the rights of the Units. Each

outstanding Unit entitles the holder to one vote on all matters submitted to a vote of members. Our members do not elect or vote on our Board of Directors, and, unlike the holders of units in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. For additional information, see "Description of The Units - Voting Rights."



Other Governance Matters

Other than the limited voting rights described above, our operating agreement vests most other decisions relating to our assets and to the business of the Company, including decisions relating to acquisitions, originations, and dispositions, the engagement of asset Board of Directors, the issuance of securities in the Company including additional Units, mergers, dispositions, roll-up

transactions, and other decisions relating to our business, in our

Board of Directors. See "Management" for more information about the rights and responsibilities of our Board of Directors.



Qualification Matters

The Company periodically files with the SEC post-qualification amendments to the Offering Statement along with correspondence to address comments from the staff of the SEC.  The Company submitted a qualification request letter to the SEC with respect to the Offering

Statement.



Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor any of our subsidiaries, is required to register as an investment company under the Investment Company Act of 1940, as amended, or the

Investment Company Act. Section 3(a)(1)(A) of the Investment Company

Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing,

reinvesting, or trading in securities. Section 3(a)(1)(C) of the

Investment Company Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing,

reinvesting, owning, holding, or trading in securities and owns or proposes to acquire investment securities having a value exceeding

40% of the value of the issuer's total assets (exclusive of U.S.

Government securities and cash items) on an unconsolidated basis,

which we refer to as the 40% test. Excluded from the term

"investment securities," among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in

Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.





We anticipate that we will hold real estate and real estate-related assets directly, but may elect to hold real estate (i) through one or more wholly-owned subsidiaries; (ii) through one or more majority-

owned joint venture subsidiaries; and (iii) to a lesser extent,

through one or more minority-owned joint venture subsidiaries. We will monitor our compliance with the 40% test and the holdings of our subsidiaries to ensure that each of our subsidiaries is in compliance with an applicable exemption or exclusion from

registration as an investment company under the Investment Company

Act.



The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. We intend to treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. The determination of whether an entity is a majority-owned subsidiary of the Company is made by us. We also treat subsidiaries of which we or our wholly-

owned or majority-owned subsidiary is the Board of Directors (in a

Board of Directors-managed entity) or managing member (in a member-

managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as

"Controlled Subsidiaries"), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment

Company Act. We reached our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-

owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.



We believe that we will be considered an investment company for purposes of Section 3(a)(1)(A) of the Investment Company Act because we will not engage primarily or represent that we are primarily in the business of investing, reinvesting, or trading in securities.

Rather, we and such subsidiaries will be primarily engaged in non-

investment company businesses related to real estate. Consequently,

we expect to be able to conduct our operations such that we and no potential subsidiary will be required to register as an investment company under the Investment Company Act.



Qualification for exemption from registration under the Investment

Company Act will limit our ability to make certain investments. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon such exclusions, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could provide additional flexibility to us, or it could further inhibit our ability to pursue the strategies we have chosen.



The loss of our exclusion from regulation pursuant to the Investment

Company Act could require us to restructure our operations, sell certain of our assets or abstain from the purchase of certain assets, which could have an adverse effect on our financial

condition and results of operations. See "Risk Factors - Risks related to Our Organizational Structure - Maintenance of our

Investment Company Act exemption imposes limits on our operations,

which may adversely affect our operations.





RISK FACTORS



An investment in the Units involves substantial risks. You should carefully consider the following risk factors in addition to the other information contained in this offering circular before purchasing units. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this offering circular,

including statements in the following risk factors, constitute forward- looking statements. Please refer to the section entitled

"Statements Regarding Forward-Looking Information."



Risks Related to an Investment in REIT Investments, LLC

We have no prior operating history which significantly increases the risk and uncertainty you face in making an investment in our Units.



Because no public trading market for your Units exists, it will be difficult for you to sell your Units and, if you are able to sell your Units, you may sell them at a substantial discount to the public offering price.

Our operating agreement does not require our Board of Directors to seek member approval to liquidate our assets by a specified date,

nor does our operating agreement require our Board of Directors to list our Units for trading on a national securities exchange. There is no public market for our Units and we currently have no plans to list our Units on a stock exchange or other trading market. Until our Units are listed, if ever, you may not sell your Units unless the buyer meets the applicable suitability and minimum purchase standards. In addition, our operating agreement prohibits the ownership of more than 9.8% in value of our Units, unless exempted by our Board of Directors, which may inhibit large investors from purchasing your Units. In its sole discretion, including to protect our operations and our non-redeemed members, to prevent an undue burden on our liquidity or to preserve our status as a REIT, our

Board of Directors could amend, suspend, or terminate our redemption plan without notice. Further, the redemption plan includes numerous restrictions that would limit your ability to sell your Units. We describe these restrictions in more detail under "Description of The

Units - Quarterly Redemption Plan." Therefore, it will be difficult for you to sell your Units promptly or at all. If you are able to sell your Units, you may have to sell them at a substantial discount to their public offering price. It is also likely that your Units would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our Units, you should purchase our Units only as a long-term investment and be prepared to hold them for an indefinite period of time.



If we are unable to find suitable investments, we may not be able to achieve our investment objectives or pay distributions.

Our ability to achieve our investment objectives and to pay

distributions depends upon the performance of our Board of Directors in the acquisition of our investments and the ability of our Board of Directors to source investment opportunities for us. The more money we raise in this offering, the greater our challenge will be to invest all of the net offering proceeds on attractive terms.

Except for investments that are described in this offering circular and investments that may be described in supplements to this offering circular prior to the date you subscribe for the Units, you will have no opportunity to evaluate the economic merits of our investments before making a decision to invest in our Company. We cannot assure you that our Board of Directors will be successful in obtaining additional suitable investments on financially attractive terms or that, if our Board of Directors makes additional

investments on our behalf, our objectives will be achieved. If we,

through our Board of Directors, are unable to find suitable

investments promptly, we will hold the proceeds from this offering in an account or invest the proceeds in short-term assets in a manner that is consistent with our qualification as a REIT.

If we acquire properties prior to the start of construction or during the early stages of construction, it will typically take several months to complete construction and rent available space.

Therefore, you could suffer delays in the receipt of distributions attributable to those particular properties

If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return will be reduced.

Although our distribution policy is to use our cash flow from operations to make distributions, our organization documents permit us to pay distributions from any source, including, borrowings, or sales of assets. Until the proceeds from this offering are fully invested and from time to time during the operational stage, we may not generate sufficient cash flow from operations to fund

distributions. If we pay distributions from financings, the net proceeds from this or future offerings or other sources other than our cash flow from operations, we will have less funds available for investments in real estate properties and other real estate-related assets and the number of real estate properties that we invest in and the overall return to our members may be reduced. If we fund distributions from borrowings, our interest expense and other financing costs, as well as the repayment of such borrowings, will reduce our earnings and cash flow from operations available for distribution in future periods, and accordingly your overall return may be reduced. If we fund distributions from the sale of assets,

the smaller asset pool may affect our ability to generate cash flows from operations in future periods.



Disruptions in the financial markets or deteriorating economic conditions could adversely impact the commercial real estate market as well as the market for equity-related investments generally,

which could hinder our ability to implement our business strategy and generate returns to you.

We intend to acquire and manage a portfolio consisting of real estate investments in urban infill locations in the path of

anticipated growth. We may make our investments through majority-

owned subsidiaries, and we may acquire minority interests or joint venture interests in subsidiaries. Additionally, affiliates of our

Board of Directors may be interest holders in the joint ventures and subsidiaries in which we hold a majority or minority interest, which could cause potential conflicts of interests. See "Conflicts of

Interest - Affiliate Investments." Economic conditions greatly increase the risks of these investments. See "Risks Related to Our

Investments". The success of our business is significantly related to general economic conditions and, accordingly, our business could be harmed by an economic slowdown and downturn in real estate asset values, property sales, and leasing activities. These economic conditions could result in a general decline in acquisition,

disposition and leasing activity, as well as a general decline in the value of real estate and in rents. In addition, these conditions could lead to a decline in property sales prices as well as a decline in funds invested in existing commercial real estate assets and properties planned for development.

During an economic downturn, it may also take longer for us to dispose of real estate investments or the selling prices may be lower than originally anticipated. As a result, the carrying value of our real estate investments may become impaired and we could record losses as a result of such impairment or we could experience reduced profitability related to declines in real estate values.

Further, if we carry any leverage, our exposure to adverse general economic conditions is heightened.

All of the conditions described above could adversely impact our business performance and profitability, which could result in our failure to make distributions to our investors and could decrease the value of an investment in us. In addition, in an extreme deterioration of economic conditions, we could have insufficient liquidity to meet our debt service obligations when they come due in future years. If we fail to meet our payment or other obligations under our loan agreements, the lenders under the agreement will be entitled to proceed against the collateral granted to them to secure the debt owed.

Our business is vulnerable to damages from any number of sources,

including computer viruses, unauthorized access, energy blackouts,

acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war,

terrorism, labor strikes and telecommunication failures. In December

2019, a novel strain of coronavirus was reported to have surfaced in

Wuhan, China. In January 2020, the coronavirus spread to other countries, including the United States, and efforts to contain the spread of this coronavirus intensified. As of March 2020, the coronavirus had spread to additional countries, its presence in the

United States had escalated and efforts to attempt to contain the virus had further intensified. The outbreak has been declared to be a pandemic by the World Health Organization, and the Health and

Human Services Secretary has declared a public health emergency in the United States in response to the outbreak. Many countries,

states, municipalities and other jurisdictions have instituted quarantines, curfews, prohibitions on travel and closure of offices,

businesses, schools, retail stores and other public venues,

including certain infrastructure facilities. Businesses are also implementing similar precautionary measures. Such measures, as well as the general uncertainty surrounding the dangers and impact of

COVID-19, are creating significant disruption in supply chains and economic activity and are having a particularly adverse impact on transportation, hospitality, tourism and entertainment, among other industries. As COVID-19 continues to spread, the potential impacts,

including a global, regional or other economic recession, are increasingly uncertain and difficult to assess. The Company's real estate assets could be adversely affected by a slowdown in economic activity as well as temporary disruption to their tenants caused by the global outbreak of the coronavirus. Many manufacturers of goods have seen, or expect, a downturn in production due to the

interruption of their businesses amid interim measures aimed at reducing the spread of the illness. Decreased consumer activity due to government and other interventions related to the coronavirus may also negatively impact the level of consumer spending for products and goods for a period of time. These factors may lead to a decline in commercial activity and the volume of business that our tenants conduct through the Company's real estate assets which, when combined with the uncertainty in financial markets and economic prospects,

leads to decreased spending on real estate. Further, significant delays in imports may lead to shortages of some construction materials and increase costs, making property development costlier or lengthier. Some development projects may be postponed due to increasing uncertainties in the demand outlook. Given the ongoing and dynamic nature of the circumstances, it is difficult to predict the impact of the coronavirus outbreak. The extent to which the coronavirus impacts the Company's results will depend on future developments, which are highly uncertain and cannot be predicted,

including new information which may emerge concerning the severity of the coronavirus, the duration and spread of the outbreak, the actions to contain the coronavirus or treat its impact, its impact on our tenants, our tenants' customers, employees and vendors, and governmental, regulatory and private sector responses to the coronavirus. The Company's financial condition and results of operations could be adversely affected, including the Company's ability to complete in-process real estate transactions and

developments, to collect rent from existing tenants, to lease properties to new tenants, to make distributions to investors or to satisfy redemption requests in a timely manner. In addition, the operations of the Company, its investments may be significantly impacted, or even halted, either temporarily or on a long-term basis, as a result of government quarantine and curfew measures,

voluntary and precautionary restrictions on work, travel or meetings and other factors related to a public health emergency, including its potential adverse impact on the health of any such entity's personnel.



Because this is a blind pool offering, you will not have the opportunity to evaluate a significant number of our investments before we make them, which makes your investment more speculative.

Because we have not yet acquired or identified a significant number of investments that we may make, we are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make, except for investments that are described in this offering circular and investments that may be described in supplements to this offering circular prior to the date you subscribe for the Units. We will seek to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in mixed or single use properties incorporating office, retail, multifamily, for-sale residential,

parking, unimproved land, warehouse/flex, or hotels in the Dominican

Republic (the "DR"). We may also invest in other territories in other countries. However, because you will be unable to evaluate the economic merit of a significant number of our assets before we invest in them, you will have to rely entirely on the ability of our

Board of Directors to select suitable and successful investment opportunities. These factors increase the risk that your investment may not generate returns comparable to our competitors.



Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in us will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a "best efforts" basis and we may begin to invest net proceeds from this offering immediately after the commencement of this offering. Further, under Regulation A, we are only allowed to raise up to $50,000,000 in any 12-month period

(although we may raise capital in other ways). We expect the size of the investments that we will make will be under $40,000,000, but could be larger or smaller based on investor subscriptions and actual opportunities in the market. The amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a portfolio consisting of our targeted real estate investments. If we are unable to raise substantial funds, we may make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case,

the likelihood that any single asset's performance would adversely affect our profitability will increase. Your investment in our units will be subject to greater risk to the extent that we lack a portfolio consisting of real estate investments in urban infill locations in the path of anticipated growth. Further, we will have certain fixed operating expenses, including certain expenses as a public reporting company, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise

substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.



Our ability to implement our investment strategy is dependent, in part, upon our ability to successfully conduct this offering through our Internet website investment portal, which makes an investment in us more speculative.

We will conduct this offering primarily through an investment portal on our Internet website (though we may distribute the Units through other mechanisms as deemed appropriate by our Board of Directors).

This is the first offering being offered through our Internet

Website investment portal. The success of this offering, and our ability to implement our business strategy, is dependent upon our ability to sell the Units to investors through our Internet website investment portal. If we are not successful in selling the Units through our Internet website investment portal, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. If we are unsuccessful in implementing our investment strategy, you could lose all or a part of your investment.

Any adverse changes in the financial health or our relationship with affiliates of our Board of Directors could hinder our operating performance and the return on your investment.

We have engaged our Board of Directors to manage our operations and our portfolio of real estate assets. Our Board of Directors (as a board) has no employees; however, each Board Member has employees.

We use our Board of Directors and the affiliates and employees of our Board Members to perform services on our behalf. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our Board of Directors and each

Board Member's affiliates and employees in the identification and acquisition or origination of investments, the management of our assets, and operation of our day-to-day activities. Any adverse changes in the financial condition or our relationship with our

Board of Directors' or their affiliates could hinder our ability to successfully manage our operations and our portfolio of investments.



If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

If our Board of Directors does determine to pursue a liquidity transaction (which may include selling the Fund's portfolio or launching an initial public offering, or IPO) we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on members, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity

transaction, or delay such a transaction due to market conditions,

your units may continue to be illiquid and you may, for an

indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.



We may change our targeted investments and investment guidelines without member consent.

Our Board of Directors may change our targeted investments and investment guidelines at any time without the consent of our members, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our targeted investments or investment guidelines may increase our exposure to risks related to the real estate and cyber-currency markets, which could adversely affect the value of the Units and our ability to make distributions to you.



The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

We compete with many other entities engaged in real estate

investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities. This market is competitive and rapidly changing and we expect competition to persist and intensify in the future.

Some of our current or potential competitors may have significantly more financial, technical, marketing, and other resources than we do and may be able to devote greater resources to the development,

promotion, sale, and support of their platforms and distribution channels. Larger real estate programs may enjoy significant

competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition,

the number of entities and the amount of funds competing for suitable properties may increase. Any such increase would result in increased demand for these assets and therefore increased prices paid for them. If we pay higher prices for properties and other investments, our profitability will be reduced and you may

experience a lower return on your investment.

Our potential competitors may also have longer operating histories,

more extensive customer bases, greater brand recognition, and broader customer relationships than we have. These competitors may be better able to develop new products, to respond quickly to new technologies and to undertake more extensive marketing campaigns.



We rely on banks and on third-party computer hardware and software.

If we are unable to continue utilizing these services, our business may be adversely affected.

We and our Internet website investment portal rely on third-

party/affiliates of Board Members and FDIC-insured depository institutions to process our transactions, processing of

subscriptions under this offering and distributions to our members.

We also rely on computer hardware purchased and software developed,

managed, and/or licensed from third parties/affiliates of Board

Members to serve as the basis for our Internet website investment portal. This hardware and software may be physically located off-

site, as is often the case with "cloud services." This hardware and software may not continue to be available on commercially reasonable terms, or at all. If our Internet website investment portal cannot continue to obtain such services elsewhere, or if it cannot

transition to another processor quickly, our ability to process payments will suffer and your ability to receive distributions will be delayed.

If Members of our Board of Directors fail to retain its key

personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future depends, in part, on members of our Board of Directors'

ability to attract and retain key personnel. Our future also depends on the continued contributions of the Board of Directors, each of whom would be difficult to replace. The loss of the services of our

Board of Directors and the process to replace any of our members of the Board of Directors would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.



Misconduct and unsubstantiated allegations against our Board of

Directors, their employees, and/or affiliates could expose us to significant reputational harm.

We are vulnerable to reputational harm, as we operate in an industry where integrity and the confidence of our investors is of critical importance. If an employee or affiliate of a Board Member or any of our Board Members were to engage in illegal or suspicious

activities, or if unsubstantiated allegations are made against us or any of these individuals, we may suffer serious harm to our

reputation (as a consequence of the negative perception resulting from such activities or allegations), financial position,

relationships with key persons and companies in the real estate market, and our ability to attract new investors. Our business often requires that we deal with confidential information. If anyone were to improperly use or disclose this information, we could suffer serious harm to our reputation, financial position and current and future business relationships.

It is not always possible to deter employee misconduct, and the precautions the Board of Directors takes to detect and prevent this activity may not be effective in all cases. Misconduct by the employees of any of our Board of Directors, or even unsubstantiated allegations of misconduct, could subject us to regulatory sanctions and result in an adverse effect on our reputation and our business.



If our techniques for managing risk are ineffective, we may be exposed to unanticipated losses.

In order to manage the significant risks inherent in our business,

we must maintain effective policies, procedures, and systems that enable us to identify, monitor, and control our exposure to market,

operational, legal, and reputational risks. Our risk management methods may prove to be ineffective due to their design or

implementation or as a result of the lack of adequate, accurate, or timely information. If our risk management efforts are ineffective,

we could suffer losses or face litigation, particularly from our clients, and sanctions or fines from regulators.

Our techniques for managing risks may not fully mitigate the risk exposure in all economic or market environments, or against all types of risk, including risks that we might fail to identify or anticipate. Any failures in our risk management techniques and strategies to accurately quantify such risk exposure could limit our ability to manage risks or to seek positive, risk-adjusted returns.

In addition, any risk management failures could cause fund losses to be significantly greater than historical measures predict. Our more qualitative approach to managing those risks could prove

insufficient, exposing us to unanticipated losses in our net asset value and therefore a reduction in our revenues.



This offering is focused on attracting a large number of investors that plan on making relatively small investments. An inability to attract such investors may have an adverse effect on the success of our offering, and we may not raise adequate capital to implement our business strategy.

The Units are being offered and sold only to "qualified purchasers"

(as defined in Regulation A). "Qualified purchasers" include: (i)

"accredited investors" under Rule 501(a) of Regulation D (which, in the case of natural persons, (A) have an individual net worth, or joint net worth with the person's spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person, or (B) earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year) and (ii) all other investors so long as their investment in the particular issuer does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Our target investor base inherently consists of persons that may not have the high net worth or income that investors in traditional initial public offerings have.

Certain economic, geopolitical and social conditions may influence the investing habits and risk tolerance of these smaller investors to a greater extent than larger investors which may have an adverse effect on our ability to raise adequate capital to implement our business strategy. Additionally, our focus on investors that plan on making, or are able to make, relatively small investments requires a larger investor base in order to meet our annual goal of raising

$50,000,000 in our offering. We may have difficulties in attracting a large investor base, which may have an adverse effect on the success of this offering, and a larger investor base involves increased transaction costs, which will increase our expenses.

Risks Related to our Internet Website Portal

We face increased risks, uncertainties, expenses, and difficulties in maintaining the Internet website investment portal.

In order for us to be successful, the volume of investments

originated through the Internet website investment portal will need to increase, which will require us or our affiliates to increase its facilities, personnel, and infrastructure to accommodate the greater obligations and demands on the Internet website investment portal.

We expect to routinely update our website, expand our customer support services, and contract an appropriate number of individuals to maintain the operations of the Internet website investment portal. If we are unable to maintain the necessary infrastructure,

you may experience delays in receipt of distributions on the Units,

periodic downtime of the Internet website investment portal, or other disruptions to our business and operations.

If the security of our investors' confidential information stored in our sponsor's systems is breached or otherwise subjected to

unauthorized access, your secure information may be stolen.

The Internet website investment portal may store investors' bank information and other personally-identifiable sensitive data. Our

Internet website investment portal is compliant with payment card industry security standards and we use daily security monitoring services. However, any accidental or willful security breach or other unauthorized access could cause your secure information to be stolen and used for criminal purposes, and you would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change

frequently and generally are not recognized until they are launched against a target, the Internet website investment portal and our third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors and our partner real estate operators to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived,

would harm our reputation, resulting in a potential loss of

investors and adverse effect on the value of your investment in us.



Any significant disruption in service on the Internet website investment portal or in its computer systems could reduce the attractiveness of the Internet website investment portal and result in a loss of users.

If a catastrophic event resulted in a platform outage and physical data loss, the Internet website investment portal's ability to perform its functions would be adversely affected. The satisfactory performance, reliability, and availability of our technology and underlying hosting services infrastructure are critical to our operations, level of customer service, reputation, and ability to attract new investors and retain existing investors. Our hosting services infrastructure is provided by a third party hosting provider (the "Hosting Provider"). We also maintain a backup system at a separate location that is owned and operated by a third party.

The Hosting Provider does not guarantee that users' access to the

Internet website investment portal will be uninterrupted, error-

free, or secure. Our operations depend on the Hosting Provider's ability to protect its and our systems in its facilities against damage or interruption from natural disasters, power, or

telecommunications failures, air quality, temperature, humidity, and other environmental concerns, computer viruses, or other attempts to harm our systems, criminal acts, and similar events. If our

arrangement with the Hosting Provider is terminated, or there is a lapse of service or damage to its facilities, we could experience interruptions in service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in our service, whether as a result of an error by the Hosting Provider or other third-party error, our own error, natural disasters, or security breaches, whether accidental or willful, could harm our ability to perform any services for corresponding project

investments or maintain accurate accounts, our relationships with users of the Internet website investment portal and our reputation.

Additionally, in the event of damage or interruption, our insurance policies may not adequately compensate us for any losses that we may incur. Our disaster recovery plan has not been tested under actual disaster conditions, and it may not have sufficient capacity to recover all data and services in the event of an outage at a facility operated by the Hosting Provider. These factors could prevent us from processing or posting payments on the corresponding investments, damage our brand and reputation, divert attention, and cause users to abandon the Internet website investment portal.

Risks Related to Compliance and Regulation

We are offering the Units pursuant to recent amendments to

Regulation A promulgated pursuant to the Jumpstart Our Business

Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make the Units less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements which may make an investment in the Units less attractive to investors who are accustomed to enhanced

disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the

attractiveness of the Units, we may be unable to raise the necessary funds necessary to commence operations, or to acquire and manage a portfolio consisting of real estate investments in urban infill locations in the path of anticipated growth.

Under Section 107 of the JOBS Act, we are permitted to use the extended transition period provided in Section 7(a)(2)(B) of the

Securities Act for complying with new or revised accounting

standards. This permits us to delay the adoption of certain

accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in Section 7(a)(2)(B). By electing to extend the transition period for complying with new or revised accounting standards, our financial statements may not be comparable to companies that adopt accounting standard updates upon the public business entity effective dates.



Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50,000,000 in any 12 month period under Regulation A

(although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.



There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we will not need to provide a report on the effectiveness of our internal controls over financial reporting, and we will be exempt from the auditor attestation requirements

concerning any such report so long as we are a Tier 2 issuer. We are in the process of evaluating whether our internal control procedures are effective and therefore there is a greater likelihood of undiscovered errors in our internal controls or reported financial statements as compared to issuers that have conducted such

evaluations.



Non-compliance with laws and regulations may impair our ability to arrange, service, or otherwise manage assets.

Failure to comply with the laws and regulatory requirements

applicable to our business may, among other things, limit our ability to collect all or part of the payments from our investments.

In addition, our non-compliance could subject us to damages,

revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business.



Maintenance of our Investment Company Act exemption imposes limits on our operations, which may adversely affect our operations.

We intend to conduct our operations so that neither we nor any of our subsidiaries is required to register as an investment company under the Investment Company Act. We anticipate that we will hold real estate and real estate-related assets described below (i)

directly, (ii) through one or more wholly-owned subsidiaries, (iii)

through one or more majority-owned joint venture subsidiaries, and,

(iv) to a lesser extent, through one or more minority-owned joint venture subsidiaries.

In connection with the Section 3(a)(1)(C) analysis, the

determination of whether an entity is a majority-owned subsidiary of the Company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person,

or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting security as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. We also treat

subsidiaries of which we or our wholly-owned or majority-owned subsidiary is the Board of Directors (in a Board of Directors-

managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of our wholly-owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as "Controlled

Subsidiaries"), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment Company Act. We reached our conclusion on the basis that the interests issued by the

Controlled Subsidiaries are the functional equivalent of voting securities. We have not asked the SEC staff for concurrence of our analysis, our treatment of such interests as voting securities, or whether the Controlled Subsidiaries, or any other of our

subsidiaries, may be treated in the manner in which we intend, and it is possible that the SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.

Certain of our subsidiaries may rely on the exclusion provided by

Section 3(c)(5)(C) under the Investment Company Act.  Section

3(c)(5)(C) of the Investment Company Act is designed for entities

"primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate." This exclusion generally requires that at least 55% of the entity's assets on an unconsolidated basis consist of qualifying real estate assets and at least 80% of the entity's assets consist of qualifying real estate assets or real estate-related assets.

These requirements limit the assets those subsidiaries can own and the timing of sales and purchases of those assets.

To classify the assets held by our subsidiaries as qualifying real estate assets or real estate-related assets, we will rely on no-

action letters and other guidance published by the SEC staff regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the SEC or its staff regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations. In fact, in August 2011, the SEC published a concept release in which it asked for comments on this exclusion from regulation. To the extent that the SEC staff provides more specific guidance regarding any of the matters bearing upon our exemption from the need to register or exclusion under the

Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the SEC staff could further inhibit our ability to pursue the strategies that we have chosen.

Furthermore, although we intend to monitor the assets of our subsidiaries regularly, there can be no assurance that our

subsidiaries will be able to maintain their exclusion from

registration. Any of the forgoing could require us to adjust our strategy, which could limit our ability to make certain investments or require us to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of the Units, the sustainability of our business model and our ability to make distributions.

Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

-  limitations on capital structure;

-  restrictions on specified investments;

-  restrictions on leverage or senior securities;

-  restrictions on unsecured borrowings;

-  prohibitions on transactions with affiliates; and

-  compliance with reporting, record keeping, voting, proxy

disclosure and other rules and regulations that would

significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us. Moreover,

parties to a contract with an entity that has improperly failed to register as an investment company under the Investment Company Act may be entitled to cancel or otherwise void their contracts with the unregistered entity.

Registration with the SEC as an investment company would be costly,

would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the

Investment Company Act, our net asset value, the amount of funds available for investment and our ability to pay distributions to our members could be materially adversely affected.

As internet commerce develops, federal and state governments may adopt new laws to regulate Internet commerce, which may negatively affect our business.

As internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to our business.

The cost to comply with such laws or regulations could be

significant and would increase our operating expenses, which could negatively impact our ability to acquire and manage a portfolio consisting of real estate investments in urban infill locations in the path of anticipated growth. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the Internet. These taxes could discourage the use of the Internet as a means of raising capital, which would adversely affect the viability of the Internet website investment portal.



Laws intended to prohibit money laundering may require us to disclose investor information to regulatory authorities.

The Uniting and Strengthening America By Providing Appropriate Tools

Required to Intercept and Obstruct Terrorism Act of 2001 (the

"PATRIOT Act") requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Treasury

("Treasury") to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes

Enforcement Network ("FinCEN"), an agency of the Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require us or our service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-

money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of the Units to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective members and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective member to produce any information required for verification

purposes, an application for, or transfer of, the Units may be refused. We will not have the ability to reject a transfer of the

Units where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our operating agreement, are satisfied.

Risks Related to Conflicts of Interest

There are conflicts of interest between us and our Board of

Directors and its affiliates.

Prevailing market rates are determined by our Board of Directors based on industry standards and expectations of what Management would be able to negotiate with a third party on an arm's length basis. All of the agreements and arrangements between such parties,

including those relating to compensation, are not the result of arm's length negotiations. Some of the conflicts inherent in the

Company's transactions with the Board of Directors and its

affiliates, and the limitations on such parties adopted to address these conflicts, are described below. The Company, Board of

Directors, and their affiliates will try to balance our interests with their own. However, to the extent that such parties take actions that are more favorable to other entities than us, these actions could have negative impact on our financial performance and,

consequently, on distributions to members and the value of the

Units.



The interests of the Board of Directors, its principals, and its other affiliates may conflict with your interests.

The operating agreement provides our Board of Directors with broad powers and authority which may result in one or more conflicts of interest between your interests and those of the Board of Directors,

its principals and its other affiliates. Potential conflicts of interest include, but are not limited to, the following:

-  the Board of Directors, its principals, and/or its other

affiliates are offering, and may continue to offer, other real estate investment opportunities, including additional blind pool equity offerings similar to this offering, and may make

investments in real estate assets for their own respective

accounts, whether or not competitive with our business;

-  the Board of Directors, its principals, and/or its other

affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits return fees or

compensation from any other business owned and operated by the

Board of Directors, its principals, and/or its other affiliates for their own benefit;

-  we may engage the Board of Directors or affiliates of the

Board of Directors to perform services at rates that are not subject to negotiation; and

-  the Board of Directors, its principals, and/or its other

affiliates are not required to devote all of their time and

efforts to our affairs.



We have agreed to limit remedies available to us and our members for actions by our Board of Directors that might otherwise constitute a breach of duty.

Our Board of Directors' affiliates maintain a contractual, as opposed to a fiduciary, relationship with us and our members.

Accordingly, we and our members will only have recourse and be able to seek remedies against our Board of Directors affiliates to the extent they breach obligations pursuant to our operating agreement.

Furthermore, we have agreed to limit the liability of our Board of

Directors and to indemnify our Board of Directors against certain liabilities. These provisions are detrimental to members because they restrict the remedies available to them for actions that without those limitations might constitute breaches of duty,

including fiduciary duties. By purchasing the Units, you will be treated as having consented to the provisions set forth in the operating agreement. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the operating agreement because of our desire to maintain our ongoing relationship with our

Board of Directors.



Our investors will have the first right to invest in any future investment opportunities of any affiliate of ours.

We anticipate creating new classes of non-voting units with certain preferences so as to allow us to diversify our portfolio over time.

Our investors have the right to investment opportunities in all such new classes.  These new offerings and issuances could impact the quality of our investments and result in a negative impact on our financial returns.

Our operating agreement will provide that courts located in the

State of Georgia will be the exclusive forum for substantially all disputes between us and our members.

Our operating agreement provides that the Superior Court of Cobb

County, or other state or federal court in the State of Georgia is the exclusive forum in any action or proceeding arising out of or relating to the operating agreement, the relations between the parties to the operating agreement and any matter, action or transaction described in the operating agreement, whether in contract, tort or otherwise, including claims arising from federal securities laws (including, without limitation, the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended). The choice of forum provision may limit a member's ability to bring a claim in a judicial forum that it finds favorable for disputes with us or our directors, officers, or other employees,

which may discourage such lawsuits against us and our directors,

officers, and other employees. However, there is uncertainty as to whether a court would enforce the choice of forum provision. If a court were to find the choice of forum provision contained in our operating agreement to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business.

Nonetheless, if a court were to apply the choice of forum provision to claims arising from the Securities Act of 1933, as amended,

members cannot waive compliance with the federal securities laws and the rules and regulations thereunder.



Our operating agreement requires that each member waive the right to a trial by jury in the event of a dispute.

Our operating agreement requires that all parties to the operating agreement waive their right to trial by jury in any action, lawsuit,

or proceeding, whether in contract or in tort, relating to any dispute arising under or in connection with this agreement or any transaction described in the operating agreement or to any dispute between the parties, including claims arising from federal

securities laws.  Instead, all such disputes will be tried before a judge. Members will not be deemed to have waived the Company's compliance with the federal securities laws and the rules and regulations thereunder. This provision could be unfavorable to a member to the extent a judge would be less likely than a jury to find in favor of the member. In addition, it is possible that a judge would find this provision unenforceable and grant a jury trial to a member.



Risks Related to Our Investments



Our real estate and real estate-related assets will be subject to the risks typically associated with real estate.

Our real estate and real estate-related assets will be subject to the risks typically associated with real estate. The value of real estate may be adversely affected by a number of risks, including:

-  natural disasters such as hurricanes, earthquakes, floods and pandemics, including the current COVID-19 pandemic;

-  acts of war or terrorism, including the consequences of

terrorist attacks, such as those that occurred on September 11,

2001;

-  adverse changes in national and local economic and real

estate conditions;

-  an oversupply of (or a reduction in demand for) space in

the areas where particular properties are located and the

attractiveness of particular properties to prospective tenants;

-  changes in governmental laws and regulations, fiscal

policies and zoning ordinances and the related costs of

compliance therewith and the potential for liability under

applicable laws;

-  costs of remediation and liabilities associated with

environmental conditions affecting properties; and

-  the potential for uninsured or underinsured property

losses.

The value of each property is affected significantly by its ability to generate cash flow and net income, which in turn depends on the amount of rental or other income that can be generated net of expenses required to be incurred with respect to the property. Many expenditures associated with properties (such as operating expenses and capital expenditures) cannot be reduced when there is a

reduction in income from the properties.

These factors may have a material adverse effect on the value that we can realize from our assets.

The actual rents we receive for the properties in our portfolio may be less than estimated market rents, and we may experience a decline in realized rental rates from time to time, which could adversely affect our financial condition, results of operations and cash flow.

As a result of potential factors, including competitive pricing pressure in our markets, a general economic downturn, and the desirability of our properties compared to other properties in our markets, we may be unable to realize our estimated market rents. If we are unable to obtain sufficient rental rates, then our ability to generate cash flow growth will be negatively impacted.



The geographic concentration of our investments in a limited region may make our business vulnerable to adverse conditions in such regions. As a result, our investments may lose value and we may experience losses.

We intend to make real estate investments primarily in the DR. We may also invest in other territories in the Caribbean and/or United

States.  Investing in a limited region carries the risks associated with significant geographical concentration. Geographic

concentration of properties exposes our projects to adverse

conditions in the area where any property is located, including general economic downturns, increased competition, real estate conditions, terrorist attacks, potential impacts from labor

disputes, earthquakes and wildfires, and other natural disasters occurring in such markets. Such major, localized events in our target investment areas could adversely affect our business and revenues, which would adversely affect our results of operations and financial condition.



We may not be able to rebuild an existing property to existing specifications if we experience a substantial or comprehensive loss.

If we experience a substantial or comprehensive loss of a property,

we may not be able to rebuild such property to its existing

specifications. Further, reconstruction or improvement of such a property may require significant upgrades to meet zoning and building code requirements. Environmental and legal restrictions could also restrict the rebuilding of our properties.



Properties that have significant vacancies could be difficult to sell, which could diminish the return on these properties.

A property may incur vacancies either by the expiration of tenant leases or the continued default of tenants under their leases. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in less cash available for distribution to our members. In addition, the resale value of the property could be diminished because the market value of our properties will depend principally upon the value of the cash flow generated by the leases associated with that property. Such a reduction in the resale value of a property could also reduce the value of our members'

investment.

Further, a decline in general economic conditions in the markets in which our investments are located could lead to an increase in tenant defaults, lower rental rates, and less demand for commercial real estate space in those markets. As a result of these trends, we may be more inclined to provide leasing incentives to our tenants in order to compete in a more competitive leasing environment. Such trends may result in reduced revenue and lower resale value of properties, which may reduce your return. The extent to which the coronavirus impacts the Company's results will depend on future developments, which are highly uncertain and cannot be predicted,

including new information which may emerge concerning the severity of the coronavirus, the duration and spread of the outbreak, the actions to contain the coronavirus or treat its impact, its impact on our tenants, our tenants' customers, employees and vendors, and governmental, regulatory and private sector responses to the coronavirus.



We depend on tenants for our revenue, and lease defaults or

terminations could reduce our net income and limit our ability to make distributions to our members.

The success of our investments materially depends on the financial stability of our tenants. A default or termination by a tenant on its lease payments to us would cause us to lose the revenue

associated with such lease and require us to find an alternative source of revenue to meet mortgage payments and prevent a

foreclosure, if the property is subject to a mortgage. In the event of a tenant default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment and re-leasing our property. If a tenant defaults on or terminates a lease, we may be unable to lease the property for the rent previously received or sell the property without incurring a loss. These events could cause us to reduce the amount of distributions to you. To the extent we acquire retail properties, our revenue will be significantly impacted by the success and economic viability of our retail anchor tenants. Our reliance on a single tenant or significant tenants in certain buildings may decrease our ability to lease vacated space and adversely affect the returns on our members' investment.

In the retail sector, a tenant occupying all or a large portion of the gross leasable area of a retail center, commonly referred to as an anchor tenant, may become insolvent, may suffer a downturn in business and default on or terminate its lease, or may decide not to renew its lease. Any of these events would result in a reduction or cessation in rental payments to us from that tenant and would adversely affect our financial condition. A lease termination by an anchor tenant could result in lease terminations or reductions in rent by other tenants whose leases may permit cancellation or rent reduction if an anchor tenant's lease is terminated. In such event,

we may be unable to re-lease the vacated space. Similarly, the leases of some anchor tenants may permit the anchor tenant to transfer its lease to another retailer. The transfer to a new anchor tenant could cause customer traffic in the retail center to decrease and thereby reduce the income generated by that retail center. A lease transfer to a new anchor tenant could also allow other tenants, under the terms of their respective leases, to make reduced rental payments or to terminate their leases. In the event that we are unable to re-lease the vacated space to a new anchor tenant, we may incur additional expenses in order to renovate and subdivide the space to be able to re-lease the space to more than one tenant.



Potential development and construction delays and resultant

increased costs and risks may hinder our operating results and decrease our net income.

We may acquire unimproved real property that is under development or construction. Investments in such property will be subject to the uncertainties associated with the development and construction of real property, including those related to re-zoning land for development, environmental concerns of governmental entities and/or community groups, and our builders' ability to build in conformity with plans, specifications, budgeted costs and timetables. If a builder fails to perform, we may resort to legal action to rescind the purchase or the construction contract or to compel performance.

A builder's performance may also be affected or delayed by

conditions beyond the builder's control. Delays in completing construction could also give tenants the right to terminate

preconstruction leases. We may incur additional risks when we make periodic progress payments or other advances to builders before they complete construction. These and other factors can result in increased costs of a project or loss of our investment. In addition,

we will be subject to normal lease-up risks relating to newly constructed projects. We also must rely on rental income and expense projections and estimates of the fair market value of property upon completion of construction when agreeing upon a purchase price at the time we acquire the property. If our projections are inaccurate,

we may pay too much for a property, and the return on our investment could suffer. In addition, to the extent we make or acquire loans to finance construction or renovation projects, risks of cost overruns and non-completion of the construction or renovation of the

properties underlying loans we make or acquire may materially adversely affect our investment.



Actions of any joint venture partners that we may have in the future could reduce the returns on joint venture investments and decrease our members' overall return.

We may enter into joint ventures to acquire properties and other assets. We may also purchase and develop properties in joint ventures or in partnerships, co-tenancies or other co-ownership arrangements. Such investments may involve risks not otherwise present with other methods of investment, including, for example,

the following risks:

-  that our co-venturer, co-tenant, or partner in an

investment could become insolvent or bankrupt;

-  that such co-venturer, co-tenant, or partner may at any

time have economic or business interests or goals that are or that become inconsistent with our business interests or goals;

-  that such co-venturer, co-tenant, or partner may be in a

position to take action contrary to our instructions or requests or contrary to our policies or objectives; or

-  that disputes between us and our co-venturer, co-tenant or partner may result in litigation or arbitration that would

increase our expenses and prevent our directors from focusing their time and effort on our operations.

Any of the above might subject a property to liabilities in excess of those contemplated and thus reduce our returns on that investment and the value of your investment.

Costs imposed pursuant to governmental laws and regulations may reduce our net income and the cash available for distributions to our members.

Real property and the operations conducted on real property are subject to federal, state and local laws and regulations relating to protection of the environment and human health. We could be subject to liability in the form of fines, penalties or damages for

noncompliance with these laws and regulations. These laws and regulations generally govern wastewater discharges, air emissions,

the operation and removal of underground and above-ground storage tanks, the use, storage, treatment, transportation and disposal of solid and hazardous materials, the remediation of contamination associated with the release or disposal of solid and hazardous materials, the presence of toxic building materials and other health and safety-related concerns.

Some of these laws and regulations may impose joint and several liability on the tenants, owners or operators of real property for the costs to investigate or remediate contaminated properties,

regardless of fault, whether the contamination occurred prior to purchase, or whether the acts causing the contamination were legal.

Activities of our tenants, the condition of properties at the time we buy them, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of

unrelated third parties may affect our properties.

The presence of hazardous substances, or the failure to properly manage or remediate these substances, may hinder our ability to sell, rent or pledge such property as collateral for future

borrowings. Any material expenditures, fines, penalties or damages we must pay will reduce our ability to make distributions and may reduce the value of your investment.



The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to our members.

Under any laws, ordinances, or regulations, we may be liable for the cost of removing or remediating hazardous or toxic substances on,

under or in such property. These costs could be substantial. We may be subject to liability whether or not we knew of, or were

responsible for, the presence of such hazardous or toxic substances.

Environmental laws may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial

expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. We may be subject to sanctions for noncompliance. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

Uninsured losses relating to real property or excessively expensive premiums for insurance coverage could reduce our cash flows and the return on our members' investment.

There are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods,

hurricanes, pollution or environmental matters, that are uninsurable or not economically insurable, or may be insured subject to

limitations, such as large deductibles or co-payments. Insurance risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Additionally, mortgage lenders in some cases insist that commercial property owners purchase coverage against terrorism as a condition for providing mortgage loans. Such insurance policies may not be available at reasonable costs, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support,

either through financial assurances or self-insurance, to cover potential losses. We may not have adequate coverage for such losses.

If any of our properties incurs a casualty loss that is not fully insured, the value of our assets will be reduced by any such uninsured loss, which may reduce the value of your investment. In addition, other than any working capital reserve or other reserves we may establish, we have no source of funding to repair or

reconstruct any uninsured property. Also, to the extent we must pay unexpectedly large amounts for insurance, we could suffer reduced earnings that would result in lower distributions to you.



Force Majeure

The Company's investments may be affected by force majeure events

(i.e., events beyond the control of the party claiming that the event has occurred, including, without limitation, energy blackouts,

acts of God, fire, flood, earthquakes, outbreaks of an infectious disease, pandemic or any other serious public health concern, war,

terrorism, labor strikes and telecommunication failures). Some force majeure events may adversely affect the ability of a party

(including the Company's investment, a tenant of the Company's investment, a counterparty of the Company's investment or a

counterparty of the Company) to perform its obligations until it is able to remedy the force majeure event. Such a party may also claim force majeure for nonperformance of its contract obligations to the

Company, the Company's investment, a tenant of the Company's investment, a counterparty of the Company's investment or a

counterparty of the Company. In addition, the cost to the Company's investment or the Company of repairing or replacing damaged assets resulting from such force majeure event could be considerable.

Certain force majeure events (such as war or an outbreak of an infectious disease) could have a broader negative impact on the world economy and international business activity generally, or in any of the countries in which the Company may invest specifically.

Additionally, a major governmental intervention into industry,

including the nationalization of an industry or the assertion of control over one or more portfolio investments or its assets, could result in a loss to the Company, including if its investment in such portfolio investment is canceled, unwound or acquired (which could be without what the Company considers to be adequate compensation).

Any of the foregoing would therefore adversely affect the

performance of the Company and its investments.



Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our members.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

-  interest rate hedging can be expensive, particularly

during periods of rising and volatile interest rates;

-  available interest rate hedging may not correspond

directly with the interest rate risk for which protection is sought;

-  the duration of the hedge may not match the duration of

the related liability or asset;

-  our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining

REIT qualification;

-  the credit quality of the party owing money on the hedge

may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

-  the party owing money in the hedging transaction may

default on its obligation to pay; and

-  we may purchase a hedge that turns out not to be

necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings,

which could adversely affect cash available for distribution to our members. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect

correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Interest rate swap agreements and other hedging-related agreements may be valued by third party valuation experts in connection with the determination of net asset value per Unit, and valuations of such agreements may adversely affect the net asset value per Unit.



Our investment is primarily illiquid and we may not be able to vary our portfolio in response to changes in economic and other

conditions.

Many factors that are beyond our control affect the real estate market and could affect our ability to sell properties and other investments for the price, on the terms or within the time frame that we desire. These factors include general economic conditions,

the availability of financing, interest rates and other factors,

including supply and demand. Because real estate investments are relatively illiquid, we have a limited ability to vary our portfolio in response to changes in economic or other conditions. Further,

before we can sell a property on the terms we want, it may be necessary to expend funds to correct defects or to make

improvements. However, we can give no assurance that we will have the funds available to correct such defects or to make such

improvements. As a result, we expect many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.



Declines in the market values of our investments may adversely affect periodic reported results of operations and credit

availability, which may reduce earnings and, in turn, cash available for distribution to our members.

We may have assets classified for accounting purposes as "available-

for-sale." These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to members' equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement,

which will reduce our earnings in the period recognized.

A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional

collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to members.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. If we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.



Some of our portfolio investments will be carried at estimated fair value as determined by us and, as a result, there may be uncertainty as to the value of these investments.

Some of our portfolio investments will be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of the Units could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.



Uncertainty of Net Asset Values in Light of COVID-19 Outbreak

The Company's net asset value is based on internal valuations that are inherently subjective in certain respects and rely on a variety of assumptions, including assumptions about projected cash flows for the remaining holding periods for the Company's real estate assets.

Furthermore, internal valuations are based in large part on

information as of the end of a given calendar quarter, and market,

property and other conditions may change materially thereafter.

Furthermore, real estate assets generally cannot be marked to an established market or readily tradable assets. Accordingly, such internal valuations may not accurately reflect the actual market value of the Company's real estate assets, and, thus, prospective investors and Limited Partners may make decisions as to whether to invest in or redeem units without complete and accurate valuation information. In particular, the outbreak of COVID-19 and the economic impact arising from both the virus and actions taken to mitigate its spread may impact the value of the Company's assets and availability of debt, and the appraisals may not take such factors into account for a variety of reasons, including the timing of the outbreak, its escalation or mitigation efforts. Please see "Risk

Factors" above for a more detailed discussion of the potential impacts of COVID-19 on the Company and its investments. In addition,

any valuation is a subjective analysis of the fair market value of an asset and requires the use of techniques that are costly and time-consuming and ultimately provide no more than an estimate of value. Similarly, certain of the Company's liabilities may be valued on the basis of estimates, and those estimates may not result in a fair determination of net asset value. Valuation of liabilities may present a more significant risk during periods (such as during late

2008 and 2009) when many lenders discontinue or sharply curtail making even low loan-to-value loans, or when there is significant volatility in certain equity and debt markets (such as the volatility the markets are experiencing at the time of this Statement as a result of the outbreak of COVID-19). Accordingly, there can be no assurance that the Company's net asset value, as calculated based on such valuations, will be accurate on any given date, nor can there be any assurance that the sale of any investment would be at a price equivalent to the last estimated value of such investment. If, at any time, the Company's net asset value is lower than the true value of the Company's assets and liabilities, those investors that sell all or some of their Units to a third party at such time may be underpaid.



Competition with third parties in acquiring properties and other investments may reduce our profitability and the return on your investment.

We have significant competition with respect to our acquisition of properties and other investments with many other companies,

including other REITs, insurance companies, commercial banks,

private investment funds, hedge funds, specialty finance companies,

online investment platforms and other investors, some of which have greater resources than us. We may not be able to compete

successfully for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we acquire properties and other investments at higher prices and/or by using less-than-ideal capital structures, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.



If we overestimate the value or income-producing ability or

incorrectly price the risks of our investments, we may experience losses.

Analysis of the value or income-producing ability of a commercial property is highly subjective and may be subject to error. Our Board of Directors will value our potential investments based on yields and risks, taking into account estimated future losses on select real estate investments, and the estimated impact of these losses on expected future cash flows and returns. In the event that we underestimate the risks relative to the price we pay for a

particular investment, we may experience losses with respect to such investment.



Risks Relating to Economic Conditions



Economic recessions or downturns may have an adverse effect on our business, financial condition, and results of operations.

Economic recessions or downturns may result in a prolonged period of market illiquidity, which could have an adverse effect on our business, financial condition and results of operations. Unfavorable economic conditions also could reduce investments on the Internet website investment portal by investors and engagement by real estate operators. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, decreasing demand for real estate, or the public perception that any of these events may occur, have resulted in and could continue to result in a general decline in acquisition, disposition and leasing activity, as well as a general decline in the value of real estate and in rents.

These events could adversely affect our demand among investors,

which will impact our results of operations. The extent to which the coronavirus impacts the Company's results will depend on future developments, which are highly uncertain and cannot be predicted,

including new information which may emerge concerning the severity of the coronavirus, the duration and spread of the outbreak, the actions to contain the coronavirus or treat its impact, its impact on our tenants, our tenants' customers, employees and vendors, and governmental, regulatory and private sector responses to the coronavirus.

During an economic downturn, it may also take longer for us to dispose of real estate investments, or the disposition prices may be lower than originally anticipated. As a result, the carrying value of such real estate investments may become impaired and we could record losses as a result of such impairment or could experience reduced profitability related to declines in real estate values.

These events could adversely affect our performance and, in turn,

our business, and negatively impact our results of operations.

Negative general economic conditions could reduce the overall amount of sale and leasing activity in the commercial real estate industry,

which may in turn adversely affect our revenues.



Downgrades of the governmental credit rating, automatic spending cuts, or a government shutdown could negatively impact our

liquidity, financial condition, and earnings.

Ratings agencies may lower or threaten to lower the long-term sovereign credit rating on the DR. The impact of this or any downgrades to the DR's government's sovereign credit rating or its perceived creditworthiness could adversely affect the DR and global financial markets and economic conditions. Adverse political and economic conditions could have an adverse effect on our business,

financial condition, and results of operations.



Global economic, political, and market conditions and economic uncertainty may adversely affect our business, results of operations and financial condition.

The current worldwide pandemic and financial market situation, as well as various social and political tensions in the United States and around the world, may continue to contribute to increased market volatility, may have long-term effects on the United States and worldwide financial markets, and may cause further economic

uncertainties or deterioration in the United States and worldwide.

Economic uncertainty can have a negative impact on our business through changing spreads, structures, and purchase multiples, as well as the overall supply of investment capital. There is continued

concern about national-level support for the Euro and the

accompanying coordination of fiscal and wage policy among European

Economic and Monetary Union member countries. In addition, the fiscal policy of foreign nations, such as China, may have a severe impact on the worldwide and United States financial markets. We do not know how long the financial markets will continue to be affected by the pandemic and these events and cannot predict the effects of these or similar events in the future on the United States economy and securities markets or on our investments. As a result of these factors, there can be no assurance that we will be able to

successfully monitor developments and manage our investments in a manner consistent with achieving our investment objectives.



Risks Related to Our Organization and Structure



Our members do not elect or vote on our Board of Directors and have limited ability to influence decisions regarding our business.

Our operating agreement provides that the assets, affairs and business of the Company are managed by our Board of Directors. Our members do not elect or vote on our Board of Directors, and, unlike the holders of units in a corporation, have only limited voting rights on matters affecting our business, and therefore limited ability to influence decisions regarding our business. In addition,

our operating agreement provides that the Board of Directors will generally operate in a manner that is appropriate to maintain our

REIT status, which may further limit decisions regarding our business.



Our members will have limited voting rights and may be bound by either a majority or supermajority vote.

Our members will have voting rights only with respect to certain matters, primarily relating to amendments to our operating agreement that would adversely change the rights of the Units, removal of any member of our board of Board of Directors for "cause," and the liquidation of the issuer. Each outstanding common unit entitles the holder to one vote on all matters submitted to a vote of members.

Generally, matters to be voted on by our members must be approved by a majority of the votes cast by all Units present in person or represented by proxy, although the vote to remove any member of our board of Board of Directors for "cause" requires a two-thirds vote of the remaining Board members. If any vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.

Our Board of Directors will have the ability to make decisions in its sole discretion regarding (i) changing the targeted class of investments for the Company without member notice or consent, (ii)

making changes to our operating agreement on whether to issue additional voting and non-voting units, (iii) employment decisions,

including compensation arrangements; and (iv) whether to enter into material transactions with affiliates.

As a non-listed company conducting an exempt offering pursuant to

Regulation A, we are not subject to a number of corporate governance requirements, including the requirements for a board of directors or independent board committees.

As a non-listed company conducting an exempt offering pursuant to

Regulation A, we are not subject to a number of corporate governance requirements that an issuer conducting an offering on Form S-11 or listing on a national stock exchange would be. Accordingly, we are not required to have (i) a board of directors of which a majority consists of "independent" directors under the listing standards of a national stock exchange; (ii) an audit committee composed entirely of independent directors and a written audit committee charter meeting a national stock exchange's requirements; (iii) a

nominating/corporate governance committee composed entirely of independent directors and a written nominating/corporate governance committee charter meeting a national stock exchange's requirements;

(iv) a compensation committee composed entirely of independent directors and a written compensation committee charter meeting the requirements of a national stock exchange; and (v) independent audits of our internal controls. Accordingly, you may not have the same protections afforded to members of companies that are subject to all of the corporate governance requirements of a national stock exchange.



Members of our Board of Directors and their affiliates may establish additional REIT offerings and other investment portals via an

Internet website investment opportunities in the future, there may be conflicts of interests among the various REIT offerings, which may result in opportunities that would benefit the Company being allocated to the other offerings.

Our Board of Directors expects in the future to establish additional offerings and to offer investment opportunities through its Internet website investment portal, including offerings that will acquire or invest in real estate investments.

These other offerings may have investment criteria that compete with

us. If a sale, financing, investment, or other business opportunity would be suitable for another program, the Board of Directors will offer the opportunity to the program or investor for which it determines the investment opportunity is most suitable based on diversification, rate of return objectives, or other considerations.

Except under any policies that may be adopted by our Board of

Directors, no affiliate-developed program (including us) will have any duty, responsibility or obligation to refrain from:

-  engaging in the same or similar activities or lines of

business as any other program;

-  doing business with any potential or actual tenant, lender,

purchaser, supplier, customer, or competitor of any other

program;

-  engaging in, or refraining from, any other activities

whatsoever relating to any of the potential or actual tenants,

lenders, purchasers,

-  engaging in, or refraining from, any other activities

whatsoever relating to any suppliers or customers of any other program;

-  establishing material commercial relationships with

another program; or

-  making operational and financial decisions that could be

considered to be detrimental to another program.

In addition, any decisions by our Board of Directors to renew,

extend, modify, or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one program more than another program or limit or impair the ability of any program to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or

agreements with or related to any one particular program that such arrangements or agreements include or not include another program,

as the case may be. Any of these decisions may benefit one program more than another.



Certain provisions of our operating agreement and applicable laws could hinder, delay, or prevent a change of control of the Company.

Certain provisions of our operating agreement and applicable laws could have the effect of discouraging, delaying, or preventing transactions that involve an actual or threatened change of control of the Company. These provisions include the following:



-  Authorization of additional units, issuances of authorized units, and classification of units without member approval. Our operating agreement authorizes us to issue additional units of the Company for the consideration and on the terms and

conditions established by our Board of Directors without the approval of our members. In particular, our Board of Directors is authorized to provide for the issuance of an unlimited

amount of one or more classes or series of our units, including preferred units, and to fix the number of units, the relative powers, preferences and rights, and the qualifications,

limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series. Our ability to issue additional units and other

securities could render more difficult or discourage an attempt to obtain control over the Company by means of a tender offer,

merger, or otherwise.

-  Ownership limitations. To assist us in qualifying as a

REIT, our operating agreement, subject to certain exceptions,

provides that generally no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than

9.8% in value or in number of our Units, whichever is more

restrictive. The ownership limits could have the effect of

discouraging a takeover or other transaction in which members might receive a premium for their Units over the then

prevailing market price or which holders might believe to be otherwise in their best interests. Furthermore, we will reject any investor's subscription in whole or in part if we determine that such subscription would violate such ownership limits.

-  Exclusive authority of our Board of Directors to amend our operating agreement. Our operating agreement provides that our

Board of Directors has the exclusive power to adopt, alter, and repeal any provision of the operating agreement, unless such amendment would adversely change the rights of the Units. Thus,

our members generally may not effect changes to our operating agreement.



You are limited in your ability to sell the Units pursuant to our redemption plan. You may not be able to sell any of the Units back to us, and if you do sell your Units, you may not receive the price you paid upon subscription.

Our redemption plan may provide you with an opportunity to have the

Units redeemed by us. We anticipate that the Units may be redeemed by us on a quarterly basis. However, our redemption plan contains certain restrictions and limitations, including those relating to the number of the Units that we can redeem at any given time and limiting the redemption price. Specifically, we are required to limit the number of Units to be redeemed during a 12-month period to no more than 5.0% of the number of the Units outstanding during such prior 12-month period. Accordingly, we presently intend to limit the number of Units to be redeemed during any calendar quarter to 1.25%

of the Units outstanding, with any excess capacity carried over to later calendar quarters in that 12-month period.

In addition, our Board of Directors reserves the right to reject any redemption request for any reason or no reason or to amend or terminate the redemption plan without notice. Therefore, you may not have the opportunity to make a redemption request prior to a potential termination of the redemption plan and you may not be able to sell any of the Units back to us pursuant to the redemption plan.

Moreover, if you do sell the Units back to us pursuant to the redemption plan, you will receive the same price you paid for the

Units being redeemed. See "Description of The Units - Quarterly

Redemption Plan."



Redemption obligations could adversely affect our liquidity and may force us to borrow funds during unfavorable market conditions.

During each 12-month period, we will honor redemption requests for up to a total of 5.0% of the number of the Units outstanding at the beginning of such 12-month period. Our requirement under our redemption plan to honor all redemption requests for up to 5.0%

means that we may be required to repurchase units even if we have limited liquidity. If we have insufficient liquidity to cover our repurchase requirements, the shortfall could require us to seek to raise short- and long-term debt or sell equity securities in order to fund the obligation and these sources of financing may not be available at all, or may only be available on disadvantageous terms.

See "Description of The Units - Quarterly Redemption Plan."



The offering price of our Units was not established on an

independent basis; the actual value of your investment may be substantially less than what you pay. When determining the estimated value of our Units, the value of Units will be based upon a number of assumptions that may not be accurate or complete.

Effective January 1, 2021, the purchase price of the Units is as follows:



      Founder's Club    First 4,000 Units  $2,250/Unit

      Early Bird    Second 4,000 Units  $2,375/Unit

      Standard    Remaining Units  $2,500 and shall never be

adjusted



Your interest in us will be diluted if we issue additional units.

Potential investors in this offering do not have preemptive rights to any units we issue in the future. Under our operating agreement,

we have authority to issue an unlimited number of additional Units or other securities, although, under Regulation A, we are only allowed to sell up to $50,000,000 of our units in any 12-month period (although we may raise capital in other ways). In particular,

our Board of Directors is authorized, subject to the restrictions of

Regulation A and other applicable securities laws, to provide for the issuance of a limited amount of one or more classes or series of units in the Company, including preferred units, and to fix the number of units, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof by resolution authorizing the issuance of such class or series, without member approval. After your purchase in this offering, our Board of Directors may elect to (i) sell additional units in this or future public offerings, (ii) issue equity interests in private offerings, or (iii) issue units to our

Board of Directors, or its successors or assigns, in payment of an outstanding fee obligation. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us may be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your Units. Other offerings of the Units may be made pursuant to exemptions under the Securities Act other than

Regulation A.  As of the initial filing of this offering circular, we have no sold any of the Units.



Risks Related to Our Status as a REIT



Failure to qualify as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our members.

We believe that our organization, prior and proposed ownership, and method of operation have enabled and will continue to enable us to meet the requirements for qualification and taxation as a REIT.

However, we cannot assure you that we have qualified or will continue to qualify as such. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code as to which there are only limited judicial and

administrative interpretations and involves the determination of facts and circumstances not entirely within our control. Future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of such qualification.

If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our members because:

-  we would not be allowed a deduction for dividends paid to members in computing our taxable income and would be subject to

U.S. federal income tax at the regular corporate rates;

-  we could be subject to possibly increased state and local taxes; and

-  unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to

qualify as a REIT.

In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors,

our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of the Units. See "U.S. Federal Income Tax Considerations" for

a discussion of certain U.S. federal income tax considerations relating to us and the Units.

Even if we qualify as a REIT, we may owe other taxes that will reduce our cash flows.

Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, on taxable income that we do not distribute to our members,

on net income from certain "prohibited transactions," and on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. For example, to the extent we satisfy the 90% distribution requirement but

distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. We also will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our members in a calendar year is less than a minimum amount specified under the

Code. As another example, we are subject to a 100% "prohibited transaction" tax on any gain from a sale of property that is characterized as held for sale, rather than investment, for U.S.

federal income tax purposes, unless we comply with a statutory safe harbor or earn the gain through a taxable REIT subsidiary ("TRS"). A

TRS is a corporation that is owned directly or indirectly by a REIT and has jointly elected with the REIT to be treated as a TRS for tax purposes. A TRS is subject to regular corporate income tax which, pursuant to the Tax Cuts and Jobs Act ("TCJA"), is now a flat tax rate of 21%.  Further, any TRS that we establish will be subject to regular corporate U.S. federal, state, and local taxes.

Any of these taxes would decrease cash available for distribution to members.



REIT distribution requirements could adversely affect our liquidity and may force us to borrow funds during unfavorable market

conditions.

In order to maintain our REIT status and to meet the REIT

distribution requirements, we may need to borrow funds on a short-

term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. In addition, we may need to reserve cash (including proceeds from this offering) to satisfy our REIT distribution requirements, even though there are attractive investment opportunities that may be available.

To qualify as a REIT, we generally must distribute to our members at least 90% of our net taxable income each year, excluding capital gains. In addition, we will be subject to corporate income tax to the extent we distribute less than 100% of our taxable income including any net capital gain. We intend to make distributions to our members to comply with the requirements of the Code for REITs and to minimize or eliminate our corporate income tax obligation to the extent consistent with our business objectives. Our cash flows from operations may be insufficient to fund required distributions, for example as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital

expenditures, the creation of reserves or required debt service or amortization payments.

If we have insufficient cash flows to cover our distribution requirements, the shortfall could require us to seek to raise short-

and long- term debt or sell equity securities in order to fund distributions required to maintain our REIT status and these sources of financing may not be available at all, or may only be available on disadvantageous terms. If we are unable to pay the distributions required to maintain our REIT status, we could fail to qualify as a

REIT unless certain relief provisions apply. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than a minimum amount specified under the Code. To address and/or mitigate some of these issues, we may make taxable distributions that are in part paid in cash and in part paid in the Units. In such cases our members may have tax liabilities resulting from such distributions that are in excess of the cash they receive. The treatment of such taxable common distributions is not clear, and it is possible the taxable common distribution will not count towards our distribution requirement, in which case adverse consequences could apply.



If we fail to invest a sufficient amount of the net proceeds from selling the Units in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

Temporary investment of the net proceeds from sales of the Units in crypto-currency and other short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period

beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of the

Units in qualifying real estate assets within such one-year period,

we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT. See "U.S. Federal Income Tax Considerations."



If we form a TRS, our overall tax liability could increase.

Any TRS we form will be subject to U.S. federal, state and local income tax on its taxable income. Accordingly, although our

ownership of any TRSs may allow us to participate in the operating income from certain activities that we could not participate in without violating the REIT income tests requirements of the Code or incurring the 100% tax on gains from prohibited transactions, the

TRS through which we earn such operating income or gain will be fully subject to corporate income tax. The after-tax net income of any TRS would be available for distribution to us; however, any dividends received by us from our domestic TRSs will only be qualifying income for the 95% REIT income test, not the 75% REIT income test.

Although our use of TRSs may partially mitigate the impact of meeting certain requirements necessary to maintain our qualification as a REIT, there are limits on our ability to own and engage in transactions with TRSs, and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock or securities of one or more

TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. A

TRS also may sell assets without incurring the 100% tax on

prohibited transactions. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS.

Overall, no more than 20% of the value of a REIT's assets may consist of stock or securities of one or more TRSs. In addition, the rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an

appropriate level of corporate taxation. The rules also impose a

100% excise tax on certain transactions between a TRS and its parent

REIT that are not conducted on an arm's length basis (for example if we charged our TRS interest in excess of an arm's length rate). We may jointly elect with one or more subsidiaries for those

subsidiaries to be treated as TRSs for U.S. federal income tax purposes. These TRSs will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but is not required to be

distributed to us. We will monitor the value of our respective investments in any TRSs we may form for the purpose of ensuring compliance with TRS ownership limitations and intend to structure our transactions with any such TRSs on terms that we believe are arm's length to avoid incurring the 100% excise tax described above.

However, there can be no assurance that we will be able to comply with the 20% TRS limitation or to avoid application of the 100%

excise tax.



Dividends payable by REITs generally do not qualify for reduced tax rates under current law.

The maximum U.S. federal income tax rate for certain qualified dividends payable to U.S. members that are individuals, trusts, and estates generally is 20%; however, dividends payable by REITs are generally not eligible for the reduced rates and therefore may be subject to a 37% maximum U.S. federal income tax rate on ordinary income when paid to such members. Dividends received by such taxpayers that are otherwise taxable as ordinary income generally will qualify for a 20% deduction for tax years beginning before

January 1, 2026, that will reduce the effective rate of tax on such dividends.

On December 22, 2017, the President signed into law the TCJA, which is generally effective for taxable years beginning on or after

January 1, 2018 (subject to certain exceptions). This legislation makes many changes to the U.S. federal income tax laws that

significantly impact the taxation of individuals, corporations (both regular C corporations as well as corporations that have elected to be taxed as REITs), and the taxation of taxpayers with overseas assets and operations. A number of changes that reduce the tax rates applicable to noncorporate taxpayers and also limit the ability of such taxpayers to claim certain deductions, will expire for taxable years beginning after 2025 unless Congress acts to extend them.



Complying with REIT requirements may cause us to forgo otherwise attractive opportunities or to liquidate otherwise attractive investments.

To qualify as a REIT, we must continually satisfy tests concerning,

among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our members and the ownership of our units. We may be required to make distributions to our members at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may, for instance, hinder our ability to make certain otherwise attractive investments or undertake other activities that might otherwise be beneficial to us and our members,

or may require us to borrow or liquidate investments in unfavorable market conditions and, therefore, may hinder our investment

performance. As a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, U.S. Government securities and qualified "real estate assets." The remainder of our investments in securities (other than cash, cash items, U.S. Government securities, securities issued by a

TRS and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than cash, cash items, U.S.

Government securities, securities issued by a TRS and qualified real estate assets) can consist of the securities of any one issuer, no more than 20% of the value of our total securities can be

represented by securities of one or more TRSs, and no more than 25%

of the value of our total assets may be represented by debt

instruments of publicly offered REITs that are not secured by mortgages on real property or real property interests. After meeting these requirements at the close of a calendar quarter, if we fail to comply with these requirements at the end of any subsequent calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification. As a result, we may be required to liquidate from our portfolio or forgo otherwise attractive investments.

These actions could have the effect of reducing our income and amounts available for distribution to our members.

You may be restricted from acquiring, transferring or redeeming certain amounts of the Units.

In order to maintain our REIT qualification, among other

requirements, no more than 50% in value of our outstanding units may be owned, directly or indirectly, by five (5) or fewer individuals,

as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election is made. To assist us in qualifying as a REIT,

our operating agreement contains an aggregate Unit ownership limit and a Units ownership limit. Generally, any of our units owned by affiliated owners will be added together for purposes of the aggregate Unit ownership limit, and any Units owned by affiliated owners will be added together for purposes of the Units ownership limit.

If anyone attempts to transfer or own Units in a way that would violate the aggregate Unit ownership limit or the Units ownership limit (or would prevent us from continuing to qualify as a REIT),

unless such ownership limits have been waived by our Board of

Directors, those Units instead will be deemed transferred to a trust for the benefit of a charitable beneficiary and will be either redeemed by us or sold to a person whose ownership of the Units will not violate the aggregate ownership limit or the Units ownership limit and will not prevent us from qualifying as a REIT. If this transfer to a trust fails to prevent such a violation or our disqualification as a REIT, then the initial intended transfer or ownership will be null and void from the outset. Anyone who acquires or owns Units in violation of the aggregate Units ownership limit or the Units ownership limit, unless such ownership limit or limits have been waived by our Board of Directors, or the other

restrictions on transfer or ownership in our operating agreement,

bears the risk of a financial loss when the Units are sold, if the

NAV of our Units falls between the date of purchase and the date of sale.

Our limits on ownership of our Units also may require us to decline redemption requests that would cause other members to exceed such ownership limits. In addition, in order to comply with certain of the distribution requirements applicable to REITs we will decline to honor any redemption request that we believe is a "dividend

equivalent" redemption as discussed in "U.S. Federal Income Tax

Considerations - Taxation of Taxable U.S. Members - Redemptions of

Units."



The ability of our Board of Directors to revoke our REIT

qualification, without member approval may cause adverse

consequences to our members.

Our operating agreement provides that our Board of Directors may revoke or otherwise terminate our REIT election, without the approval of our members, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we will not be allowed a deduction for dividends paid to members in computing our taxable income and will be subject to U.S.

federal income tax at regular corporate rates, as well as state and local taxes, which may have adverse consequences on our total return to our members.



We may be subject to a 100% penalty tax on any prohibited

transactions that we enter into, or may be required to forgo certain otherwise beneficial opportunities in order to avoid the penalty tax on prohibited transactions.

If we are found to have held, acquired or developed property primarily for sale to customers in the ordinary course of business,

we may be subject to a 100% "prohibited transactions" tax under U.S.

federal tax laws on the gain from disposition of the property unless the disposition qualifies for a safe harbor exception for properties that have been held by us for at least two years (generally for the production of rental income) and that satisfy certain additional requirements, or (ii) the disposition is made through a TRS and,

therefore, is subject to corporate U.S. federal income tax.

Under existing law, whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances.

Our opportunistic business strategy may include investments that risk being characterized as investments in properties held primarily for sale to customers in the ordinary course of a trade or business.

We intend to comply with the statutory safe harbor when selling properties (or when our joint ventures sell properties) outside of our TRSs that we believe might reasonably be characterized as held for sale, but compliance with the safe harbor may not always be practical.

Moreover, because the determination of whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances, the IRS might disagree with our characterization of sales outside the safe harbor. Thus, we may be subject to the 100%

penalty tax on the gain from dispositions of property.

The potential application of the prohibited transactions tax could cause us to forgo potential dispositions of other property or to forgo other opportunities that might otherwise be attractive to us,

or to hold investments or undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred.

Our ability to provide certain services to our tenants may be limited by the REIT rules, or may have to be provided through a TRS.

As a REIT, we generally cannot hold interests in rental property where tenants receive services other than services that are

customarily provided by landlords in the respective geographical area, nor can we derive income from a third party that provides such services. If services to tenants at properties in which we hold an interest are limited to customary services, those properties may be disadvantaged as compared to other properties that can be operated without the same restrictions; however, we can provide such non-

customary services to tenants or share in the revenue from such services if we do so through a TRS, though income earned through the

TRS will be subject to corporate income taxes.



We may be subject to adverse tax consequences if certain sale-

leaseback transactions are not characterized by the IRS as "true leases."

We may purchase investments in real estate properties and lease them back to the sellers of such properties. If the IRS does not

characterize such leases as "true leases," we could be subject to certain adverse tax consequences, including an inability to deduct depreciation expense and cost recovery relating to such property,

and under certain circumstances, we could fail to qualify as a REIT as a result.



Possible legislative, regulatory or other actions affecting REITs could adversely affect our members and us.

The rules dealing with U.S. federal, state and local income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to

tax laws (which changes may have retroactive application) could adversely affect our members or us. We cannot predict whether, when,

in what forms, or with what effective dates, tax laws, regulations and rulings may be enacted, promulgated or decided, which could result in an increase in our, or our members', tax liability or require changes in the manner in which we operate in order to minimize increases in our tax liability. A shortfall in tax revenues for states and municipalities in which we operate may lead to an increase in the frequency and size of such changes. If such changes occur, we may be required to pay additional taxes on our assets or income or be subject to additional restrictions. These increased tax costs could, among other things, adversely affect our financial condition, the results of operations and the amount of cash

available for the payment of dividends.

In particular, the comprehensive tax legislation, TCJA, makes many significant changes to the U.S. federal income tax laws that will profoundly impact the taxation of individuals, corporations (both regular C corporations as well as corporations that have elected to be taxed as REITs), and the taxation of taxpayers with overseas assets and operations. A number of changes that affect noncorporate taxpayers will expire at the end of 2025 unless Congress acts to extend them. These changes will impact us and our members in various ways, some of which are adverse or potentially adverse compared to prior law. See "U.S. Federal Income Tax Considerations." To date,

the IRS has issued only limited guidance with respect to certain of the new provisions, and there are numerous interpretive issues that will require guidance. It is highly likely that technical

corrections legislation will be needed to clarify certain aspects of the new law and give proper effect to Congressional intent. There can be no assurance, however, that technical clarifications or changes needed to prevent unintended or unforeseen tax consequences will be enacted by Congress in the near future.

Members are urged to consult with their own tax advisors with respect to the impact that legislation may have on their investment and the status of legislative, regulatory or administrative developments and proposals and their potential effect on their investment in our units.



A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of a member's investment in the Units and may trigger taxable gain.

As a general matter, a portion of our distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of our distributions for a year exceeds our current and accumulated earnings and profits for that year. To the extent that a distribution is treated as a return of capital for U.S.

federal income tax purposes, it will reduce your adjusted tax basis in your units, and any reduction that exceeds your adjusted tax basis will be treated as gain resulting from a sale or exchange of such units. See "U.S. Federal Income Tax Considerations."



Property taxes could increase due to property tax rate changes or reassessment, which could impact our cash flow.

Even if we qualify as a REIT for U.S. federal income tax purposes,

we generally will be required to pay state and local taxes on our properties. The real property taxes on our properties may increase as property tax rates change or as our properties are assessed or reassessed by taxing authorities. If the property taxes we pay increase, our financial condition, results of operations, cash flow,

per unit trading price of the Units and our ability to satisfy our principal and interest obligations and to make distributions to our members could be adversely affected.

RATIO OF EARNINGS TO FIXED CHARGES



The ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, as well as any deficiency of earnings are determined using the following applicable factors:

Earnings available for fixed charges are calculated first, by determining the sum of: (a) income (loss) from continuing operations before income taxes and equity income; (b) distributed equity income; (c) fixed charges, as defined below; and (d) amortization of capitalized interest, if any. From this total, we subtract

capitalized interest and net income attributable to non-controlling interests.

Fixed charges are calculated as the sum of: (a) interest costs (both expensed and capitalized); (b) amortization of debt expense and discount or premium relating to any indebtedness; and (c) that portion of rental expense that is representative of the interest factor.

Preferred stock dividends used in the ratio of earnings to combined fixed charges and preferred stock dividends consist of the amount of pre-tax earnings required to cover dividends paid on our Series C mandatory convertible preferred stock.



As of January 1, 2021, we have no reported earnings, no income or loss, no distributed equity income, and no fixed expenses.  Further,

we have no preferred stock.



DETERMINATION OF OFFERING PRICE



This is a new offering of securities and no Non-voting Units in the

Company have been issued as of the date of this Offering; therefore,

there is no established public trading market for the purposes of valuing the securities.  The Board of Directors has set the prices for the securities, which have no relationship to the value of the

Company or its assets.











DILUTION OF EQUITY



No officer, director, or promoter has acquired Non-voting Units,

although they may at any time in the future.  We expect that any officer, director, or promoter who purchases Non-voting Units will exchange cash or other asset having a value of the same amount as the purchase price charged to other investors.



STATEMENTS REGARDING FORWARD-LOOKING INFORMATION



We make statements in this offering circular that are forward-

looking statements within the meaning of the federal securities laws. The words "believe," "estimate," "expect," "anticipate,"

"intend," "plan," "seek," "may," and similar expressions or

statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this offering circular or in the information incorporated by reference into this offering circular.



The forward-looking statements included in this offering circular are based upon our current expectations, plans, estimates,

assumptions, and beliefs that involve numerous risks and

uncertainties. Assumptions relating to the forgoing involve

judgments with respect to, among other things, future economic,

competitive and market conditions, and future business decisions,

all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

-  our ability to effectively deploy the proceeds raised in

this offering;

-  our ability to attract and retain investors to the

Internet website investment portal;

-  risks associated with breaches of our data security;

-  changes in economic conditions generally and the real

estate and securities markets specifically;

-  limited ability to dispose of assets because of the

relative illiquidity of real estate investments;

-  intense competition in the real estate market that may

limit our ability to attract or retain tenants or re-lease

space;

-  defaults on or non-renewal of leases by tenants;

-  increased interest rates and operating costs;

-  our failure to obtain necessary outside financing;

-  decreased rental rates or increased vacancy rates;

-  the risk associated with potential breach or expiration of a ground lease, if any;

-  difficulties in identifying properties to complete, and

consummating, real estate acquisitions, developments, joint

ventures and dispositions;

-  our failure to successfully operate acquired real estate

assets;

-  exposure to liability relating to environmental, health,

and safety matters;

-  changes in real estate and zoning laws and increases in

real property tax rates;

-  our ability to complete projects on the timeframes and

budgeted costs we anticipate;

-  our failure to maintain our status as a REIT;

-  failure of acquisitions to yield anticipated results;

-  risks associated with derivatives or hedging activity;

-  our level of debt and the terms and limitations imposed on us by our debt agreements;

-  the need to invest additional equity in connection with

debt refinancings as a result of reduced asset values;

-  our ability to retain our key personnel of our Board of

Directors and its affiliates;

-  the ability of our Board of Directors and its affiliates to source and service our loans and other assets, and the quality and performance of these assets;

-  our ability to retain and hire competent employees and

appropriately staff our operations;

-  legislative or regulatory changes impacting our business or our assets (including changes to the laws governing the taxation of REITs and SEC guidance related to Regulation A or the JOBS

Act);

-  changes in business conditions and the market value of our assets and generally the increased risk of loss if our

investments fail to perform as expected;

-  our ability to access sources of liquidity when we have

the need to fund redemptions of Units and the consequential

risk that we may not have the resources to satisfy redemption requests;

-  our compliance with applicable local, state, and federal

laws, including the Investment Advisers Act of 1940, the

Investment Company Act and other laws; and

-  changes to generally accepted accounting principles, or

GAAP;

-  disruptions in economic activity, a decline in commercial activity, and decreased consumer activity arising out of the

COVID-19 pandemic may adversely affect the financial condition and results of operations of the Company; and

-  the outbreak of COVID-19 and the economic impact arising

from the virus and the actions taken to mitigate its spread may impact the value of the Company's assets, and there can be no assurance that the Net Asset Value will be accurate on any

given date.



Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this offering circular. All forward-looking statements are made as of the date of this offering circular and the risk that actual results will differ materially from the expectations expressed in this offering circular will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this offering circular, whether as a result of new information,

future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this offering circular, including, without limitation, the risks described under "Risk Factors," the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this offering circular will be achieved.



ESTIMATED USE OF PROCEEDS



The table below sets forth our estimated use of proceeds from this offering, assuming we sell in this offering $40,000,000 in units,

which represents the amount of the units available to be offered as of the date of this offering circular, out of the maximum offering amount of $50,000,000 of the Units. Our current offering price is as follows:



      Founder's Club    First 4,000 Units  $2,250/Unit

      Early Bird    Second 4,000 Units  $2,375/Unit

      Standard    Remaining Units  $2,500 and shall never be

adjusted



As of January 1, 2021, we have not sold any Units in this public offering.



We expect to use substantially all of the net proceeds from this offering to acquire and manage a portfolio consisting of real estate investments in areas of growing population, primarily in the

Dominican Republic (the "DR"). Possible asset classes could include mixed or single use properties incorporating office, retail,

multifamily, for-sale residential, parking, unimproved land,

warehouse/flex, or hotels in the DR.  We may also hold non-real estate assets, including cash and crypto-currency.  We believe that our targeted properties and geographies are expected to be well positioned to see continued healthy rent growth moving forward.

While we intend primarily to invest in the targeted properties and target geographies outlined above, we may invest in other asset classes as well as other locations, depending on the availability of suitable investment opportunities. We may make our investments through majority-owned subsidiaries, and we may acquire minority interests or joint venture interests in subsidiaries.



Members of our Board of Directors and their affiliates may be interest holders in the joint ventures and subsidiaries in which we hold a majority or minority interest, which could cause potential conflicts of interests. See "Conflicts of Interest - Affiliate

Investments." We expect that any expenses or fees payable to our

Board of Directors for its services in connection with managing our daily affairs, including but not limited to, the selection and acquisition or origination of our investments, will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or waived) they will reduce the cash available for investment and distribution and will directly impact our quarterly

NAV. The Company will initially pay to the Board of Directors the

Fund Administration Fee and the Asset Management Fee out of the net

offering proceeds. See "Management Compensation" for more details regarding the fees that will be paid to our Board of Directors and its affiliates. Many of the amounts set forth in the table below represent our Board of Directors' best estimate since they cannot be precisely calculated at this time.



We may not be able to promptly invest the net proceeds of this offering in investments in mixed or single use properties

incorporating office, retail, multifamily, for-sale residential,

parking, unimproved land, warehouse/flex, or hotels and real estate related assets. In the interim, we may invest in short-term, highly liquid, or other authorized investments, subject to the requirements for qualification as a REIT. Such short-term investments will not earn as high of a return as we expect to earn on our real estate-

related investments.



1.  As of January 1, 2021, The purchase price of the Units is as follows:



      Founder's Club    First 4,000 Units  $2,250/Unit

      Early Bird    Second 4,000 Units  $2,375/Unit

      Standard    Remaining Units  $2,500 and shall never be

adjusted



2.  This is a "best efforts" offering. Subscription proceeds from this offering will be placed into an escrow account and will be

released to us upon a closing. Closings will be held at our Board of Directors' discretion but will be held at least once a month as long as there have been any subscription proceeds deposited into the escrow account during this offering. Investors will become members with respect to the subscription proceeds held in the escrow account after our Board of Directors holds a closing. If our offering is terminated before a closing is held and there are subscription proceeds in the escrow account, such proceeds will be refunded to investors.



3.  Investors will not pay upfront selling commissions in connection with the purchase of the Units. Therefore, the "Net Proceeds from this Offering" and "Estimated Amount Available for Investments"

will not be reduced by any Placement Agent Commissions. For Units sold our Board of Directors shall receive a commission equal to

5.0% of the proceeds from the sale of such Units, except as noted

below. This commission will not be charged separately to our investors.  See "Plan of Distribution" for further information and details regarding compensation payable to placement agents in connection with this Offering. See "Management Compensation" for a description of additional fees and expenses that we will pay our

Board of Directors.

a.  Commencing April 1, 2021, we intend to pay our Board of

Directors a quarterly Fund Administration Fee equal to 1.0%

of NAV for the end of the most recently ended quarter, in

part to pay our Board of Directors for certain administration costs.

b.  We will pay our Board of Directors a quarterly asset

management fee at an annualized rate of 1.25%, which,

beginning on January 1, 2021, will be based on NAV at the end of each prior quarter. See "Management Compensation" for the additional fees we will pay our Board of Directors and its

affiliates for our operation.

c.  We will also pay our Board of Directors and its affiliates for certain operating expenses. See "Management Compensation"

for more details regarding the expenses that will be paid to our Board of Directors and its affiliates. Additionally, we

will reimburse our Board of Directors for out-of-pocket

expenses paid to third parties in connection with providing

services to us. In addition, we will reimburse our Board of

Directors and its affiliates for expenses incurred in the

performance of certain services for us as Directors and for

their specific professional services provided.

d.  We intend to qualify up to $50,000,000 in Units for issuance in this public offering, which represent limited liability

company interest in the Company. As of January 1, 2021, we

have not sold any Units.



SELECTED FINANCIAL DATA



As we are newly formed, we have no consolidated financial statements nor pro forma taxable operating results at this time.

We expect that revenue and expenses to increase in future periods as we receive investor funds and acquire real estate.



MANAGEMENT



Our Board of Directors

We operate under the direction of our Board of Directors, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. The Board of Directors and its officers and directors are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.



We will follow borrowing policies set forth in this offering circular unless they are modified by our Board of Directors. Our

Board of Directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled. Our Board of Directors may change our investment objectives at any time without approval of our members.



Our Board of Directors performs duties and responsibilities pursuant to our operating agreement. Affiliates of our Board of Directors maintain a contractual, as opposed to a fiduciary, relationship with us and our members. Furthermore, we have agreed to limit the liability of our Board of Directors and to indemnify our Board of

Directors against certain liabilities.



Responsibilities of our Board of Directors

The responsibilities of our Board of Directors include:



Offering Services. The Board of Directors is responsible for preparing and approving all marketing materials used by us relating to the offering. The Board of Directors will coordinate the receipt,

processing, and acceptance of subscription agreements and will oversee administrative support functions related to the subscription process. The Board of Directors will implement various technology solutions related to this offering, and will create electronic communications in connection with this offering.



Investment Advisory and Acquisition Services. Our Board of Directors

is responsible for deal sourcing, underwriting, and due diligence,

and negotiation of the terms of each acquisition.



Fund and Asset Management Services. The Board of Directors will evaluate all potential acquisitions to assess whether the asset fits the investment strategy parameters and is appropriate to the overall portfolio, as well as a compelling investment in its own right. The

Board of Directors will also oversee all investments held by the

Fund on an ongoing basis. Based on regular site visits,

communication with in-house staff managing investments, and review of financial analysis, our asset management team will develop high-

level asset strategies and perform strategic portfolio reviews utilizing its in-house capabilities in retail leasing, design,

marketing, construction, and project management, risk management,

accounting, and sustainability to support the asset level

strategies. The Board of Directors is also responsible for

communicating performance to investors through semi-annual and annual reports. These reports will include a description of the

Fund's activity during the period as well as financial statements and asset performance summaries. The Board of Directors will select and engage attorneys, accountants, custodians, escrow agents,

depositaries, brokers, technology providers, and other consultants deemed necessary or desirable by the Board of Directors for the performance of services under our operating agreement.



Accounting and Other Administrative Services. Our Board of Directors

will provide or arrange for accounting and administrative services,

legal services, office space, office furnishings, personnel, and other overhead items necessary and incidental to our business and operations; and will have prepared and filed all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency. We will maintain all appropriate company books and records, and will oversee tax and compliance and risk management services and coordinate with independent accountants and other consultants.



Allocation of Investment Opportunities

For more information regarding the factors that our Board of

Directors' may consider in allocating investment opportunities among our additional similar programs, please see "Conflicts of Interest."



Compensation of Executive Officers

We do not currently have any employees, but may hire employees in the future who will be compensated directly by us. Each member of our Board of Directors receives compensation for his or her

services.  Currently, the Board of Directors manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives; however, the Board may appoint Executive Officers to fulfil those obligations at a later date. We directly bear the costs of the compensation paid to these individuals.



Limited Liability and Indemnification of our Board of Directors and

Others

Subject to certain limitations, our operating agreement limits the liability of our Board of Directors, its officers and directors, and affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Board of Directors, its officers and directors, and affiliates.

Our operating agreement provides that to the fullest extent

permitted by applicable law our Board of Directors, its officers and directors, and affiliates will not be liable to us. In addition,

pursuant to our operating agreement, we have agreed to indemnify our

Board of Directors, its officers and directors, and affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest,

amounts paid in settlement with the approval of the company and attorney's fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or pursuant to the operating agreement, including in

connection with any civil, criminal, administrative, investigative,

or other action, suit or proceeding to which any such person may hereafter be made party by reason of being or having been the Board of Directors or one of our Board of Directors' directors or

officers.

Insofar as the forgoing provisions permit indemnification of directors, officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.



Term and Removal of the Board of Directors

Our operating agreement provides that our Board of Directors will serve as our Board of Directors for an indefinite term, but that our

Board of Directors may be removed by us, or may choose to withdraw as Board of Directors, under certain circumstances.

Our members may not remove our Board of Directors, unless our Board of Directors commits a continued breach of any material provision of the operating agreement following a period of 60 days after receipt of written notice thereof from no less than two-thirds of the Non-

voting Member Units.  Unsatisfactory financial performance does not constitute "breach" under the operating agreement.

Our Board of Directors may assign its rights under our operating agreement in its entirety or delegate certain of its duties under the operating agreement to any of its affiliates without the approval of our members so long as our Board of Directors remains liable for any such affiliate's performance, and if such assignment or delegation does not require our approval under the Investment

Advisers Act of 1940, as amended.

Our Board of Directors may withdraw as our Board of Directors if we become required to register as an investment company under the

Investment Company Act, with such withdrawal deemed to occur immediately before such event.

In the event of the removal of our Board of Directors, our Board of

Directors will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function.

Our Board of Directors will determine whether any succeeding Board of Directors possesses sufficient qualifications to perform the management function.



Holdings of the Units

As of January 1, 2021, we have not sold any Non-voting Units.  As of

January 1, 2021, we have issued 100 Voting Units.



Internet Website

We will conduct this offering primarily on our Internet website investment portal (though we may distribute our Units through other online portals as deemed appropriate by our Board of Directors),

which will host this offering in connection with the distribution of the Units offered pursuant to this offering circular. Our Internet portal website is owned and operated by Green by Phone, Inc., a

Georgia corporation which is an affiliate of our Board of Directors.

We may pay a flat fee or sales commissions for hosting this offering on the Internet website.



MANAGEMENT COMPENSATION



Our Board of Directors and its affiliates will receive fees, other payments and expense reimbursements for services relating to this offering and the investment and management of our assets. The categories of compensation are summarized in the following table.

Neither our Board of Directors nor its affiliates will receive any selling commissions or dealer Board of Directors fees in connection with the offer and sale of the Units and none of our offering proceeds will be used to pay for our organization and offering expenses.



1.  Organizational, Offering, and Operational Stage:



A.  Commission - Board of Directors:  Commencing January 1, 2021,

for Units sold our Board of Directors shall receive a

commission equal to 5.0% of the proceeds from the sale of

such Units, except as noted below. This commission will not

be charged separately to our investors.  See "Plan of

Distribution" for further information and details regarding

compensation payable to placement agents in connection with

this Offering. See "Management Compensation" for a

description of additional fees and expenses that we will pay our Board of Directors.



B.  Fund Administration Fee - Board of Directors:  Commencing

April 1, 2021, we will pay our Board of Directors a quarterly

Fund Administration Fee equal to 1.0% of our Net Asset Value existing at the end of the most recently ended quarter, to

pay our Board of Directors for certain administration costs.

We cannot determine these amounts at the present time.  We

calculate Net Asset Value by calculating the total value of

REIT Investments, LLC, deducting liabilities, and then

dividing the balance by the number of issued non-voting

units.



C.  Expenses - Board of Directors:  Commencing January 1, 2021,

we will also pay our Board of Directors and its affiliates

for certain operating expenses and will reimburse our Board

of Directors for out-of-pocket expenses paid to third parties in connection with providing services to us. In addition, we will reimburse our Board of Directors and its affiliates for expenses incurred in the performance of certain services for us as Directors and for their specific professional services provided.



2.  Operational Stage:



A.  Asset Management Fee - Board of Directors:  Commencing

January 1, 2021, we will pay our Board of Directors a

quarterly asset management fee at an annualized rate of

1.25%, which will be based on NAV at the end of the most

recently ending quarter.  The Board of Directors may engage a third party to provide asset management services as its sub-

advisor and pay its a sub-advisor an amount equal to the

Asset Management Fee, less certain reimbursements payable by us to the sub-advisor, in accordance with any sub-advisory

agreement. Actual amounts are dependent upon the offering

proceeds we raise (and any leverage we employ) and the

results of our operations.  We cannot determine these amounts at the present time.



B.  Property Management Fee - Board of Directors:  We may pay a

monthly Property Management Fee of up to 4% to our Board of

Directors or its affiliates for the management of properties held by us.  The fee is calculated as a percentage of the

gross receipts of the property receiving such services, such as rents and other payments. We will also reimburse our Board of Directors or affiliates for costs incurred by them in

connection with such services provided to us, including the

cost of property management personnel that are onsite at the investment and/or a share of our Board of Directors' or its

affiliates' personnel costs attributable to the estimated

percentage allocation of time spent, if such employee is

allocated to more than one asset, in connection with

providing property management services to our investments,

such as employee costs, travel, rent, utilities and

technology costs Actual amounts are dependent upon actual

expenses incurred, and, therefore, cannot be determined at

this time.



C.  Construction and Development Fee:  We may pay a Construction

and Development Fee of 1% to 4% to our Board of Directors or

affiliates for construction management services and/or

development management services on assets held by the Fund.

The fee is calculated as a percentage of the total project

costs (including both hard and soft costs). We will also

reimburse our Board of Directors or its affiliates for costs incurred by them in connection with such services provided to us, including a share of our Board of Directors' or its

affiliates' overhead attributable to the actual time spent in connection with providing construction and development

services to us, such as employee costs, travel, rent,

utilities and technology costs.  Actual amounts are dependent upon actual expenses incurred or whether affiliates of the

Board of Directors are actually engaged to perform such

services, and, therefore, cannot be determined at this time.



D.  Leasing Fee:  We may pay a Leasing Fee to our Board of

Directors or affiliates for office and retail leasing

services of (i) 6% of total deal value for new leases for

Fund assets (4% with a co-broker), (ii) 4% of total deal

value for renewal of leases for Fund assets (2% with a co-

broker) and (iii) 10% of total deal value event/short term

(less than 3 years) leases for Fund assets.  Actual amounts

are dependent upon actual expenses incurred or whether

affiliates of the Board of Directors are actually engaged to perform such services, and, therefore, cannot be determined

at this time.



E.  Reimbursements to Affiliates of the Board of Directors:  In

addition to the separately paid fees to our Board of

Directors or affiliates, we may retain the Board of Directors or certain affiliates for necessary services relating to our investments or our operations, including sustainability

services, creative and marketing services, architecture

services, risk management services, legal services and tax

services. We will reimburse our Board of Directors or its

affiliates for the costs incurred by them in connection with such services provided to us, including a share of our Board of Directors' affiliates overhead attributable to the actual time spent in connection with providing these services to us,

such as employee costs, travel, rent, utilities and

technology costs.  Actual amounts depend on whether

affiliates of the Board of Directors are actually engaged to perform such services and, therefore, cannot be determined at this time.



F.  Operating Expenses - Board of Directors:  We will reimburse our Board of Directors for out-of-pocket expenses paid to

third parties in connection with providing services to us.

This does not include employee costs borne by the Board of

Directors.  Actual amounts are dependent upon the results of our operations; therefore, we cannot determine these amounts at the present time.



G.  Disposition Fee-Board of Directors:  We will pay our Board of

Directors or affiliates a Disposition Fee for the disposition of each asset held by us. The fee is calculated as 1% of the contract sale price of the asset, and is deducted at the time such payment from the disposition of the asset is received by

us. The Disposition Fee will be paid in addition to any

third-party brokerage or sales fees paid by the Fund. For

dispositions of assets in which we own partial interests, the asset disposition fee will be pro-rated based on our

ownership interest. In addition to this fee, we will

reimburse our Board of Directors and any affiliate and any

third party for actual expenses incurred in connection with

the disposition of an asset whether or not we ultimately

disposed of the asset.  Actual amounts are dependent upon the amount and timing of sales proceeds received by us from the

sale of each property; therefore, we cannot determine these

amounts at the present time.



H.  Participation Allocation:  Our Board of Directors, being

Voting Unit holders, may receive a performance participation allocation (the "Participation Allocation"), payable in full upon a Liquidity Event (as defined below) or, to the extent

allocable to redeemed Units, at the time of redemption. The

Participation Allocation is equal to (i) 20% of our Net Asset

Value as of the applicable date, increased by (ii) the

aggregate capital distributions and dividends paid or accrued with respect to interests in the Company, if any, less (iii)

the aggregate initial purchase price for all Units in the

Company. If our Net Asset Value as of the applicable date,

increased by capital distributions and dividends paid or

accrued, is less than $2,500 per Unit, no Participation

Allocation will be paid. The redemption price for any

redeeming investor for any redemption of Units will be the

lesser of the investor's Purchase Price paid for the Units or

$2,500 per Unit. "Liquidity Event" shall mean the occurrence of a liquidity event, including, but not limited to, a

liquidation of the fund upon the sale of all of the

properties, a public listing, or a merger with a public or

non-public company. Actual amounts are dependent upon the

amount and timing of amounts received by us in connection

with subject assets and the occurrence of a liquidity event

or redemption; therefore, we cannot determine those amounts

at this time.



PRINCIPAL MEMBERS



The following sets forth the beneficial ownership of the Units as of the date of this offering circular for each person or group that holds more than 5% of the Units, for each director and executive officer of our Board of Directors and for the directors and

executive officers of our Board of Directors as a group. To our knowledge, each person that beneficially owns the Units has sole voting and disposition power with regard to such Voting Units.



Unless otherwise indicated below, each person or entity has an address in care of our principal executive offices at REIT

Investments, LLC, Attn:  Lon Passoff, 4250 Keith Bridge Road, Suite

160, Cumming, GA 30041.



Name of  Number of Voting  Approx. Percent

  Approx. Percent

Beneficial Owner*  Units Owned  Of Voting Units  Of all Units

Outstanding



Lon Passoff    70    70%      70%

Jefferson Denmark    5    5%      5%

Kyle Seiber    5    5%      5%

Anthony Larson    5    5%      5%

Shannan Collier Stalvey    5    5%      5%

Total    100    100%      100%



*Under SEC rules, a person is deemed to be a "beneficial owner" of a security if that person has or units "voting power," which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days.

Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.



CONFLICTS OF INTEREST



We are subject to various conflicts of interest arising out of our relationship with our Board of Directors and its affiliates. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.



Our Affiliates' Interests in Other Entities

General

The officers and directors of our Board of Directors who perform services for us may also be officers, directors, Board of Directors,

and/or key professionals, of other competing entities. These persons may have legal obligations with respect to those entities that are similar to their obligations to us.  Although we have no operating history to date, in the future, these persons and other affiliates may organize other real estate related programs and acquire for their own account real estate related investments that may be suitable for us.



Allocation of Investment Opportunities

We rely on our Board of Directors' executive officers to identify suitable investments. Each member of our Board of Directors expects to continue in the future to offer other investment opportunities,

including offerings that will acquire or invest in select real estate investments.



Separate Accounts

From time to time, members of our Board of Directors may advise or manage separately managed accounts, funds-of-one or other investment accounts or vehicles for a single investor or group of related investors (each, a "Separate Account").  There will be conflicts of interest in allocating investment opportunities.



Future Funds

Members of our Board of Directors may, from time to time, raise additional funds in the future with similar or different investment parameters and strategies.



These similar programs may have investment criteria that compete with us. Potential investment opportunities are evaluated by the investment committee, which shall determine whether the investment opportunity is suitable based on each program's investment strategy

(including portfolio objectives, investment size, return

requirements, investment timing, capital availability, and policies related to leverage) and diversification parameters, and whether the investment opportunity is accretive to the program's overall portfolio, as well as is a compelling investment in its own right.

The Other Funds have the first right to any investment opportunity that its investment committee finds suitable. We will invest in opportunities that the Other Funds have chosen not to pursue. We expect that our focus on smaller investments located in our target geographies will reduce potential conflicts with the Other Funds.



Allocation of Our Affiliates' Time

We rely on our Board of Directors' professionals who act on behalf of our Board of Directors. Such personnel may devote business time to multiple projects. Conflicts of interest may arise in allocating time, services, or functions of personnel between us, members of our

Board, and affiliates. It is incumbent upon the principals of our

Board of Directors to sufficiently staff all corporate, fund, and affiliate service teams with adequate personnel. We intend to manage our fund in a fiduciary manner, and we are incentivized to hire experienced, hardworking, and knowledgeable staff. Certain members of our Board of Directors may also members of other funds. As a result of their potential fiduciary obligations to other funds and investors, members of our Board of Directors face conflicts of interest in allocating time among us, our Board of Directors'

affiliates, and other funds and other business activities in which they are involved.  However, we believe that our Board of Directors and its affiliates have sufficient professionals to fully discharge their responsibilities to us. Members of our Board of Directors'

affiliates maintain a contractual, as opposed to a fiduciary,

relationship with us and our members. Therefore, they do not have any obligations to us beyond what is expressly listed in the operating agreement.



Receipt of Fees and Other Compensation by our Board of Directors and

its Affiliates

We pay fees and expenses to our Board of Directors, and its

affiliates, as outlined in the Management Compensation section,

which were not determined on an arm's length basis. The Fund

Administration Fee and Asset Management Fees paid to our Board of

Directors are based on our NAV, which is calculated by us.

Furthermore, we may not engage an independent appraiser in valuing our real estate assets. Our Board of Directors may benefit by us retaining ownership of our assets at times when our members may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV.



Conflicts of interest may arise in the internal valuation of Fund assets. Our policy is to ensure that accurate and reliable valuation methods are used to value assets owned by the fund.



The existence of the Participation Allocation may create an

incentive for the Board of Directors to make riskier or more speculative investments on behalf of us than would be the case in the absence of such arrangements or may influence the Board of

Directors' decision-making with respect to the timing of

dispositions.



Other Transactions Involving Affiliates

Our Board of Directors and its affiliates may also receive property management fees, leasing commissions, construction management fees,

development fees, and similar fees for services performed in lieu of hiring unaffiliated third parties to perform such services. We also reimburse these parties for the cost of providing legal, accounting,

tax, architectural, marketing, design, creative, sustainability, and other professional services.



Affiliate Investments

We may from time to time engage in certain transactions with affiliates of our Board of Directors by purchasing investments from or through such affiliates, selling assets to such affiliates, co-

investing with such affiliates in certain investments, and investing in entities in which such affiliates hold interests. Affiliates may have an incentive to seek, refer, or recommend such investments to us, or agree to a price for such investments, or agree on other terms that are not as favorable as might be obtained from an unaffiliated third party acting on a completely arm's-length basis,

as a result of such affiliates' financial interests in such

investments. Furthermore, we may not engage an independent appraiser in valuing such assets. The Board of Directors and their affiliates may face conflicts in exercising rights under such co-investment arrangements.



Notwithstanding the foregoing, we may from time to time engage in certain transactions with affiliates by purchasing investments from or through such affiliates, accepting assignment of a right or option to purchase investments from such affiliates, accepting assignment of any purchase and sale agreement from such affiliates,

leasing real estate assets or properties to such affiliates, co-

investing with such affiliates in certain investments and/or investing in entities in which such affiliates hold interests. Such investment transactions will be made on terms (including the consideration to be paid) that are determined by our Board of

Directors to be fair and reasonable to us.



Principal Transactions

A "principal transaction" occurs when an adviser, acting for its own account, buys a security from, or sells a security to, the account of a client. Principal transactions create the potential for conflicts between the interests of the adviser and those of the client and may lead to abuses such as price manipulation or the placing of unwanted securities into client accounts. Furthermore, we may not engage an independent appraiser in valuing such assets.

Section 206(3) of the Investment Advisers Act of 1940 (the "Act")

prohibits any adviser from engaging in or effecting a principal transaction with a client without (i) disclosing in writing to the client, before the completion of such transaction, the capacity in which the adviser is acting and (ii) obtaining the client's consent.



When necessary, our Board of Directors will appoint an independent representative (the "Independent Representative") to protect the interests of the members and review and approve transactions with affiliates. Any compensation payable to the Independent

Representative for serving in such capacity on our behalf will be payable by us. Principal transactions are defined as transactions between the Board of Directors and their affiliates. Our Board of

Directors is only authorized to execute principal transactions with the prior approval of the Independent Representative. Prior approval may include, but not be limited to, pricing methodology for the acquisition of assets and/or liabilities for which there are no readily observable market prices.



No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See "Plan of Distribution."



Other Operating Agreement Provisions Relating to Conflicts

Our operating agreement contains many other provisions relating to conflicts of interest.



Term of our Board of Directors. Our operating agreement provides that our Board of Directors will serve as our Board of Directors for an indefinite term, but that our Board of Directors may be removed by the investors or may choose to withdraw as Board of Directors,

under certain circumstances. Two-thirds of the Non-voting Member

Units may remove a Member of our Board of Directors or the Board of

Directors for a material breach of the operating agreement with no less than 60 days prior, written notice, if the Board fails to cure or diligently commence and pursue cure within that time.

Unsatisfactory financial performance is not a material breach under the operating agreement. Our Board of Directors may withdraw as

Board of Directors if we become required to register as an

investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. In the event of the removal of our Board of Directors, our Board of

Directors will cooperate with us and take all reasonable steps to assist in making an orderly transition of the management function.

Our Board of Directors will determine whether any succeeding Board of

Directors possesses sufficient qualifications to perform the management function. See "Management - Term and Removal of the Board of Directors".



INVESTMENT OBJECTIVES AND STRATEGY



Investment Objectives

Our investment objectives are to invest in assets that will enable us to:



      -  generate attractive risk-adjusted returns through a

combination of cash distributions, NOI growth, and capital

appreciation over an expected five to seven-year hold period;

      -  preserve, protect and return invested capital;

      -  provide an investment alternative for investors seeking to allocate a portion of their long-term investment portfolios to commercial real estate and

      -  create value for investors, tenants and community through socially responsible management practices.



We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Board of Directors has substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets. Our Board of

Directors determines whether our investment guidelines continue to be in the best interests of our members.



Investment Strategy

Our investment strategy is to acquire and manage real estate investments in the path of anticipated growth located in the DR.

Possible asset classes could include mixed or single use properties incorporating office, retail, multifamily, for sale residential,

parking, unimproved land, warehouse/flex, or hotels.



Our investment strategy seeks to capitalize on the extensive knowledge and experience of the members of the Board of Directors.

We also seek to benefit from their reputation and ability to transact at scale with speed and certainty, and its longstanding and extensive relationships across industries.



Property that we acquire may be existing, income-producing, newly constructed, under development, or under construction. We will focus on acquiring one or more properties that we believe can produce a consistent cash distribution at stabilization and may present opportunities for capital appreciation over an expected five to seven year hold period, such as those with the potential for ground-

up development, redevelopment, or repositioning.



We may enter into one or more joint ventures for the acquisition,

development, or improvement of properties with third parties or affiliates of our Board of Directors, including present and future real estate investment offerings or REITs.  As a result, our joint venture partners may pay our Board of Directors, an affiliate, or a third-party a promotion or other incentive-based compensation.

Additionally, affiliates may be interest holders in the joint ventures and subsidiaries in which we hold a majority or minority interest, which could cause potential conflicts of interests. See

"Conflicts of Interest - Affiliate Investments."



We may selectively employ leverage to enhance total returns to our members through a combination of senior financing and other

financing transactions. Our target leverage at stabilization is 60%

at the fund level and may be up to 70% on an individual investment calculated as a percentage of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We seek to secure conservatively structured leverage that is long term and non-recourse to the extent obtainable on a cost-

effective basis. Our Board of Directors may from time to time modify our leverage policy in its discretion. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Board of Directors.



Market Opportunities



We anticipate acquisition targets will be under $40,000,000, but could be larger or smaller based on investor subscriptions and actual opportunities in the market. This strategy relies on the economy and growth in the DR.  We may pursue a variety of strategies for investment including: (i) acquiring value-add and lease-up properties; (ii) acquiring assets that require repositioning or re-

development; and (iii) investing in ground-up new development projects.



Acquired Investments



As of January 1, 2021, we have not acquired any investments.



Potential Investments

We have identified our initial target acquisition located in the DR.

Consistent with our investment strategy, the initial target property is in line for expedited growth and is favored by the DR for development.  This investment will be a ground up development, thus return will not be immediate.



Target Returns

Our investment strategy is focused on equity investments with potential value creation. We anticipate acquisition targets will be smaller than $40,000,000 in gross purchase price, but could be larger or smaller based on investor subscriptions and actual opportunities in the market. We may selectively employ leverage to enhance total returns to our members through a combination of senior financing and other financing transactions. We may enter into joint ventures, including with affiliates, where venture partners provide additional capital to acquire larger assets.



Statements regarding target returns, forecasts, and projections that are not historical facts are based on our current expectations,

estimates, projections, opinions, and beliefs. Such statements involve a number of known and unknown risks, uncertainties, and other factors, and rely on a number of economic and financial variables and are inherently speculative. There is no assurance that we will be able to meet these objectives or make annual

distributions in any amount or that members will receive a return of their capital. Accordingly, actual results may differ materially from those reflected or contemplated in such forward-looking statements. Investors are cautioned not to place undue reliance on any forward-looking statements included herein. Target returns are based on a number of assumptions related to the market factors relevant to the proposed investment strategy, including, but not limited to, interest rates, capitalization rates, supply and demand trends, acquisition, and/or disposition activity and the terms and costs of debt financing. While we believe these assumptions to be reasonable, there can be no guarantee that any of these assumptions will prove to be correct, that we will be successful in implementing our investment strategy, that target returns or annual distribution yields will be realized, or that investors will receive a return of their capital. Investing in the Units is speculative and involves substantial risks. Important risk factors are set forth in the section entitled "Risk Factors" and should be considered carefully by prospective investors.



Dispositions

Acquisitions are expected to have a five to seven year hold period to allow for investment decisions that lead to long-term NOI growth.

However, our Board of Directors continually evaluates and monitors potential exit opportunities to ensure value optimization and conducts hold/sell analyses, considering the risks and benefits of continued ownership. Strategic asset reviews are supplemented by market intelligence of sales and leasing activity and the depth of buyers to reconcile prevailing market pricing with the fund

strategy.



PLAN OF OPERATION

General

REIT Investments, LLC is a newly organized Georgia limited liability company formed to acquire and manage real estate located in the DR in the path of anticipated growth. Possible asset classes could include mixed or single use properties incorporating office, retail,

multifamily, for-sale residential, parking, unimproved land,

warehouse/flex, or hotels in the DR. While we intend primarily to invest in the targeted properties and target geographies outlined above, we may invest in other asset classes as well as other locations, depending on the availability of suitable investment opportunities including short-term investments and crypto-currency.

We may make our investments through majority-owned subsidiaries, and we may acquire minority interests or joint venture interests in subsidiaries. Additionally, affiliates of our Board of Directors may be interest holders in the joint ventures and subsidiaries in which we hold a majority or minority interest, which could cause potential conflicts of interests. See "Conflicts of Interest - Affiliate

Investments." As of the date of this offering circular, we have not commenced operations nor have we identified any investments in which there is a reasonable probability that we will invest.



Our Board of Directors will manage our day-to-day operations and our portfolio of investments. Our Board of Directors also has the authority to make all of the decisions regarding our investments,

subject to the limitation in our operating agreement, and also provide asset management, marketing, investor relations, and other administrative services on our behalf.  Our Operating Agreement is our governing document which does not expire, but which we may amend, and sets forth the provisions for meetings of Non-voting

Members, Voting Members, and Directors.



The initial members of the Board are Lon Passoff (Chairman of the

Board); (ii) Jefferson Denmark (Board Member); (iii) Kyle Seiber;

and (iv) Shannan Collier Stalvey (Board Member/In-House Counsel).

Subsequent members of the Board including future vacancies, shall be appointed by the remaining Board members.



We have elected to be taxed as a REIT under the Code commencing with our first taxable year ended December 31, 2021. Assuming we qualify as a REIT for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax to the extent we

distribute qualifying dividends to our members. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year in which our

qualification is denied. Such an event could materially and

adversely affect our net income and cash available for distribution.

However, we believe that we will be organized and will operate in a manner that will enable us to qualify for treatment as a REIT for

U.S. federal income tax purposes commencing with our first taxable year of operations, and we intend to continue to operate so as to remain qualified as a REIT for U.S. federal income tax purposes thereafter.



Competition

Our net income depends, in large part, on our ability to source,

acquire and manage investments with attractive risk-adjusted yields.

We compete with many other entities engaged in real estate

investment activities, including individuals, corporations, bank and insurance company investment accounts, other REITs, private real estate funds, and other entities engaged in real estate investment activities that compete with the Internet website investment portal,

many of which have greater financial resources and lower costs of capital available to them than we have. In addition, there are numerous REITs with asset acquisition objectives similar to ours,

and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and visibility, amount of capital to be invested per project and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.



Liquidity and Capital Resources



We are dependent upon the net proceeds from this offering to conduct our proposed operations. We will obtain the capital required to purchase and originate real estate-related investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. As of January 1, 2021, we have not sold any Units in this public offering. For information regarding the anticipated use of proceeds from this offering, see "Estimated Use of Proceeds."



If we are unable to raise the amount desired, we may not be able to develop the desired property in the time allotment intended.

Further, we will have certain fixed operating expenses, including certain expenses as a publicly offered REIT, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.



We may selectively employ leverage to enhance total returns to our members through a combination of senior financing and other

financing transactions. Our target leverage at stabilization is 60%

at the fund level and may be up to 70% on an individual investment calculated as a percentage of the greater of cost (before deducting depreciation or other non-cash reserves) or fair market value of our assets. We seek to secure conservatively structured leverage that is long term and non-recourse to the extent obtainable on a cost-

effective basis. Our Board of Directors may from time to time modify our leverage policy in its discretion. We cannot exceed the leverage limit of our leverage policy unless any excess in borrowing over such level is approved by our Board of Directors.



In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Board of Directors. Additionally, affiliates of our

Board of Directors will be paid a fee for their services. This fee will be paid by our Board of Directors and will not be charged separately to our investors. During our acquisition stage, we expect to make payments to our Board of Directors in connection with the management of our assets and costs incurred by our Board of

Directors in providing services to us. For a discussion of the compensation to be paid to our Board of Directors, see "Management

Compensation".



We elected to be taxed as a REIT and operate as a REIT commencing with our first taxable year ended December 31, 2021. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our members of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain), and to avoid federal income and excise taxes on retained taxable income and gains we must distribute 100% of such income and gains annually. Our Board of

Directors may authorize distributions in excess of those required for us to maintain REIT status and/or avoid such taxes on retained taxable income and gains depending on our financial condition and such other factors as our Board of Directors deems relevant.

Provided we have sufficient available cash flow, we intend to authorize and declare distributions based on daily record dates and pay distributions on a quarterly or other periodic basis. We have not established a minimum distribution level.



Related Party Loans

If we have insufficient funds to proceed as intended, to cover the shortfall, we may obtain a related party loan from, or issue a participation interest to, one or more affiliates. Our operating agreement expressly authorizes us to enter into such related party loans and to issue such participation interests. Each related party loan and participation interest will be an unsecured obligation of ours that is payable solely to the extent that such related party loan or participation interest remains outstanding. As we sell additional Units in this offering, we will use the proceeds of such sales to pay down the principal and interest of the related party loan or the principal of the outstanding participation interests, as appropriate, reducing the payment obligation of the related party loan or participation interest, and our obligation to the holder of the related party loan or participation interest.



In instances where a participation interest is outstanding, payments of the participation interest will be pari passu (i.e., of equal seniority) to our right to payment from the underlying asset, and any payments received from the underlying asset will be subsequently distributed pro rata (i.e., in equal proportion to their

proportionate interest) among us and the participation interest holder. In the event that we sell a sufficient number of Units through this offering to fully extinguish the principal of an outstanding participation interest, we will repay the participation interest, and, other than any accrued but unpaid return due to it from the underlying asset, the holder of the participation interest will no longer hold any obligation of ours with regard to payment.

It is anticipated that each participation interest will have a varying return that is dependent upon, and will generally be identical to, the projected return on the underlying asset.



Results of Operations

As we are newly formed, we have no consolidated financial statements at this time.

We expect that the revenue and expenses will increase in future periods as we receive investor funds and acquire real estate.



Investment Company Act Considerations

We intend to conduct our operations so that neither we, nor any subsidiary (that may be formed in the future), is required to register as an investment company under the Investment Company Act.



Section 3(a)(1)(A) of the Investment Company Act defines an

investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the Investment Company

Act defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting,

owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis, which we refer to as the 40% test. Excluded from the term "investment securities," among other things, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exception from the definition of investment company set forth in Section

3(c)(1) or Section 3(c)(7) of the Investment Company Act.



We anticipate that we will hold real estate and real estate-related assets described herein (i) directly, (ii) through one or more wholly-owned subsidiaries, (iii) through one or more majority-owned joint venture subsidiaries, and, (iv) to a lesser extent, through one or more minority-owned joint venture subsidiaries.



We will monitor our compliance with the 40% test and the holdings of our subsidiaries to ensure that each of our subsidiaries is in compliance with an applicable exemption or exclusion from

registration as an investment company under the Investment Company

Act.



In addition, we believe that neither we nor certain of our

subsidiaries will be considered investment companies under Section

3(a)(1)(A) of the Investment Company Act because we and they will not engage primarily or hold themselves out as being engaged primarily in the business of investing, reinvesting or trading in securities. Rather, we and such subsidiaries will be primarily engaged in non-investment company businesses related to real estate.

Consequently, we and our subsidiaries expect to be able to conduct our operations such that none will be required to register as an investment company under the Investment Company Act.



The determination of whether an entity is a majority-owned

subsidiary of the Company is made by us. The Investment Company Act defines a majority-owned subsidiary of a person as a company 50% or more of the outstanding voting securities of which are owned by such person, or by another company which is a majority-owned subsidiary of such person. The Investment Company Act further defines voting securities as any security presently entitling the owner or holder thereof to vote for the election of directors of a company. We expect to treat companies in which we own at least a majority of the outstanding voting securities as majority-owned subsidiaries. We also expect to treat subsidiaries of which we or any wholly-owned or majority-owned subsidiary is the Board of Directors (in a Board of

Directors-managed entity) or managing member (in a member-managed entity) or in which our agreement or the agreement of any wholly-

owned or majority-owned subsidiary is required for all major decisions affecting the subsidiaries (referred to herein as

"Controlled Subsidiaries"), as majority-owned subsidiaries even though none of the interests issued by such Controlled Subsidiaries meets the definition of voting securities under the Investment

Company Act. We expect to reach our conclusion on the basis that the interests issued by the Controlled Subsidiaries are the functional equivalent of voting securities. The determination of whether an entity is a majority-owned subsidiary of the Company is made by us.

We have not asked the SEC staff for concurrence of our analysis, our treatment of such interests as voting securities, or whether any

Controlled Subsidiaries, or any other of our subsidiaries, may be treated in the manner in which we intend, and it is possible that the

SEC staff could disagree with any of our determinations. If the SEC staff were to disagree with our treatment of one or more companies as majority-owned subsidiaries, we would need to adjust our strategy and our assets. Any such adjustment in our strategy could have a material adverse effect on us.



Any subsidiary may also rely upon the exclusion from the definition of investment company under Section 3(c)(5)(C) of the Investment

Company Act. Section 3(c)(5)(C), as interpreted by the staff of the

SEC, which requires an entity to invest at least 55% of its assets in "mortgages and other liens on and interests in real estate",

which we refer to as "qualifying real estate interests", and at least 80% of its assets in qualifying real estate interests plus

"real estate-related assets".



The loss of our exclusion from regulation pursuant to the Investment

Company Act could require us to restructure our operations, sell certain of our assets, or abstain from the purchase of certain assets, which could have an adverse effect on our financial

condition and results of operations.



Critical Accounting Policies

Our accounting policies have been established to conform with U.S.

Generally Accepted Accounting Principles ("GAAP"). The preparation of financial statements in conformity with GAAP requires us to use judgment in the application of accounting policies, including making estimates and assumptions. These judgments affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Management expects to make estimates and assumptions in an appropriate manner and in a way that accurately reflects our financial condition. We shall test and evaluate these estimates and assumptions using reasonable factors to ensure that they are appropriate for reporting purposes. However, actual results may differ from these estimates and assumptions. If our judgment or interpretation of the facts and circumstances relating to various transactions had been different, it is possible that different accounting policies would have been applied, thus resulting in a different presentation of the financial statements.



PRIOR PERFORMANCE SUMMARY



Capital Raising

We have no real estate program history.

Investments

We have no investment history.

Sales and Dispositions

We have no sales or dispositions history.

Investment Objectives

We have a goal of producing returns for our investors.



Prior Program Summary

We have no prior programs that were or are in their investment and/or operational phases in the last ten years.

Real Estate

We have acquired no real estate to date.



MARKET PRICE AND DIVIDENDS



We are not publicly traded.  As such, any over-the-counter market quotations reflect inter-dealer prices, without retail mark-up,

mark-down, or commission and may not necessarily represent actual transactions.  There is no established public trading market for the

Non-voting Units.  This is an original offering, therefore, we have no history upon which to base the purchase price for the Non-voting

Units.



As of December 1, there are 5 holders of 100 Voting Units, and NO holders of the Non-voting Units.



As we are newly formed, we have no history of paying cash dividends.

Although we have no earnings to date, we intend to remit dividends once we generate cash flow.



We have no compensation plan approved or otherwise.

We have no change in cumulative total member return on a class of common units registered under Section 12 of the Exchange Act.



DESCRIPTION OF THE UNITS



The following descriptions of the Units and certain provisions of our certificate of formation and operating agreement are summaries.

A copy of our certificate of formation and operating agreement are filed as exhibits to the offering statement of which this offering circular is a part.



General

We are a Georgia limited liability company organized on August 7,

2020 under the Georgia Limited Liability Company Act (the "Act"),

issuing limited liability company interests. The limited liability company interests in the Company will be denominated in Voting Units and Non-voting Units of limited liability company interests, and, if created in the future, may include preferred units of limited liability company interests ("preferred units"). Our operating agreement provides that we may issue an unlimited number of Units,

subject to qualification as a REIT, with the approval of our Board of Directors and without member approval.



All of the Units offered by this offering circular are Non-voting

Units (the "Units") and will be duly authorized and validly issued.

Upon payment in full of the consideration payable with respect to the Units, as determined by our Board of Directors, the holders of such Units will not be liable to us to make any additional capital contributions with respect to such Units (except as may otherwise be required by applicable laws). Holders of Units have no conversion,

exchange, sinking fund, or appraisal rights, no pre-emptive rights to subscribe for any securities of the Company, and no preferential rights to distributions. However, holders of the Units will be eligible to participate in our quarterly redemption plan, as described in "-Quarterly Redemption Plan".

We have a December 31 fiscal year end. In addition, we elected, and believe we shall qualify, as a REIT for U.S. federal income tax purposes commencing with our first taxable year ended December 31,

2021.



Distributions

We do not expect to declare any distributions until the proceeds from our public offering are invested and generating operating cash flow. Once we begin to make distributions, we expect that dividends declared by our Board of Directors will be made on a quarterly basis, or less frequently as determined by our Board of Directors.

Any distributions we make will be at the discretion of our Board of

Directors, and will be based on, among other factors, our present and reasonably projected future cash flow. We expect that the Board of Directors will set the rate of distributions at a level that will be reasonably consistent and sustainable over time. Members will be entitled to declared distributions on each of their Units from the time the Units are issued to the member until the redemption date as described below in "-Quarterly Redemption Plan".



We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income each year (computed without regard to the dividends paid deduction and our net capital gain). Distributions will be

authorized at the discretion of our Board of Directors, in

accordance with our earnings, present and reasonably projected future cash flows and general financial condition. Our Board of

Directors' discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements and to avoid U.S. federal income and excise taxes on retained income and gains.



Although our goal is to fund the payment of distributions solely from cash flow from operations, we may pay distributions from other sources, including the net proceeds of this offering, cash advances by our Board of Directors, borrowings in anticipation of future operating cash flow and the issuance of additional securities, and we have no limit on the amounts we may pay from such other sources.

If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for investment in real estate properties, real estate-related assets and other investments. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made

substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, we expect that during the early stages of our operations and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds. In these instances, we expect to look to third party borrowings, our offering proceeds or other sources to fund our distributions. Additionally, we will make certain payments to our

Board of Directors and dealer Board of Directors for services provided to us. See "Management Compensation." Such payments will reduce the amount of cash available for distributions. Finally,

payments to fulfill redemption requests under our redemption plan will also reduce funds available for distribution to remaining members.



We are not prohibited from distributing our own securities in lieu of making cash distributions to members. Our operating agreement also gives the Board of Directors the right to distribute other assets rather than cash. The receipt of our securities or assets in lieu of cash distributions may cause members to incur transaction expenses in liquidating the securities or assets. We do not have any current intention to list the Units on a stock exchange or other trading market, nor is it expected that a public market for the

Units will develop. We also do not anticipate that we will

distribute other assets in kind (other than in the context of a roll up transaction).



Our distributions will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce your adjusted tax basis in your units, and to the extent that it exceeds your adjusted tax basis will be treated as gain resulting from a sale or exchange of such units.



Voting Rights

Our members will have voting rights only with respect to certain matters, as described below. Each outstanding Non-voting Unit entitles the holder to one vote on all matters submitted to a vote of all of the members, but not those matters submitted to a vote of the Voting Members, until the redemption date as described in "-

Quarterly Redemption Plan". Generally, matters to be voted on by our

Non-voting Members must be approved by either a majority or

supermajority, as the case may be, of the votes cast by all Units present in person or represented by proxy. Our operating agreement provides that special meetings of Non-voting Members may be called by our Board of Directors. If any such vote occurs, you will be bound by the majority or supermajority vote, as applicable, even if you did not vote with the majority or supermajority.



The following circumstances will require the approval of holders representing a majority or supermajority, as the case may be, of the

Units:



      -  any amendment to our operating agreement that would

adversely change the rights of the Units (majority of affected class/series); and

      -  removal of a member of our board of Board of Directors or of our Board of Directors as the Board of Directors of the Company

for "breach" as described under "Management - Term and Removal of the Board of Directors" (by two-thirds of our Non-Voting Members).



Transfer Agent and Registrar

We personally handle all issuances and redemptions of Units and distributions of dividends through our Internet Website portal.  Our

Board of Directors includes our company attorney, Shannan Collier

Stalvey, 100 Galleria Parkway, Suite 1010, Atlanta, GA 30339, who

holds all investment funds in escrow prior to any closing and who effectuates all paperwork required to acquire, redeem, and transfer the Units.



General Procedures

Public Announcements; Notices. In the case of specified dispositions or a redemption, we will publicly announce or otherwise provide specified information to holders of Units.



Adjustments for Distributions. Upon the redemption of any Units, we will pay the member the member's Purchase Price of the redemption

Units.



Payment of Taxes. Any person transferring Units must pay any transfer or other taxes required by reason of the transfer of the

Units or establish, to the satisfaction of us or our agent, that the tax has been paid or is not applicable.



Preferred Units



We do not intend to issue preferred units.



Operating Agreement



Non-Member Board of Directors

Each of our Directors is a Voting Member.

Organization and Duration

We were formed on August 7, 2020, as a Georgia limited liability company. We will remain in existence until dissolved in accordance with our operating agreement.



Purpose

Under our operating agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Georgia law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreement relating to such business activity.



Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing a Non-voting Unit, you will be admitted as a member of the Company and will be bound by the provisions of, and deemed to be a party to, our operating agreement. Pursuant to this agreement,

each member and each person who acquires a Non-voting Unit from a member grants to our Board of Directors a power of attorney to,

among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants our Board of Directors the authority to make certain amendments to, and to execute and deliver such other documents as may be necessary or appropriate to carry out the provisions or purposes of, our operating agreement.



No Fiduciary Relationship with our Board of Directors

We operate under the direction of our Board of Directors, which is responsible for directing the management of our business and affairs, managing our day-to-day affairs, and implementing our investment strategy. Our Board of Directors performs its duties and responsibilities pursuant to our operating agreement. Our Board of

Directors maintains a contractual, as opposed to a fiduciary,

relationship with us and our members. Furthermore, we have agreed to limit the liability of our Board of Directors and to indemnify our

Board of Directors against certain liabilities.



Limited Liability and Indemnification of our Board of Directors and

Others

Subject to certain limitations, our operating agreement limits the liability of our Board of Directors, its officers and directors, and their affiliates, for monetary damages and provides that we will indemnify and pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our Board of Directors, its officers and directors, and their affiliates.



Our operating agreement provides that to the fullest extent

permitted by applicable law our Board of Directors, its officers and directors, and their affiliates will not be liable to us. In addition, pursuant to our operating agreement, we have agreed to indemnify our Board of Directors, its officers and directors, and their affiliates, to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties,

interest, amounts paid in settlement with the approval of the company and attorney's fees and disbursements) arising from the performance of any of their obligations or duties in connection with their service to us or the operating agreement, including in connection with any civil, criminal, administrative, investigative,

and other action, suit, or proceeding to which any such person may hereafter be made party by reason of being or having been the Board of Directors or one of our Board of Directors' directors or

officers.



Insofar as the forgoing provisions permit indemnification of directors, officers, or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.



REIT Board



Management of the Company is vested the Board of Directors (the

"Board"). The Board shall be composed of a minimum of three (3) and a maximum of five (5) members. Each member may be removed for

"breach" (as defined in herein in respect of the removal of the

Board of Directors) which is not timely cured after receipt of written notice submitted by a two-third vote of our Non-voting

Units. Additionally, the Board may remove the Board of Directors at any time. The initial members of the Board are Lon Passoff; (ii)

Jefferson Denmark; (iii) Kyle Seiber; and (iv) Shannan Collier

Stalvey. Subsequent members of the Board including future vacancies,

shall be appointed by the remaining Board members.



Biographies of our Initial Board of Directors



Lon Passoff, Chairman of the Board.  Mr. Passoff founded the first internet-only electronic check processing firm in 2008, called

Green.Money. Through his continued leadership, Green processed billions of dollars in transactions and grew into the largest eCheck processor in the United States. Mr. Passoff is a self-made multi-

millionaire through honest, smart business practices. He has homes in Atlanta, Georgia, Miami, Florida, and Puerto Plata, Domican

Republic and is a successful property investor in the Dominican

Republic. For more than ten years, he has built an extensive network of contacts within the local and national governments. His

connections go all the way to their highest office.



Mr. Passoff is a veteran of the United States Army and speaks fluent

English and Spanish. He is a paid advisor to multiple corporations and holds seats on the boards of a Real Estate Investment Trust and a non-profit Clean Ocean Initiative in the Caribbean.



Mr. Passoff attended high school in Tampa, Florida, where he became a national champion wrestler. After the Army, he attended Georgia

State University and studied business administration. Mr. Passoff enjoys football, baseball, mixed martial arts, and wrestling. He is currently one of the coaches on a Dominican national MMA team. He is happily married, has four children, two dogs, and several exotic birds.



Jeff Denmark, Board Member.  For over forty years, Jeff Denmark has been designing and maintaining software on everything from phone apps to mainframe computers.  Mr. Denmark previously worked with UPS designing, tracking, tracing, and developing claims management software. He also oversaw the physical security systems group at UPS that managed alarm and card access systems in over 2,000 facilities worldwide.  Since leaving UPS, Mr. Denmark has designed and

maintained logistics and delivery software systems for other national carriers, including integrating their systems with large retailers including Walmart and Amazon.



Mr. Denmark is currently the lead software developer for HR-

Solutions, a software company started by his father in 1991. This software calculates tax differentials for individuals relocating to other states. Mr. Denmark is also the CTO at Green.Money, a payment processing company that processes billions of dollars in

transactions.



Mr. Denmark received his B.S. in Computer Science from North

Carolina State University's School of Physical and Mathematical

Sciences. He is a 5th-degree black belt in karate and spends many weekends competing and judging at karate tournaments throughout

Florida, Georgia, the Carolinas, and Virginia. When he is not

kicking around, he resides in northwest Florida with his wife Lisa and their dogs.



Kyle Seiber is originally from Columbus, Ohio. After over 7 years managing restaurants, Mr. Seiber decided to move closer to his family located in Georgia. Mr. Seiber has been working for more than

5 years for Green by Phone, Inc., the first and largest eCheck processing company in the United States, where he currently serves as Managing Partner, responsible for overseeing all daily

underwriting for new merchant accounts and assisting staff with troubleshooting customer-related issues.



Shannan Collier Stalvey, Board Member/In-House Counsel.  For over 27 years, Ms. Stalvey has been providing legal services to a wide array of clients. In her business transactional practice, Ms. Stalvey has helped newly formed and newly acquired businesses set a strong foundation for future growth. She works with existing and well-

established businesses identify, correct, and prevent weaknesses.

She also facilitates the acquisition and disposition of businesses,

ensuring compliance with legal and accounting standards.  Ms.

Stalvey also works closely with distribution, licensing, and franchising businesses, both domestically and internationally,

putting together the pieces of complex business relationships through the preparation and use of comprehensive documentation.



Ms. Stalvey earned her B.B.A. from The University of North Florida in Jacksonville. Thereafter, she attended Cumberland School of Law and Samford University, where she was the first woman attending to simultaneously earn her J.D. and M.B.A. She then studied at Emory

University, School of Law, where she obtained her Masters of Laws in

Taxation.  Ms. Stalvey is a member of both the Florida and Georgia bars and maintains clientele in both states. She is also a Tax

Section member and a frequent speaker at seminars, wherein she instructs both lawyers and non-lawyers on various business, estate,

and tax planning techniques.



In her free time, Ms. Stalvey enjoys ballroom dancing and spending time with her family - including her four-legged children. She lives in Cobb County with her husband Brian and son Aron. An active member of her community, she donates her time and efforts to many

charitable and non-profit organizations.



Amendment of Our Operating Agreement; Exclusive Authority of our

Board of Directors to Amend our Operating Agreement

Amendments to our operating agreement may be proposed only by or with the consent of our Board of Directors. Our Board of Directors will not be required to seek approval of the members to adopt or approve any amendment to our operating agreement, except to the extent that such amendment would limit the rights of the holders of any class or series of units or would otherwise have an adverse effect on such holders. In such a case, the proposed amendment must be approved in writing by holders representing a majority of the class or series of units so affected.



Termination and Dissolution

We will continue as a limited liability company until terminated under our operating agreement. We will dissolve upon: (1) the election of our Board of Directors to dissolve us; (2) the sale,

exchange, or other disposition of all or substantially all of our assets; (3) the entry of a decree of judicial dissolution of the

Company; or (4) at any time that we no longer have any members,

unless our business is continued in accordance with the Act.



Books and Reports



We are required to keep appropriate books of our business at our principal offices. The books will be maintained for both tax and financial reporting purposes on a basis that permits the preparation of financial statements in accordance with GAAP. For financial reporting purposes and federal income tax purposes, our fiscal year and our tax year are the calendar year.



Determinations by our Board of Directors



Any determinations made by our Board of Directors under any

provision described in our operating agreement will be final and binding on our members, except as may otherwise be required by law,

including any determination by our Board of Directors to revoke or otherwise terminate our REIT election, without approval of our members, if the Board of Directors determines that it is no longer in our best interests to continue to qualify as a REIT. We will prepare a statement of any determination by our Board of Directors respecting the fair market value of any properties, assets or securities, and will file the statement with the Company secretary.



Member Rights

Our operating agreement requires that all parties to the operating agreement in any action, lawsuit or proceeding, whether in contract or in tort, relating to any dispute arising under or in connection with this agreement or any transaction described in the operating agreement or to any dispute between the parties, including claims arising from federal securities laws, (i) waive their right to trial by jury and (ii) submit to the exclusive jurisdiction of the

Superior Court of Cobb County, Georgia or other state or federal court in the State of Georgia. Members will not be deemed to have waived the Company's compliance with the federal securities laws and the rules and regulations thereunder.



Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, units of the

Company must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a

proportionate part of a shorter taxable year. Also, not more than

50% of the value of our outstanding units may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year

(other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See "U.S. Federal Income Tax Considerations - Requirements

for Qualification as a REIT."



To assist us in qualifying as a REIT, our operating agreement,

subject to certain exceptions, contains restrictions on the number and value of the Units and the number and value of units of the

Company that a person may own. In addition, our operating agreement prohibits the ownership of more than 9.8% in value of our units,

unless exempted by our Board of Directors. Accordingly, no person may own, or be deemed to own, more than 9.8% in value or in number of our units, whichever is more restrictive. We refer to these limits collectively as the "ownership limit." An individual or entity that becomes subject to the ownership limit or any of the other restrictions on ownership and transfer of the units of the

Company described below is referred to as a "prohibited owner" if,

had the violative transfer or other event been effective, the individual or entity would have been a beneficial owner or, if appropriate, a record owner of units.



The applicable constructive ownership rules under the Code are complex and may cause our units owned actually or constructively by a group of individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than

9.8% by value or number of the Units, whichever is more restrictive,

or 9.8% by value or number of our units, whichever is more

restrictive, (or the acquisition of an interest in an entity that owns, actually or constructively, our units by an individual or entity), could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of the ownership limit.



Our Board of Directors may, in its sole discretion, subject to such conditions as it may determine and the receipt of certain

representations and undertakings, prospectively or retroactively,

waive the ownership limit or establish a different limit on

ownership, or excepted holder limit, for a particular member if the member's ownership in excess of the ownership limit would not result in the Company being "closely held" within the meaning of Section

856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) except during the first taxable year for which we elect to be a REIT and/or during the first half of our second taxable year for which we elect to be treated as a REIT and only to the extent it does not result in us failing to qualify as a REIT, or otherwise would result in us failing to qualify as a REIT. As a condition of its waiver or grant of excepted holder limit, our Board of Directors may, but is not required to, require an opinion of counsel or IRS ruling

satisfactory to our Board of Directors in order to determine or ensure the Company's qualification as a REIT. In addition, our Board of Directors will reject any investor's subscription in whole or in part if it determines that such subscription would violate such ownership limits.



In connection with granting a waiver of the ownership limit,

creating an excepted holder limit or at any other time, our Board of

Directors may from time to time increase or decrease the ownership limit for all other individuals and entities unless, after giving effect to such increase, five or fewer individuals could

beneficially or constructively own in the aggregate, more than 49.9%

in value of the units then outstanding of the Company or the Company would otherwise fail to qualify as a REIT. Prior to the modification of the ownership limit, our Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership of the Units or units of the Company, as applicable, is in excess of such decreased ownership limit until such time as such individual's or entity's percentage ownership of the Units or units of the Company, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of the Units or units of the Company, as applicable, in excess of such percentage ownership of the Units or units of the Company will be in violation of the ownership limit.



Our operating agreement further prohibits:



-  any person from beneficially or constructively owning, applying certain attribution rules of the Code, units of the Company that would result in the Company being "closely held" under Section

856(h) of the Code (without regard to whether the ownership

interest is held during the last half of a taxable year) or

otherwise cause us to fail to qualify as a REIT; and

-  any person from transferring our units if such transfer would result in our units being owned by fewer than 100 persons

(determined without reference to any rules of attribution).



Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our units that will or may violate the ownership limit or any of the other foregoing restrictions on ownership and transfer of our units, or who would have owned our units transferred to a trust as described below, must immediately give us written notice of the event, or in the case of an attempted or proposed transaction, must give at least 15 days' prior written notice to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on ownership and transfer of our units will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance with the restrictions and limitations on ownership and transfer of our units as described above is no longer required in order for us to qualify as a REIT.



If any transfer of our units would result in our units being beneficially owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such units. In addition, if any purported transfer of our units or any other event would otherwise result in any person violating the ownership limit or an excepted holder limit established by our Board of Directors or in the Company being "closely held" under Section

856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of units (rounded up to the nearest whole unit) that would cause us to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such units. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violating transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the units had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or the Company being "closely held" under Section

856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then our operating agreement provides that the transfer of the units will be null and void.



We shall have the right to purchase the Units at NAV.  If we do not buy the units, the trustee must, as soon as practicable after receiving notice from us of the transfer of units to the trust, sell the Units to a person or entity designated by the trustee who could own the Units without violating the ownership limit or the other restrictions on ownership and transfer of Units of the Company.

After the sale of the Units, the interest of the charitable

beneficiary in the units transferred to the trust will terminate and the trustee must distribute to the prohibited owner an amount equal to the lesser of (1) the price paid by the prohibited owner for the units (or, if the event which resulted in the transfer to the trust did not involve a purchase of such units at market price, the last reported NAV value for the Units on the day of the event which resulted in the transfer of such units to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale)

received by the trust for the units. The trustee may reduce the amount payable to the prohibited owner by the amount of any dividend or other distribution that we paid to the prohibited owner before we discovered that the units had been automatically transferred to the trust and that are then owed to the trustee as described above. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the beneficiary of the trust,

together with any dividends or other distributions thereon. In addition, if, prior to discovery by us that our units have been transferred to a trust, such units are sold by a prohibited owner,

then such units will be deemed to have been sold on behalf of the trust and to the extent that the prohibited owner received an amount for or in respect of such units that exceeds the amount that such prohibited owner was entitled to receive, such excess amount will be paid to the trustee upon demand. The prohibited owner has no rights in the units held by the trustee.  The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner.

Prior to the sale of any units by the trust, the trustee will receive, in trust for the beneficiary of the trust, all dividends and other distributions paid by us with respect to the units held in trust and may also exercise all voting rights with respect to the units held in trust. These rights will be exercised for the

exclusive benefit of the beneficiary of the trust. Any dividend or other distribution paid prior to our discovery that our units have been transferred to the trust will be paid by the recipient to the trustee upon demand.



Subject to Georgia law, effective as of the date that the units have been transferred to the trust, the trustee will have the authority,

at the trustee's sole discretion:

-  to rescind as void any vote cast by a prohibited owner prior to our discovery that the units have been transferred to the trust;

and

-  to recast the vote in accordance with the desires of the

trustee acting for the benefit of the beneficiary of the trust.



However, if we have already taken irreversible company action, then the trustee may not rescind and recast the vote.



In addition, if our Board of Directors determines in good faith that a proposed transfer or other event would violate the restrictions on ownership and transfer of our units, our Board of Directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem our units, refusing to give effect to the transfer on our books, or instituting proceedings to enjoin the transfer.



Every owner of 0.5% or more (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our units,

within 30 days after the end of each taxable year, must give us written notice, stating the member's name and address, the number of units of each class of the Company that the member beneficially owns and a description of the manner in which the units are held. Each such owner must provide to us in writing such additional information as we may request in order to determine the effect, if any, of the member's beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limit. In addition, each member must provide to us in writing such information as we may request in good faith in order to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.



These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change in control that might involve a premium price for the Units or otherwise be in the best interest of the holders of the Units.



Personal Conduct Repurchase Right

Our operating agreement provides that we may elect to repurchase, at a price per unit based on our NAV as of the end of the fiscal quarter prior to the quarter in which we elect to repurchase the units, all of the Units held by an investor if such investor fails to conform its personal conduct to common and accepted standards of good citizenship, or conducts itself in a way that reflects poorly upon us, as determined by the Board of Directors in its sole and absolute discretion. The purchase price will be payable to the investor in a single payment, with the payment becoming due 15 business days following the date on which we provide notice to the investor of our decision to repurchase the Units.



Prospect of Roll-Up/Public Listing

Our Board of Directors may determine that it is in our best interest to (i) contribute to, or convert the company into, an alternative vehicle, through consolidation, merger, or other similar transaction with other companies, some of which may be managed by our Board of

Directors or its affiliates (a "Roll-Up") or (ii) list our units (or units of the Roll-Up vehicle) on a national securities exchange. In connection with a Roll-Up, members may receive from the Roll-Up vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as our Board of Directors deems fair and reasonable, provided, however, that our Board of Directors will be required to obtain approval of members holding a majority of the outstanding Units if required by applicable laws or regulations.



Anti-Takeover Effects of Our Operating Agreement and Georgia Law

The following is a summary of certain provisions of our operating agreement and Georgia law that may be deemed to have the effect of discouraging, delaying, or preventing transactions that involve an actual or threatened change of control of the Company. These provisions include the following:

Authorized but Unissued Units

Our operating agreement authorizes us to issue additional Units or other securities of the Company for the consideration and on the terms and conditions established by our Board of Directors without the approval of our members. In particular, our Board of Directors is authorized to provide for the issuance of an unlimited amount of one or more classes or series of units of the Company; however, we have intentionally omitted our right to issue preferred units. Our ability to issue additional units and other securities could render more difficult or discourage an attempt to obtain control over us by means of a tender offer, merger or otherwise.



Valuation Policies

Our NAV will be calculated at the end of each fiscal quarter,

beginning March 31, 2021, by our internal process that reflects several components, including (1) estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon (a) market capitalization rates, comparable sales information, interest rates, net operating income, and (b) in certain instances reports of the underlying real estate provided by a valuation expert, (2) the price of liquid assets for which third party market quotes are available, (3) other assets and liabilities valued at book value, (4) accruals of our periodic distributions and

(5) estimated accruals of our operating revenues and expenses

(including the projected Participation Allocation). In instances where an appraisal of the real estate asset is necessary, we will engage an appraiser that has expertise in appraising commercial real estate assets, to act as our valuation expert. The valuation expert will not be responsible for, or prepare, our quarterly NAV per unit.

The final determination of our quarterly NAV per unit will be made by our Board of Directors. If a material event occurs between scheduled annual valuations that our Board of Directors believes may materially affect the value of any of our commercial real estate assets and investments, including related liabilities, our Board of

Directors anticipates informing the valuation expert so that, if appropriate, the valuation expert can adjust the most recent valuations provided in the applicable report, if any, to account for the estimated impact. We will determine our NAV per unit by dividing our NAV in such fiscal quarter by the number of the Units

outstanding as of the end of such fiscal quarter, prior to giving effect to any purchases or redemptions of Units to be affected for such fiscal quarter.



We may engage a valuation expert with expertise in appraising certain real estate to provide annual valuations of investments,

including related liabilities, to be set forth in reports of the underlying real estate, and to adjust those valuations for events known to the valuation expert that it believes are likely to have a material impact on previously provided estimates of the value of the affected real estate assets, investments, and related liabilities.

Our real estate will consist primarily of real estate in the path of anticipated growth in the DR. In addition, our assets may include liquid assets, which will not be valued by our valuation expert, and crypto-currency, cash, and cash equivalents. Our liabilities will also include accrued fees and operating expenses, accrued

distributions payable, accrued management fees and, to the extent we are using margin, trade payables incurred in the ordinary course of business, which will be estimated by our Board of Directors. Our

Board of Directors will be responsible for ensuring that the valuation expert discharges its responsibilities in accordance with our valuation guidelines, and will periodically receive and review such information about the valuation of our assets and liabilities as it deems necessary to exercise its oversight responsibility.  Our goal is to provide a reasonable estimate of the market value of our unit on a quarterly basis. However, our assets will consist of real estate investments, and, as with any real estate valuation protocol,

the conclusions reached by our independent valuation expert or our

Board of Directors will be based on a number of judgments,

assumptions, and opinions about future events that may or may not prove to be correct. The use of different judgments, assumptions, or opinions would likely result in different estimates of the value of our real estate assets and investments. In addition, for any given quarter, our published NAV per unit may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. As a result, the quarterly calculation of our NAV per unit may not reflect the precise amount that might be paid for your units in a market transaction, and any potential disparity in our NAV per unit may be in favor of either members who buy new unit or existing members. If our Board of Directors learns of a material event that occurs in between quarterly updates of NAV that could cause our NAV per unit to change by 5% or more from the last disclosed NAV, we will disclose the event and the updated NAV in an offering circular supplement as promptly as reasonably practicable, and will update the NAV information provided on our website.



Unit Price Adjustments



The purchase price of the Units is as follows:



      Founder's Club    First 4,000 Units  $2,250/Unit

      Early Bird    Second 4,000 Units  $2,375/Unit

      Standard    Remaining Units  $2,500 and shall never be

adjusted



Commencing for the quarter ending March 30, 2021, we will post our fiscal quarter's NAV our Internet website at REIT.investments. The

Internet website investment portal will also contain this offering circular, including any supplements and amendments. If our Board of

Directors learns of a material event that occurs in between

quarterly updates of NAV that could cause our NAV per Unit to change by 5% or more from the last disclosed NAV, we will disclose the event and the updated NAV in an offering circular supplement as promptly as reasonably practicable, and will update the NAV

information provided on our website.



Quarterly Redemption Plan

While you should view this investment as long-term, we have adopted a redemption plan whereby, on a quarterly basis, an investor may obtain liquidity. The Board of Directors has designed our redemption plan with a view towards providing investors with the ability to redeem for any reason. In addition, despite the illiquid nature of the assets expected to be held by the Company, the Board of

Directors believes it is best to provide the opportunity for redemption in the event members so require, in the form of a discounted redemption price. Any economic benefit resulting from the discounted redemption price will benefit us and will indirectly accrue to members who have not requested redemption and to the Board of Directors.



Pursuant to our redemption plan, members may request that we redeem not less than all of their units. The redemption plan is subject to certain liquidity limitations, which may fluctuate depending on the nature of the real estate assets held by us.  The redemption price is the lesser of the member's actual Purchase Price paid for or the

NAV of the Units being redeemed.



Reports to Members

Our operating agreement requires that we prepare an annual report and deliver it to our members within 120 days after the end of each fiscal year. Our Board of Directors is required to take reasonable steps to ensure that the annual report complies with our operating agreement provisions and with applicable securities laws.



Under the Securities Act, we must update this offering circular upon the occurrence of certain events, such as asset acquisitions. We will file updated offering circulars and offering circular

supplements with the SEC.  We are also subject to the informational reporting requirements of the Exchange Act that are applicable to

Tier 2 companies whose securities are registered pursuant to

Regulation A, and accordingly, we will file annual reports, semi-

annual reports and other information with the SEC. In addition, we will provide you directly with periodic updates, including offering circulars, offering circular supplements, quarterly pricing

supplements, quarterly information statements and other information.



We will provide such periodic updates electronically through an investment portal on our Internet website at REIT.investments, and documents will be provided electronically. You may access and print all periodic updates provided through our website. As periodic updates become available, we will notify you of this by sending you an e-mail message that will include instructions on how to retrieve the periodic updates. If our e-mail notification is returned to us as "undeliverable," we will contact you to obtain your updated e-

mail address. We will provide you with paper copies at any time upon request. The contents of the Internet website investment portal are not incorporated by reference in or otherwise a part of this offering circular.





LEGAL PROCEEDINGS



We have no material or other pending legal proceedings, whatsoever.





SECURITY OWNNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



Below are the beneficial owners of more than 5% of the Voting Units.



Name of  Number of Voting  Approx. Percent

  Approx. Percent

Beneficial Owner  Units Owned  of Voting Units  Of all Units

Outstanding



Lon Passoff    70    70%      70%

      4250 Keith Bridge Road

      Suite 160

      Cumming, GA 30041



Mr. Passoff has no right to acquire additional beneficial interests in the Company.



U.S. FEDERAL INCOME TAX CONSIDERATIONS



The following is a summary of certain U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of the Units. For purposes of this section, references to "we," "us" or "the Company"

means only REIT Investments, LLC and not any other entities.



This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect.



No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the Company, and of any subsidiaries and other lower-

tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this offering circular.

This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular member in light of its investment or tax circumstances or to members subject to special tax rules, such as:

-  U.S. expatriates;

-  persons who mark-to-market the Units;

-  subchapter S corporations;

-  U.S. members who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

-  financial institutions;

-  insurance companies;

-  broker-dealers;

-  REITs;

-  regulated investment companies;

-  trusts and estates;

-  holders who receive the Units through the exercise of employee stock options or otherwise as compensation;

-  persons holding the Units as part of a "straddle," "hedge,"

"short sale," "conversion transaction," "synthetic security" or other integrated investment;

-  persons subject to the alternative minimum tax provisions of the Code;

-  persons holding the Units through a partnership or similar pass-through entity;

-  persons holding a 10% or more (by vote or value) beneficial interest in the Company;

-  tax exempt organizations, except to the extent discussed below in "-Taxation of the Company-Taxation of Tax Exempt U.S.

Members;" and

-  non-U.S. persons (as defined below), except to the extent discussed below in "-Taxation of the Company - Taxation of Non-

U.S. Members," including "qualified members" described in

Section 897(k) of the Code.



This summary assumes that members will hold the Units as

capital assets within the meaning of Section 1221 of the Code,

which generally means as property held for investment.



For the purposes of this summary, a U.S. person is a beneficial owner of the Units who for U.S. federal income tax purposes is:

-  a citizen or resident of the United States;

-  a corporation (including an entity treated as a corporation for

U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political

subdivision thereof (including the District of Columbia);

-  an estate whose income is subject to U.S. federal income

taxation regardless of its source; or

-  any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.



For the purposes of this summary, a U.S. member is a beneficial owner of the Units who is a U.S. person. A tax-exempt organization is a U.S. person who is exempt from U.S. federal income tax under

Section 401(a) or 501(a) of the Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of the Units who is a nonresident alien individual or a non-U.S. corporation for U.S.

federal income tax purposes, and a non-U.S. member is a beneficial owner of the Units who is a non-U.S. person. The term "corporation"

includes any entity treated as a corporation for U.S. federal income tax purposes, and the term "partnership" includes any entity treated as a partnership for U.S. federal income tax purposes.



The information in this section is based on the current Code,

current, temporary and proposed Treasury Regulations, the

legislative history of the Code, current administrative

interpretations and practices of the IRS, including its practices and policies as endorsed in private letter rulings, which are not binding on the IRS except in the case of the taxpayer to whom a private letter ruling is addressed, and existing court decisions.

Future legislation, regulations, administrative interpretations and court decisions could change current law or adversely affect existing interpretations of current law, possibly with retroactive effect. Any change could apply retroactively. We have not obtained any rulings from the IRS concerning the tax treatment of the matters discussed below. Thus, it is possible that the IRS could challenge the statements in this discussion that do not bind the IRS or the courts and that a court could agree with the IRS.



THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF THE UNITS

DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND

INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW

FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN

ADDITION, THE TAX CONSEQUENCES OF HOLDING THE UNITS TO ANY

PARTICULAR MEMBER WILL DEPEND ON THE MEMBER'S PARTICULAR TAX

CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING

THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX

CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX

CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF THE UNITS.



Taxation of the Company

We intend to elect to be taxed as a REIT under the Code, commencing with our first taxable year ended December 31, 2021. A REIT

generally is not subject to U.S. federal income tax on the income that it distributes to its members if it meets the applicable REIT distribution and other requirements for qualification. We believe that we have been organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the

Code, and that our proposed ownership, organization and method of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. However, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by us that we will so qualify for any particular year or that the IRS will not challenge our conclusions with respect to our satisfaction of the REIT requirements.



Qualification and taxation as a REIT depends on our ability to meet,

on a continuing basis, through actual results of operations,

distribution levels, diversity of unit ownership and various qualification requirements imposed upon REITs by the Code, discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year have satisfied, or will satisfy, the requirements for qualification and taxation as a REIT.



Taxation of REITs in General

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our members. This treatment substantially eliminates the "double taxation" at the corporate and member levels that results generally from investment in a

corporation. Rather, income generated by a REIT is generally taxed only at the member level, upon a distribution of dividends by the

REIT.

Even if we qualify for taxation as a REIT, we will be subject to

U.S. federal income taxation as follows:

-  We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed cashless income such as accrued but unpaid interest.

-  If we have net income from "prohibited transactions," which are,

in general, sales or other dispositions of property held

primarily for sale to customers in the ordinary course of

business, other than foreclosure property, such income will be subject to a 100% tax. See "-Prohibited Transactions" and "-

Foreclosure Property" below.

-  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as "foreclosure property," we may thereby avoid

(1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and

(2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below,

provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the

foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently

21%).

-  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the

greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

-  If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimus amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our

REIT qualification because of specified cure provisions, we

will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

-  If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

-  If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2)

95% of our REIT capital gain net income for such year and (3)

any undistributed taxable income from prior periods (or the

required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess

distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

-  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-

keeping requirements intended to monitor our compliance with rules relating to the composition of our members, as described below in "-Requirements for Qualification as a REIT."

-  A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any taxable REIT subsidiary, or TRS, and any other TRSs we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm's length amounts.

-  If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT

corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we

subsequently recognize gain on a disposition of any such assets during the five year period following their acquisition from the non-REIT corporation.

-  We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a member would

include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely

designation of such gain to the member), would be deemed to

have paid the tax that it paid on such gain, and would be

allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the member's basis in the Units.

-  We may own subsidiaries that will elect to be treated as TRSs and we may hold investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.



In addition, we may be subject to a variety of taxes other than U.S.

federal income tax, including state, local, and non-U.S. income,

franchise property and other taxes.



Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:



(1)  that is managed by one or more trustees or directors;

(2)  the beneficial ownership of which is evidenced by transferable units or by transferable certificates of beneficial interest;

(3)  that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT under Sections 856

through 860 of the Code;

(4)  that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)  commencing with its second REIT taxable year, the beneficial ownership of which is held by 100 or more persons during at

least 335 days of a taxable year of 12 months, or during a

proportionate part of a taxable year of less than 12 months;

(6)  in which, during the last half of each taxable year, commencing with its second REIT taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" as defined in the Code to include

specified entities (the "5/50 Test");

(7)  that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked and satisfies all relevant filing and other administrative requirements established by the

IRS that must be met to elect and maintain REIT status;

(8)  that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9)  that uses the calendar year for U.S. federal income tax purposes and complies with the record keeping requirements of the Code and the regulations promulgated thereunder; and

(10)  that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.



For purposes of condition (1), "directors" generally means persons treated as "directors" for purposes of the Investment Company Act,

which we believe includes our Board of Directors. Our units are generally freely transferable, and we believe that the restrictions on ownership and transfers of our units do not prevent us from satisfying condition (2). Although we are organized as a limited liability company, for U.S. federal income tax purposes we elected to be classified as a corporation in compliance with condition (3).

We believe that the units sold in this offering will allow us to timely comply with conditions (5) and (6).  For purposes of

determining "stock" ownership under condition (6) above, a

supplemental unemployment compensation benefits plan, a private foundation, and a portion of a trust permanently set aside or used exclusively for charitable purposes generally are each considered an individual. A trust that is a qualified trust under Code Section

401(a) generally is not considered an individual, and beneficiaries of a qualified trust are treated as holding units in proportion to their actuarial interests in the trust for purposes of condition (6)

above. To monitor compliance with the unit ownership requirements,

we are generally required to maintain records regarding the actual ownership of our units. Provided we comply with these record keeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, our

operating agreement provides restrictions regarding the ownership and transfer of our units, which are intended to assist us in satisfying the ownership requirements described above.



For purposes of condition (9) above, we will have used and will continue to use a calendar year for U.S. federal income tax

purposes, and we intend to continue to comply with the applicable recordkeeping requirements.



Effect of Subsidiary Entities



Ownership of Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership's assets and to earn its proportionate share of the partnership's gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT's interest in partnership assets will be based on the

REIT's proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded

securities as described in the Code. For purposes of determining the amount of the REIT's taxable income that must be distributed, or is subject to tax, the REIT's share of partnership income is determined under the partnership tax provisions of the Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the

REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement. In general, partnerships are not subject to U.S. federal income tax. However, a partnership in which we invest may be required to pay the hypothetical increase in partner-level taxes resulting from an adjustment of partnership tax items on audit.



Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income,

deduction and credit of the subsidiary are treated as assets,

liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT

subsidiary is any corporation, other than a TRS, that is wholly-

owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly-owned by a

REIT are also generally disregarded as separate entities for U.S.

federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status.

Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-

through subsidiaries."

If we cease to wholly-own a disregarded subsidiary (for example, if any equity interest in a subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation.

Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See "-Asset Tests" and "-Gross Income Tests."



Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation,

whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation,

unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our members.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below.

Because a parent REIT does not include the assets and income of its

TRSs in determining the parent REIT's compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic

TRSs we may own, then a portion of the dividends that we distribute to members who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See "-Taxation of

Taxable U.S. Members" and "-Annual Distribution Requirements."

We may hold certain investments through one or more TRSs, including property that we believe would be treated as held primarily for sale to customers in the ordinary course of our trade or business for

U.S. federal income tax purposes and that cannot be sold within a statutory safe harbor to avoid the 100% tax on "prohibited

transactions" that otherwise would apply to gain from the sale of such property. Generally, a TRS can perform impermissible tenant services without causing us to receive impermissible tenant services income from those services under the REIT income tests. A TRS may also engage in other activities that, if conducted by us other than through a TRS, could result in the receipt of non-qualified income or the ownership of non-qualified assets. However, several

provisions regarding the arrangements between a REIT and its TRSs ensure that a TRS will be subject to an appropriate level of U.S.

federal income taxation. For example, a TRS is limited in its ability to deduct interest payments made to us in excess of a certain amount. In addition, we will be obligated to pay a 100%

penalty tax on some payments that we receive or certain other amounts or on certain expenses deducted by the TRS if the economic arrangements among us, our tenants and/or the TRS are not comparable to similar arrangements among unrelated parties. While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event,

any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S.

federal corporate income tax, and the amount of such taxes could be substantial.



Gross Income Tests

In order to qualify as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including

"rents from real property," dividends received from and gains from the disposition of other units of REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets (other than certain debt instruments of publicly offered REITs), as well as income from certain kinds of temporary investments. Interest and gain on debt instruments issued by publicly offered REITs that are not secured by mortgages on real property or interests in real property are not qualifying income for purposes of the 75% income test. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions,

must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends,

interest, and gain from the sale or disposition of stock or

securities, which need not have any relation to real property.



Rental Income

Rents we receive will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person.  However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, rents received from a "related party tenant" will not qualify as rents from real property in satisfying the gross income tests unless the tenant is a TRS and either (i) at least 90% of the property is leased to unrelated tenants and the rent paid by the TRS is substantially comparable to the rent paid by the unrelated tenants for comparable space, or (ii) the property leased is a "qualified lodging facility," as defined in Section

856(d)(9)(D) of the Code, or a "qualified health care property," as defined in Section 856(e)(6)(D)(i) of the Code, and certain other conditions are satisfied. A tenant is a related party tenant if the

REIT, or an actual or constructive owner of 10% or more of the REIT,

actually or constructively owns 10% or more of the tenant. Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

Generally, for rents to qualify as rents from real property for the purpose of satisfying the gross income tests, we may provide directly only an insignificant amount of services, unless those services are "usually or customarily rendered" in connection with the rental of real property and not otherwise considered "rendered to the occupant." Accordingly, we may not provide "impermissible services" to tenants (except through an independent contractor from whom we derive no revenue and that meets other requirements or through a TRS) without giving rise to "impermissible tenant service income." Impermissible tenant service income is deemed to be at least 150% of the direct cost to us of providing the service. If the impermissible tenant service income exceeds 1% of our total income from a property, then all of the income from that property will fail to qualify as rents from real property. If the total amount of impermissible tenant service income from a property does not exceed

1% of our total income from the property, the services will not disqualify any other income from the property that qualifies as rents from real property, but the impermissible tenant service income will not qualify as rents from real property.

We do not anticipate deriving rents based in whole or in part on the income or profits of any person, rents from related party tenants,

and/or rents attributable to personal property leased in connection with real property that exceeds 15% of the total rents from that property, in sufficient amounts to jeopardize our status as REIT. We also do not anticipate deriving impermissible tenant service income that exceeds 1% of our total income from any property if the treatment of the rents from such property as non-qualifying rents would jeopardize our status as a REIT.



Fee Income

Although not currently contemplated, we may receive various fees and expense reimbursements from borrowers in connection with originating loans. Fees that are for entering into agreements to make loans are qualifying income for both gross income tests. Other fees that are treated as "points" are treated as additional interest on the loan and are qualifying or non-qualifying based on whether the loan is a real estate asset. However, fees for services will not be qualifying income for purposes of both the 75% and 95% gross income tests. In addition, certain expense reimbursements received from the borrower,

and even certain expenses paid by the borrower directly to a third party service provider, may result in non-qualifying income for both gross income tests to the extent such amounts are reimbursements for expenses that benefit us. Any fees earned by a TRS will not be included for purposes of the gross income tests but the use of a TRS to originate loans to avoid such nonqualifying income may increase the taxes paid by the TRS.



Dividend Income

We may receive material distributions from our TRSs. These

distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation.

Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.



Sale-Leaseback Transactions

We may enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions (or certain other leases) we treat as true leases are not true leases for U.S. federal income tax purposes but are,

instead, financing arrangements or loans. Successful re-

characterization of a sale-leaseback transaction (or any other lease) as a financing arrangement or loan could jeopardize our REIT status.



Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-

qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable

provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the

identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury

Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all

circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under "-Taxation of REITs in General,"

even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.



Asset Tests

At the close of each calendar quarter, we must also satisfy five tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some

combination of "real estate assets," cash, cash items and U.S.

Government securities. For this purpose, real estate assets include interests in real property (such as land, buildings, leasehold interests in real property and personal property leased with real property if the rents attributable to the personal property would be rents from real property under the income tests discussed above).

Second, not more than 25% of our assets may be represented by securities other than those in the 75% asset class. Third, assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs: (i) the value of any one issuer's securities owned by us may not exceed 5% of the value of our gross assets, and

(ii) we generally may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value.

Fourth, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets. Fifth, not more than 25% of the value of our gross assets may be represented by debt instruments of publicly offered REITs that are not secured by mortgages on real property or interests in real property.



We may enter into repurchase agreements under which we will

nominally sell certain of our assets to a counterparty and

simultaneously enter into an agreement to repurchase the sold assets. We generally believe that we will be treated for U.S.

federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement and the repurchase

agreement will be treated as a secured lending transaction

notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is

possible, however, that the IRS could successfully assert that we did not own the assets during the term of the repurchase agreement,

which could impact our REIT status.



We believe that our assets holdings have complied or will comply with the above asset tests commencing with close of our first calendar quarter and that we can operate so that we can continue to comply with those tests. However, our ability to satisfy these asset tests depends upon our analysis of the characterization and fair market values of our assets, some of which are not susceptible to a precise determination, and for which we will not obtain independent appraisals.



Failure to Satisfy Asset Tests

After initially meeting the asset tests at the close of any quarter,

we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimus amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.



Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if (i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets and the hedge is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into; (ii) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests; or (iii) we enter into the hedging transaction that hedges against transactions described in clause (i) or (ii) and is entered into in connection with the extinguishment of debt or sale of property that are being hedged against by the transactions described in clauses (i) or (ii) and the hedge complies with certain identification requirements. To the extent that we enter into other types of hedging transactions, including hedges of interest rates on any debt we acquire as assets, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT, but there can be no assurance that we will be successful in this regard.



Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our members in an amount at least equal to:

(a)  the sum of:

-  90% of our "REIT taxable income" (computed without regard to its deduction for dividends paid and its net capital gains); and

-  90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)  the sum of specified items of non-cash income that exceeds a percentage of our income.



These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, December, or December of the taxable year, are payable to members of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each member on December 31 of the year in which they are

declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our members in the year in which paid,

even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

For distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be

"preferential dividends." A dividend is not a preferential dividend if it is pro rata among all outstanding units within a particular class and is in accordance with the preferences among different classes of units as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every member of the class of units with respect to which we make a distribution the same as every other member of that class, and we must not treat any class of units other than according to its dividend rights as a class. Preferential dividends potentially include "dividend

equivalent redemptions." Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our units if there is more than one, and will seek to avoid dividend equivalent redemptions. (See "- Taxation of U.S.

Members - Redemptions of Units" for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.) If, however, we qualify as a "publicly offered REIT" (within the meaning of Section 562(c) of the Code) in the future, the preferential dividend rules will cease to apply to us. In addition,

the IRS is authorized to provide alternative remedies to cure a failure to comply with the preferential dividend rules, but as of the date hereof, no such authorized procedures have been

promulgated.



To the extent that we distribute at least 90%, but less than 100%,

of our "REIT taxable income," as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than

distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our members include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us.

Our members would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate units.



If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our

REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x)

the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4%

excise tax.

It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. If such shortfalls occur, to meet our distribution requirements we may be required to arrange for short-term, or possibly long-term, borrowings, use cash reserves,

liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable dividends. In the case of a taxable dividend, members would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources. Because we are not currently a "publicly offered REIT," we would not be able to avail ourselves of an administrative safe harbor established by the IRS to govern taxable dividends. As a result, it is possible that a taxable distribution will not count towards our distribution requirement, which could cause us to incur federal income tax or to lose our REIT status unless certain relief provisions apply.

We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to members in a later year, which may be included in our deduction for

dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.



New Interest Deduction Limitation Enacted by TCJA

Section 163(j) of the Code, as amended by TCJA, limits the

deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% (50% for taxable year ending in 2020) of "adjusted taxable income," subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30%

limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, NOL carryforwards and, for taxable years beginning before January 1,

2022, depreciation, amortization and depletion. Provided the taxpayer makes a timely election (which is irrevocable), the 30%

limitation does not apply to a trade or business involving real property development, redevelopment, construction, reconstruction,

rental, operation, acquisition, conversion, disposition, management,

leasing or brokerage, within the meaning of Section 469(c)(7)(C) of the Code. If this election is made, depreciable real property

(including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code.

Depending on our specific investments, our activities may not constitute a qualifying real property trade or business, or we may elect not to have the interest deduction limitation apply to that trade or business. If we do not make the election or if the election is determined not to be available with respect to all or certain of our business activities, the new interest deduction limitation could result in us having more REIT taxable income and thus increase the amount of distributions we must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause our TRSs to have greater taxable income and thus potentially greater corporate tax liability.



Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax unless the transaction qualifies for a statutory safe harbor discussed below. The term "prohibited

transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates). Thus, we intend to conduct our operations so that assets owned by us (or assets that are the subject of a shared appreciation provision that we own) that are inventory or held primarily for sale to customers in the ordinary course of business are held through a TRS. However,

whether property is held as inventory or "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances, and no assurance can be given that we will be successful in isolating all investments subject to the 100% tax in our TRSs or that we will not engage in prohibited transactions outside of our TRSs.

We generally intend to comply with the statutory safe harbor when selling properties outside of a TRS (or when our joint ventures sell properties outside of a TRS) that we believe might reasonably be characterized as held primarily for sale to customers in the ordinary course of a trade or business for U.S. federal income tax purposes, but compliance with the safe harbor may not always be practical. Moreover, because the determination of whether property is held primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances, the IRS or a court might disagree with our determination that any particular property was not so held and therefore assert that a non-safe harbored sale of such property was subject to the 100% penalty tax on the gain from the disposition of the property. One of the factors considered by the courts in determining whether a taxpayer held property primarily for sale to customers in the ordinary course of a trade or business is the frequency and continuity of sales. While the 100% tax will not apply to a safe-harbored sale, safe-harbored sales generally would be taken into account in assessing the frequency and continuity of our sales activity for purposes of analyzing sales outside of the safe harbor.

The potential application of the prohibited transactions tax could cause us to forgo potential dispositions of other property or to forgo other opportunities that might otherwise be attractive to us

(such as developing property for sale), or to undertake such dispositions or other opportunities through a TRS, which would generally result in corporate income taxes being incurred. The amount of such TRS taxes could be substantial.



Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated; and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate rate (currently 35%) on any net income from foreclosure property,

including any gain from the disposition of foreclosure property,

other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling

REIT.



Failure to Qualify

If we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect; (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT; and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our

disqualification as a REIT for violations due to reasonable cause.

If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our members in any year in which we are not a REIT will not be

deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Code, distributions to our members will generally be taxable in the case of U.S. members

(as defined above) who are individuals at a maximum rate of 20%, and dividends in the hands of our corporate U.S. members may be eligible for the dividends received deduction. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost.

It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.



Taxation of Taxable U.S. Members

This section summarizes the taxation of U.S. members that are not tax-exempt organizations.



Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. members out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will

generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. members who receive dividends from taxable subchapter C corporations. However, under new Section

199A of the Code, individuals, estates and trusts who receive

"qualified REIT dividends" are permitted to claim a tax deduction equal to 20% of the amount of such dividends in determining their

U.S. federal taxable income, subject to certain limitations. The 20%

deduction does not apply to REIT capital gain dividends or to REIT dividends that we designate as "qualified dividend income," as described below. Like most of the other changes made by TCJA applicable to non-corporate taxpayers, the Section 199A deduction will expire on December 31, 2025 unless Congress acts to extend it.

Thus, for an individual U.S. holder of our units subject to the maximum 37% tax rate (through 2025), this tax deduction temporarily reduces the maximum effective U.S. federal income tax rate on ordinary REIT dividends to 29.6%. This deduction, in contrast to the deduction allowed by Section 199A with respect to certain "qualified business income" received by, or allocated to, individuals, trusts and estates, is not limited based on W-2 wages or invested capital.

Distributions from us that are designated as capital gain dividends will be taxed to U.S. members as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. member has held our units. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. members will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. members will increase their adjusted tax basis in the Units by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. members may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. members who are individuals and 21% for

corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. members who are individuals, to the extent of previously claimed depreciation deductions.



Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. member to the extent that they do not exceed the adjusted tax basis of the U.S.

member's Units in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these units. To the extent that such distributions exceed the adjusted tax basis of a

U.S. member's Units, they will be treated as gain from the

disposition of the units and thus will be included in income as long-term capital gain, or short-term capital gain if the units have been held for one year or less.



To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See "-Taxation of the Company" and "-Annual Distribution Requirements." However, any

net operating loss will be limited to 80% of our REIT taxable income

(determined without regard to the deduction for dividends paid), and any unused portion of any such losses may not be carried back, but may be carried forward indefinitely. Such losses, however, are not passed through to U.S. members and do not offset income of U.S.

members from other sources, nor do they affect the character of any distributions that are actually made by us.



Dispositions of the Units

In general, capital gains recognized by individuals and other non-

corporate U.S. members upon the sale or disposition of Units will be subject to a maximum U.S. federal income tax rate of 20%, if such units were held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if such units were held for one year or less. Gains recognized by U.S. members that are corporations are subject to U.S. federal income tax at a rate of 21%, whether or not classified as long-term capital gains.



Capital losses recognized by a U.S. member upon the disposition of

Units held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the units have not been held for more than one year), and are generally available only to offset capital gain income of the U.S.

member but not ordinary income (except in the case of individuals,

who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of units of the Units by a U.S. member who has held the units for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. member as long-term capital gain.



Redemptions of Units

A redemption of units will be treated under Section 302 of the Code as a taxable distribution unless the redemption satisfies one of the tests set forth in Section 302(b) of the Code enabling the

redemption to be treated as a sale or exchange of the redeemed units. A redemption that is not treated as a sale or exchange will be taxed in the same manner as regular distributions (e.g., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend), and a redemption treated as a sale or exchange will be taxed in the same manner as other taxable sales discussed above.



The redemption will be treated as a sale or exchange if it (i) is

"substantially disproportionate" with respect to the member; (ii)

results in a "complete termination" of the member's interest in us;

or (iii) is "not essentially equivalent to a dividend" with respect to the member, all within the meaning of Section 302(b) of the Code.

In determining whether any of these tests have been met, units considered to be owned by the member by reason of certain

constructive ownership rules set forth in the Code, as well as units actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section

302(b) of the Code is satisfied with respect to any particular redemption will depend upon the facts and circumstances as of the time the determination is made and the constructive ownership rules are complicated, prospective members are advised to consult their own tax advisers to determine such tax treatment.



If a redemption of units is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of the property received by the redeeming member. In addition, although guidance is sparse, the IRS could take the position that members who do not participate in any redemption treated as a dividend should be treated as receiving a constructive distribution taxable as a dividend in the amount of the increased percentage ownership in us as a result of the redemption, even though such member did not actually receive cash or other property as a result of such redemption. The amount of any such constructive dividend would be added to the non-redeeming member's basis in his units. It also is possible that under certain technical rules relating to the deduction for dividends paid, the

IRS could take the position that redemptions taxed as dividends impair our ability to satisfy our distribution requirements under the Code. To avoid certain issues related to our ability to comply with the REIT distribution requirements (see "- Qualification as a

REIT - Annual Distribution Requirements"), we have implemented procedures designed to track our members' percentage interests in the Units and identify any such dividend equivalent redemptions, and we will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. However,

we cannot assure you that we will be successful in preventing all dividend equivalent redemptions.



Medicare Tax on Net Investment Income

U.S. holders that are classified as individuals, estates, and certain trusts, and whose income exceeds certain thresholds, are also subject to an additional 3.8% Medicare tax on dividends received from us and on gain recognized with respect to the

disposition of our units. The temporary 20% deduction allowed by

Section 199A of the Code, as added by TCJA, with respect to ordinary

REIT dividends received by non-corporate taxpayers is allowed only for purposes of Chapter 1 of the Code and thus is apparently not allowed as a deduction allocable to such dividends for purposes of determining the amount of net investment income subject to the 3.8%

Medicare tax, which is imposed under Chapter 2A of the Code. U.S.

holders are urged to consult their tax advisors regarding the implications of the additional Medicare tax resulting from an investment in our units.



Taxation of Tax-Exempt U.S. Members

U.S. tax exempt entities, including qualified employee pension and profit-sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular

distributions from a REIT to a tax-exempt entity do not constitute

UBTI. Based on that ruling, and provided that (1) a tax exempt U.S.

member has not held the Units as "debt financed property" within the meaning of the Code (that is, where the acquisition or holding of the property is financed through a borrowing by the tax exempt member) and (2) we do not hold REMIC residual interests or interests in a taxable mortgage pool that gives rise to "excess inclusion income," distributions from us and income from the sale of the Units generally should not give rise to UBTI to a tax exempt U.S. member.

Excess inclusion income from REMIC residual interests or interests in a taxable mortgage pool, if any, that we allocate to a tax-exempt

U.S. member will be treated as UBTI (or, in the case of a

disqualified organization, taxable to us). See "Excess Inclusion

Income."



Tax exempt U.S. members that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as

UBTI.



A pension trust (1) that is described in Section 401(a) of the Code;

(2) is tax exempt under Section 501(a) of the Code; and (3) that owns more than 10% of our units could be required to treat a percentage of the dividends from us as UBTI if we are a "pension-

held REIT."  We will not be a pension-held REIT unless (i) either

(a) one pension trust owns more than 25% of the value of our stock,

or (b) a group of pension trusts, each individually holding more than

10% of the value of our stock, collectively owns more than 50% of such stock; and (ii) we would not have satisfied the 5/50 Test but for a special rule that permits us to "look-through" such trusts to the ultimate beneficial owners of such trusts in applying the 5/50

Test.



Tax exempt U.S. members are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax

consequences of owning the Units.



Backup Withholding and Information Reporting

We will report to our U.S. members and the IRS the dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. member may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer

identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S.

member that does not provide his or her correct taxpayer

identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. member who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. member the dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required.

Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. member resides under the provisions of an applicable income tax treaty. A non-U.S. member may be subject to backup withholding unless applicable certification requirements are met.



Payment of the proceeds of a sale of the Units within the United

States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. member (and the payor does not have actual knowledge or reason to know that the beneficial owner is a

U.S. person) or the holder otherwise establishes an exemption.

Payment of the proceeds of a sale of the Units conducted through certain U.S. related financial intermediaries is subject to

information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. member and specified conditions are met or an exemption is otherwise established.



Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.



Foreign Accounts and FATCA

Federal legislation commonly referred to as "FATCA" currently imposes withholding taxes on certain U.S. source passive payments to

"foreign financial institutions" and certain other non-U.S.

entities. Under this legislation, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. members who own units of the Units through foreign accounts or foreign

intermediaries and certain non-U.S. members. The legislation imposes a 30% withholding tax on dividends currently on, and will impose a

30% withholding tax on gross proceeds from the sale or other disposition of, the Units paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i)

the foreign financial institution undertakes certain diligence and reporting obligations; or (ii) the foreign entity is not a financial institution and either certifies it does not have any substantial

U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial

institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S.

persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements; or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA,

comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding this legislation.



State and Local Taxes

We and our members may be subject to state and local taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state and local tax treatment of us and our members may not conform to the U.S. federal income tax treatment discussed above. Prospective members should consult their tax advisors regarding the application and effect of state and local income and other tax laws on an investment in the Units.



Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our members may be enacted. Changes to the

U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our units of

Units.



ERISA CONSIDERATIONS



The Employee Retirement Income Security Act of 1974, as amended

("ERISA"), is a broad statutory framework that governs most U.S.

retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the "DOL") under

ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA

("ERISA Plans") and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in the Units

(or, in the case of a participant-directed defined contribution plan

(a "Participant-Directed Plan"), making the Units available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA; (2) the investment be in the best interests of the participants and beneficiaries of the ERISA

Plan; (3) the investment be permissible under the terms of the ERISA

Plan's investment policies and governing instruments; and (4) the investment does not give rise to a non- exempt prohibited

transaction under ERISA or Section 4975 of the Code.



In determining whether an investment in the Units (or making our units available as an investment option under a Participant-Directed

Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including,

without limitation, possible limitations on the transferability of the Units, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan's portfolio, to further the ERISA Plan's purposes, taking into consideration the risk of loss and the opportunity for gain (or other return)

associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Board of Directors nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA

Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in the Units by the ERISA Plan (or making such units available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in the Units is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence,

diversification and other applicable requirements of ERISA.



Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section

4975 of the Code, such as individual retirement accounts ("IRAs")

and non-ERISA Keogh plans (collectively with ERISA Plans, "Plans"),

and certain persons (referred to as "parties in interest" for purposes of ERISA or "disqualified persons" for purposes of the

Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non- exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.



A Plan that proposes to invest in the Units (or to make our units available for investment under a Participant-Directed Plan) may already maintain a relationship with our Board of Directors or one or more of its affiliates, as a result of which our Board of

Directors or such affiliate may be a "party in interest" under ERISA or a "disqualified person" under the Code, with respect to such Plan

(e.g., if our Board of Directors or such affiliate provides

investment management, investment advisory or other services to that

Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person).

This prohibition is not triggered by "incidental" benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in the Units should consult with their counsel to

determine whether an investment in the Units would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.



If our assets were considered to be assets of a Plan (referred to herein as "Plan Assets"), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the company could become subject to the restrictions of the

fiduciary responsibility and prohibited transaction provisions of

Title I of ERISA and/or the prohibited transaction rules of Section

4975 of the Code.



The DOL has promulgated a final regulation under ERISA, 29 C.F.R. Section

2510.3-101 (as modified by Section 3(42) of ERISA, the "Plan Assets

Regulation"), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited

transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.



Under the Plan Assets Regulation, the assets of an entity in which a

Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

-  in securities issued by an investment company registered under the Investment Company Act;

-  in "publicly offered securities," defined generally as interests that are "freely transferable," "widely held" and registered with the SEC;

-  in an "operating company" which includes "venture capital operating companies" and "real estate operating companies;" or

-  in which equity participation by "benefit plan investors" is not significant.



The units will constitute an "equity interest" for purposes of the

Plan Assets Regulation, and the units may not constitute "publicly offered securities" for purposes of the Plan Assets Regulation. In addition, the units will not be issued by a registered investment company.



The 25% Limit. Under the Plan Assets Regulation, and assuming no other exemption applies, an entity's assets would be deemed to include "plan assets" subject to ERISA on any date if, immediately after the most recent acquisition or disposition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by "benefit plan investors"

(the "25% Limit"). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person)

is disregarded. The term "benefit plan investor" is defined in the

Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title

I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (to the extent of such plan's investment in the entity). Thus, while our assets would not be considered to be "plan assets" for purposes of ERISA so long as the 25% Limit is not exceeded, our operating agreement provides that if benefit plan investors exceed the 25% Limit, we may redeem their interests at a price equal to the then current NAV per unit. We intend to rely on this aspect of the Plan Assets Regulation.



Operating Companies. Under the Plan Assets Regulation, an entity is an "operating company" if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the

production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company ("REOC") or a venture capital operating company ("VCOC"). An entity is a REOC if: (i) on its "initial valuation date and on at least one day within each annual valuation period," at least 50% of the entity's assets (other than short-term investments pending long-term commitment or distribution to

investors), valued at cost, are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and

development of real estate during the 12-month period. The "initial valuation date" is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity's "annual valuation period" is a pre-established period not exceeding 90 days in duration, which begins no later than the first anniversary of the entity's initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (a) on its initial valuation date and on at least one day during each annual valuation period, at least 50%

of the entity's assets, valued at cost, (other than short-term investments pending long-term commitment or distribution to

investors) consist of "venture capital investments"; and (b) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term "venture capital investments" as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.



If the 25% Limit is exceeded and we do not exercise our right to redeem benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a

REOC or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute "plan assets" for purposes of ERISA. However,

no assurance can be given that this will be the case.



If our assets are deemed to constitute "plan assets" under ERISA,

certain of the transactions in which we might normally engage could constitute a non-exempt "prohibited transaction" under ERISA or

Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a "benefit plan investor" to redeem their units upon terms that we consider appropriate.



Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code

Section 4975 relevant to an investment in the Units.



As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with "disqualified persons"

and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with the Company or any of its respective affiliates.

In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with the Company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an

investment in our units with assets of the IRA.



Units sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in the Company is appropriate for, and permissible under,

the terms of the Plan's governing documents.



Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code.

Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in the Units.



PLAN OF DISTRIBUTION



We are offering up to $40,000,000 in the Units pursuant to this offering circular. The Units being offered hereby will be primarily offered through our Internet website investment portal at

REIT.investments (though we may distribute our units through other online portals as deemed appropriate by our Board of Directors).  We do not have a third party broker-dealer and maintain our own escrow services.



Our Board of Directors will be paid a fee equal to 5.0% of the equity raised in this offering. The Board of Directors may retain the services of an affiliate or third party to conduct due

diligence. Investors will not be responsible for reimbursing our

Board of Directors for any of these fees.



The total amount of all compensation from whatever source payable to underwriters, broker-dealers, and their affiliates will not exceed

10% of the gross proceeds of the offering.



The Internet website investment portal is not subject to the registration requirements of Section 304 of the JOBS Act, because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a "funding portal."



This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on our

Internet website investment portal, as well as on the SEC's website at www.sec.gov.



To subscribe to purchase the Units, a prospective investor must electronically complete, sign, and deliver to us an application,

certifying personal information of the potential investor, an executed subscription agreement like the one attached to the offering statement as an Exhibit to this offering, and then either wire funds or make proper arrangement for payment for its

subscription amount in accordance with the instructions provided therein.



Settlement for subscriptions agreements may occur up to 30 days after a prospective investor submits a subscription agreement,

depending on the volume of subscriptions received. An investor will become a member of the Company, including for tax purposes, and the units will be issued, as of the date of settlement. Settlement will not occur until an investor's funds have cleared or the Board of

Directors receives a properly executed Payment Plan Agreement and the Board of Directors accepts the investor as a member. The number of units issued to an investor will be calculated based on the price per unit in effect on the date we receive the subscription.



We reserve the right to reject any investor's subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a "qualified

purchaser" for purposes of Section 18(b)(4)(D)(ii) of the Securities

Act. If the offering terminates or if any prospective investor's subscription is rejected, all funds received from such investors will be returned without interest or deduction.



State Law Exemption and Offerings to "Qualified Purchasers"

The Units are being offered and sold only to "qualified purchasers"

(as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state "Blue Sky" law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Units offered hereby are offered and sold only to

"qualified purchasers" or at a time when the Units are listed on a national securities exchange. "Qualified purchasers" include: (i)

"accredited investors" under Rule 501(a) of Regulation D and (ii)

all other investors so long as their investment in the Units does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

We reserve the right to reject any investor's subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a "qualified

purchaser" for purposes of Regulation A.



Certificates Will Not be Issued

We will not issue certificates. Instead, the Units will be recorded and maintained on the Company's membership register.



Transferability of the Units

The Units are generally freely transferable by our members subject to any restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of our

operating agreement related to REIT compliance ownership limits,

ERISA regulations, money laundering statutes and analogous

regulatory compliance, and receipt of appropriate documentation. The transfer of any the Units in violation of the operating agreement will be deemed invalid, null and void, and of no force or effect.

Any person to whom the Units are attempted to be transferred in violation of the operating agreement will not be entitled to vote on matters coming before the Non-voting Members, receive distributions from the Company, nor have any other rights in or with respect to the Units. We will not have the ability to reject a transfer of the

Units where all applicable transfer requirements, including those imposed under the transfer provisions of our operating agreement,

are satisfied.



Fees Paid for Brokerage and Escrow

Our Board of Directors will be paid a fee equal to 5.0% of the equity raised in this offering.  The Board of Directors may retain the services of an affiliate or third-party to conduct due

diligence. Investors will not be responsible for reimbursing our

Board of Directors for any of these fees.



In addition, our Board of Directors will pay to The Law Office of

Shannan S. Collier, PC, as Escrow Agent: (i) an escrow

administration fee ($500 for setup), (ii) a distribution fee (not to exceed $5,000), (iii) wire disbursements ($40 per domestic wire; $80 per international wire), and (iv) transaction costs ($100 for each additional escrow break). Our Board of Directors will also be responsible for reimbursing the Escrow Agent for out-of-pocket expenses.



In addition, our Board of Directors may pay a monthly administrative fee of up to $1,000 for technology tools to facilitate the offering of securities and a one-time installation and setup fee of up to

$5,000. Our Board of Directors may also pay for custom development work on a time and material basis. All of these expenses are capped at $25,000 for this offering. Investors will not be responsible for reimbursing our Board of Directors for any of these fees.



Organization and offering expenses, as defined in FINRA Rule

2310(b)(4)(C), will not exceed an amount that equals fifteen percent

(15%) of the gross proceeds of this offering.



Fees Paid for Accounting



Our Board of Directors will pay fees to be determined for accounting services and expenses incurred.



Organization and offering expenses, as defined in FINRA Rule

2310(b)(4)(C), will not exceed an amount that equals fifteen percent

(15%) of the gross proceeds of this offering.



Escrow

Subscription proceeds from this offering will be placed into an escrow account with The Law Office of Shannan S. Collier, PC and will be released to us upon a closing. Closings will be held at our

Board of Directors' discretion but will be held at least once a month as long as there have been any subscription proceeds deposited into the escrow account during this offering. Investors will become members with respect to the subscription proceeds held in the escrow account after our Board of Directors holds a closing. If our offering is terminated before a closing is held and there are subscription proceeds in the escrow account, such proceeds will be refunded to investors.



Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales, and other promotional materials in connection with this offering. These materials may include information relating to this offering, property brochures, articles, and publications concerning real estate, or public advertisements and audio-visual materials, in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. Although these materials will not contain information in conflict with the

information provided by this offering circular and will be prepared with a view to presenting a balanced discussion of risk and reward with respect to the Units, these materials will not give a complete understanding of this offering, us or the Units and are not to be considered part of this offering circular. This offering is made only by means of this offering circular.  Prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in the Units.



Qualification Matters

The Company will periodically file with the SEC post-qualification amendments to the Offering Statement along with correspondence to address comments from the staff of the SEC.



HOW TO SUBSCRIBE



Subscription Procedures

Investors seeking to purchase the Units who satisfy the "qualified purchaser" standards should proceed as follows:

-  Read this entire offering circular and any supplements

accompanying this offering circular.

-  Electronically complete and execute a copy of the subscription agreement, and electronically provide the additional

information required on our Internet website investment portal.

Specimen copies of the subscription agreements, including

instructions for completing it, are included as an Exhibit to the offering.

-  Electronically provide ACH instructions to us for the full purchase price of the subscribed Units, wire the full purchase price to the offering's escrow account, or execute and submit the Payment Plan Agreement.



By executing the subscription agreement and paying either the total purchase price or the initial down-payment for the Units subscribed for, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a "qualified purchaser", and that such subscription for Units does not exceed 10% of the greater of such investor's annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Subscriptions will be binding upon investors but will be effective only upon our acceptance and we reserve the right to reject any subscription in whole or in part.  Subscriptions will be binding upon investors and will be accepted or rejected within 30 days of receipt by us.  We will not draw funds from any subscriber until the date your subscription is accepted, whichever is later. If we accept your subscription, we will email you a confirmation.



Subscription proceeds from this offering will be placed into our escrow account and will be released to us upon a closing. Closings will be held at our Board of Directors' discretion but will be held at least once a month as long as there have been any subscription proceeds deposited into the escrow account during this offering.

Investors will become members with respect to the subscription proceeds held in the escrow account after our Board of Directors holds a closing. If our offering is terminated before a closing is held and there are subscription proceeds in the escrow account, such proceeds will be refunded to investors.



Minimum Purchase Requirements

You must purchase at least 3 Units in this offering or identify a total of 3 investors (including you) who will acquire a total of at least 3 Units.



Certain State Restrictions

We intend to offer and sell our Non-voting Units in this offering to qualified purchasers in every state of the United States. However,

we will not offer any Units for sale in Hawaii. In addition, we will only offer:

-  $2,000,000 of Units for sale in Illinois;

-  $250,000 of Units for sale in Montana;

-  $250,000 of Units for sale in New Hampshire;

-  $250,000 of Units for sale in North Dakota;

-  $525,000 of Units for sale in Puerto Rico;

-  $300,000 of Units for sale in Rhode Island;

-  $2,000,000 of Units for sale in Texas; and

-  $1,500,000 of Units for sale in Washington.

Furthermore, Michigan requires that an issuer may not accept more than $10,000 from any single purchaser unless that purchaser is an

"accredited investor." As such, we will only offer units for sale in

Michigan in an amount up to $10,000 to persons who are not

"accredited investors" as defined above.



EXPERTS



We have not engaged an independent valuation services firm, and do not intend to do so until such time as we are required to do so. As further described under "Description of the Units-Valuation

Policies", we will use the estimated market values provided as well as inputs from other sources in its calculation of our quarterly net asset value (NAV) per unit.



ADDITIONAL INFORMATION



We have filed with the SEC an offering statement under the

Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. We are be subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A,

and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. You may read and copy the offering statement, the related exhibits and the reports and other information we file with the SEC at the SEC's public reference facilities maintained by the SEC at 100 F Street, N.E., Washington,

DC 20549. You can also request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the

SEC at 1-800-SEC-0330 for further information regarding the

operation of the public reference rooms. The SEC also maintains a website at www.sec.gov that contains reports, information statements and other information regarding issuers that file with the SEC.



You may also request a copy of these filings at no cost, by writing,

emailing or telephoning us at: 404-419-7114.



As we are a newly formed limited liability company, we have no operating history and no financial statements.



Within 120 days after the end of each fiscal year we will use our best efforts to provide to our members of record an annual report.

The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to members.



We also maintain a website at REIT.investments, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this offering circular.





SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A POS and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia on January 20, 2021.



This offering statement has been signed by the following persons in the capacities and on the dates indicated.



Signature  Title  Date



/s/ Lon Passoff  Chairman of the Board  January 20, 2021























REGISRATION EFFECTIVE DATE:

REGISTRATION EXPIRATION DATE:



All dealers that effect transactions in these securities,

whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers'

obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.















REIT INVESTMENTS, LLC    PAGE 1

PROSPECTUS